UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
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☐	Soliciting Material under Rule 14a-12
CALPINE CORPORATION
(Name of Registrant as Specified in Charter)
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March 31, 2015
To our Shareholders:
It is our pleasure to invite you to attend our 2015 Annual Meeting of Shareholders. The meeting will be held at 8:00 a.m. (Central Time) on May 13, 2015 at our corporate headquarters, located at 717 Texas Avenue, 10th Floor, Houston, Texas 77002.
The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.
This year we are again using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We encourage you to review these materials and vote your shares.
You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously voted your proxy. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting.
We are proud that you have chosen to invest in Calpine Corporation. On behalf of our management and directors, thank you for your continued support and confidence in 2015.
Very truly yours,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
CALPINE CORPORATION
717 Texas Avenue, Suite 1000
Houston, Texas 77002

Date of Meeting:	May 13, 2015

Time:	8:00 a.m. (Central Time)

Place:	717 Texas Avenue, 10th Floor, Houston, Texas 77002

Items of Business:	We are holding the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) for the following purposes:

•	to elect eight directors to serve on our Board of Directors until the 2016 Annual Meeting of Shareholders;

•	to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2015;

•	to approve, on an advisory basis, named executive officer compensation;

•	to amend and restate the Company’s bylaws to implement majority voting in uncontested director elections;

•
to reapprove the material terms of the performance goals under the Calpine Corporation 2008 Equity Incentive Plan (the “Equity Incentive Plan”) for purposes of Section 162(m) of the Internal Revenue Code; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The proxy statement describes these items in more detail. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the Annual Meeting.

Record Date:	March 16, 2015

Voting:
We strongly encourage you to vote. Please vote as soon as possible, even if you plan to attend the Annual Meeting in person. You have three options for submitting your vote prior to the date of the Annual Meeting: Internet, telephone, or mail. In accordance with New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares with respect to any non-routine matters (including the election of directors) if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current year (Proposal No. 2). The election of directors (Proposal No. 1), the advisory approval of the named executive officer compensation (Proposal No. 3), the amendment and restatement of the Company's bylaws to implement majority voting in uncontested director elections (Proposal No. 4) and the reapproval of the material terms of the performance goals under the Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code (Proposal No. 5) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposals.

Date These Proxy Materials Are First Being Made

Available on the Internet:	On or about March 31, 2015
By order of the Board of Directors
W. Thaddeus Miller
Corporate Secretary
March 31, 2015
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2015:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders of Calpine Corporation	Cover
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 13, 2015	Cover
2015 Proxy Summary	iv
Proxy Statement — Proxy Solicitation and Voting Information	1
Questions and Answers About the Annual Meeting and Voting	1
Why am I receiving these proxy materials?	1
How can I access the proxy materials on the Internet?	1
Who can vote?	1
How do I know if I am a beneficial owner of shares?	1
What am I voting on?	2
How do I vote?	2
Can I change my mind after I vote?	2
How many votes must be present to hold the Annual Meeting?	3
Will my shares be voted if I do not provide my proxy?	3
What are broker non-votes?	3
What if I return my proxy but do not provide voting instructions?	3
What vote is required to adopt each of the proposals?	3
When will the voting results be announced?	4
Annual Meeting Admission	4
Expenses of Solicitation	4
Householding	4
Proposal 1 — Election of Directors	5
Nominees for Election as Directors	5
Board Meetings and Board Committee Information	7
Meetings	7
Committees and Committee Charters	7
Audit Committee	8
Compensation Committee	8
Nominating and Governance Committee and Director Nominations	9
Compensation Committee Interlocks and Insider Participation	10
Report of the Audit Committee	10
Corporate Governance Matters	11
Corporate Governance Guidelines	11
Board Leadership Structure	11
Director Independence	11
Code of Conduct and Ethics	12
Business Relationships and Related Person Transactions Policy	12
Chairman/Lead Director, Executive Sessions of Independent Directors and Communications with the Board	13
The Board’s Role in Risk Oversight	14
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	15
Proposal 2 — To Ratify the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2015	18
Audit Fees	18
Audit Committee Pre-Approval Policies and Procedures	18
Proposal 3 — To Approve, on an Advisory Basis, Named Executive Officer Compensation	19

i

Annex B — Amended and Restated Bylaws of Calpine Corporation	B- 1
Annex C — Amended and Restated Calpine Corporation 2008 Equity Incentive Plan	C- 1

2015 Proxy Summary

To assist you in reviewing our 2014 performance, we would like to call your attention to key elements of our proxy statement. The following description is only a summary that highlights more detailed information contained elsewhere in this proxy statement. For more complete information about these topics, please review our Annual Report on Form 10-K and the complete proxy statement.
Annual Meeting of Shareholders

•	Time and Date:	8:00 a.m. (Central Time), May 13, 2015
•	Place:	717 Texas Avenue, 10th Floor
Houston, Texas 77002
•	Record Date:	March 16, 2015
•	Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.
•	Admission:	No admission card is required to enter Calpine’s Annual Meeting. Please follow the advance registration instructions on page 4.
Voting Matters and Board Recommendations

			Page Reference
Item	Activity	Board Vote Recommendation	(for more detail)
1	Election of Directors	FOR EACH NOMINEE	5
2	Ratification of PwC as Auditor for 2015	FOR	18
3	Advisory Resolution to Approve Named Executive Officer Compensation	FOR	19
4	Proposal to Amend and Restate the Company’s Bylaws to Implement Majority Voting in Uncontested Director Elections	FOR	21
5	To reapprove the material terms of the performance goals under the Calpine Corporation 2008 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.	FOR	22
2014 Performance and Strategic Accomplishments
Under the leadership of our executive management team, our key financial and operational performance accomplishments over the course of 2014 include:

•	We delivered annual TSR of 13.4%, in line with the S&P 500 Index.

•
We returned capital to shareholders in the form of repurchasing approximately 49.7 million shares of our outstanding common stock for approximately $1.1 billion at an average price of $22.14 per share.

•	We exceeded our target thresholds for Commodity Margin, TRIR and Average EFOF. See “— Elements of Compensation” for how these corporate performance goals are defined.

•	Our Adjusted Free Cash Flow per share increased 34% from 2013 and our Adjusted EBITDA increased 7% from 2013 (see Annex A).

•
Our employees achieved a lost time incident rate of 0.08 lost time injuries per 100 employees which places us in the first quartile performance for power generation companies with 1,000 or more employees.

•	Our entire fleet achieved a forced outage factor of 1.9% and a starting reliability of 98.6%.

•
We completed the acquisition of a 1,000 MW power plant in Texas and a 731 MW power plant in Massachusetts and completed the expansions of our Deer Park and Channel Energy Centers which add long-term value to our fleet of power plants.

•
We successfully originated several new long-term contracts with customers in our West, Texas and East segments, including those related to our Geysers Assets, our RockGen, Pastoria, Delta and Osprey power plants and our Texas power plant fleet which add long-term value to our fleet of power plants.

•
We completed the sale of six of our power plants in our East segment for a purchase price of approximately $1.57 billion in cash which better aligns our asset base with our long-term strategic focus on competitive wholesale markets.

•	We strengthened our balance sheet and liquidity by refinancing debt to secure lower interest rates and amending our Corporate Revolving Facility to increase the capacity by an additional $500 million.

Item 1: Election of Directors
Board Nominees
The following table provides summary information about each nominee. Each director is currently elected annually by a plurality of votes cast, which means that the eight nominees receiving the highest number of “FOR” votes will be elected directors.

		Director	Principal		Committee Memberships
Name	Age	Since	Occupation	Independent	AC	CC	NGC
Frank Cassidy(1)	68	2008	Retired President and Chief Operating Officer, PSEG Power LLC	X		X
Jack A. Fusco(2)	52	2008	Executive Chairman, Calpine Corporation
John B. (Thad) Hill III	47	2014	President and Chief Executive Officer, Calpine Corporation
Michael W. Hofmann	56	2013	Retired Vice President and Chief Risk Officer, Koch Industries, Inc.	X	F	X
David C. Merritt	60	2006	Private Investor and Consultant	X	F, C
W. Benjamin Moreland	51	2008	President and Chief Executive Officer, Crown Castle International Corp.	X	F
Robert A. Mosbacher, Jr.	63	2009	Chairman, Mosbacher Energy Company	X		C	X
Denise M. O’Leary	57	2008	Private Venture Capital Investor	X		X	C
_______________________

(1)	Mr. Cassidy was appointed lead director effective May 14, 2014.

(2)	In accordance with his employment agreement, Mr. Fusco's term as Executive Chairman will expire on December 31, 2015.

AC	Audit Committee	F	Financial Expert
C	Chair	NGC	Nominating and Governance Committee
CC	Compensation Committee
Attendance
Each director nominee who was a director during 2014 attended at least 75% of the aggregate of all meetings of the Board of Directors (“Board” or “Board of Directors”) and each committee on which he or she sits.
Item 2: Ratification of PwC as Auditor for 2015
As a matter of good corporate governance, we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2015. Set forth below is summary information with respect to PwC’s fees for services provided in 2014 and 2013 (in millions).

	2014	2013
Audit Fees	$6.0	$6.1
Tax Fees	0.1	—
Total	$6.1	$6.1
Item 3: Approval, on an Advisory Basis, of Named Executive Officer Compensation
Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to our named executive officers as described in this proxy.
The Compensation Committee believes that the mix and structure of compensation for our executives strikes an appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The Compensation Committee believes that our executive compensation program also helps Calpine to recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the Company in creating value for our shareholders. The compensation objectives, principles and philosophies that govern the Company’s compensation decisions include:

•
Alignment with Shareholders’ Interests. Our long-term incentive awards are equity-based, linking a significant portion of our named executive officers’ pay to the value and appreciation in the value of our share price.

•
Pay for Performance. A significant portion of compensation for our named executive officers is linked to performance through appreciation of the price of our common stock and the achievement of corporate performance goals and certain financial and operating metrics that we believe drive the value of our share price. We believe our performance share unit program strengthens the link between pay and performance.

•
Emphasis on Performance Over Time. The compensation program for our named executive officers is designed to mitigate excessive short-term decision making and risk taking. The value of long-term incentives is substantially greater than the annual cash incentive bonus

v

and our annual incentive plan limits the maximum cash incentive bonus that can be earned in a given year. The Compensation Committee also retains the discretionary power to reduce annual incentive awards below calculated values.

•
Recruitment, Retention and Motivation of Key Leadership Talent. We provide an appropriate combination of fixed and variable compensation designed not only to attract and motivate the most talented executives for Calpine, but also to encourage retention by vesting equity awards over three to five years.

Compensation Summary and Overview
Best Practices in Compensation Governance and Highlights of Recent Developments
We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions and changing regulatory requirements. Some of our significant practices, policies and recent modifications include:

•
Pay for Performance. In accordance with our pay for performance philosophy, a significant portion of the total compensation of our Chief Executive Officer and our other named executive officers is based on the Company’s performance.

•
Emphasis on Performance Over Time. Also in accordance with our philosophy, the compensation program for our named executive officers is designed to mitigate imprudent short-term decision making and risk taking and emphasize long-term performance.

•
Clawbacks. The employment agreements for Messrs. Fusco and Miller, and the letter agreement for Mr. Hill, provide for a three-year clawback related to any after-tax portion of income realized from the exercise of their respective sign-on options, and the employment agreement for Mr. Hill also provides for a three-year clawback related to any after-tax portion of his annual cash incentive compensation, in each case, in the event they commit a willful and intentional act which directly results in a material restatement of the Company’s earnings.

•	Performance-Based Annual Incentive Awards. Our Calpine Incentive Plan (“CIP”) is 100% performance-based and uses multiple financial and operational performance measures.

•
Limited Perquisites. We offer a limited amount of perquisites and other personal benefits to our senior executives consistent with prevailing market practice and the Company’s overall compensation program. Perquisites do not constitute a material part of our compensation program.

•
Stock Holding and Ownership Policy. Messrs. Fusco, Miller and Hill are required to hold shares equal to at least 50% of the after-tax proceeds of each exercise of their sign-on options until their employment with the Company terminates. In addition, Mr. Hill is required to hold shares equal to at least five times his base salary by the fifth anniversary of the effective date of his employment agreement.

•	No Pledging of Shares. Our insider trading policy (which is applicable to all employees, including named executive officers) expressly prohibits hedging of Company shares.

•
Compensation Risk Assessment. Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. We believe that our compensation practices and policies do not encourage excessive or unnecessary risk taking.

•
Independent Compensation Consultant. The Compensation Committee utilizes the services of Meridian Compensation Partners, LLC, a national compensation consulting firm, as its independent compensation advisor.

•	No Supplemental Retirement Benefits. Our named executive officers participate in retirement plan programs provided to all Calpine employees and do not receive special retirement plans or benefits.

•
No Excise Tax “Gross-ups”. Our executive officers are not entitled to an excise tax gross-up payment in the event that any benefit or payment by the Company is determined to be subject to the excise tax imposed by Code Section 4999.

•
Performance Share Unit Program and Elimination of Stock Option Awards. Our long-term incentive program for the Company’s officers, including the named executive officers, is designed to closely align the interests of our officers and shareholders, and provides that 50% of the award opportunity, or 40% in the case of Mr. Adams, is in the form of performance share units that are earned (or forfeited) based on the Company's relative total shareholder return (“TSR”) performance over a three-year period, with the remaining 50% of the award opportunity, or 60% in the case of Mr. Adams, in the form of restricted stock awards. The Company does not award options to our named executive officers.

Results of the 2014 Advisory Vote on Executive Compensation (“say-on-pay”)
At the Company’s Annual Meeting of Shareholders held in May 2014, our shareholders were asked to approve the Company’s fiscal 2013 executive compensation programs. A substantial majority (99%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. As Calpine regularly engages shareholders to discuss a variety of aspects of our business and welcomes shareholder input and feedback, the “say-on-pay” vote serves as an additional tool to guide the Board and the Compensation Committee in ensuring alignment of Calpine’s executive compensation programs with shareholder interests. We believe that these results reaffirm our shareholders’ support of the Company’s approach to executive compensation.
The Compensation Committee continues working to ensure that the design of the Company’s executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance and does not encourage imprudent short-term risks. The Compensation Committee also continues to use the “say-on-pay” vote as a guidepost for shareholder sentiment and believe it is critical to maintain and continually develop this program to promote ongoing shareholder engagement, communication and transparency.

Executive Compensation Elements
The primary elements of the 2014 executive compensation program are as follows:

Type	Purpose	Page Reference
Base Salary	To provide a minimum, fixed level of cash compensation for the named executive officers to compensate executives for services rendered during the fiscal year.	35
Annual Cash Incentives	To drive achievement of annual corporate goals including key financial and operating results and strategic goals that drive value for shareholders.	36
Long-Term Incentives	To align executive officers’ interests with the interests of shareholders by rewarding increases in the value of our share price.	38
Post-Employment Compensation	To help retain executive officers and certain other qualified employees, maintain a stable work environment and provide financial security in the event of a change in control or in the event of a termination of employment in connection with or without a change in control. To assist executive officers and other eligible employees to prepare financially for retirement, to offer benefits that are competitive and tax-efficient, and to provide a benefits structure that allows for reasonable certainty of future costs.	39

2014 Executive Compensation Summary
Set forth below is the 2014 compensation for each of our named executive officers.

				Non-Equity
			Stock	Incentive Plan	All Other
	Principal	Salary	Awards	Compensation	Compensation	Total
Name	Position	($)	($)	($)	($)	($)
Jack A. Fusco	Executive Chairman	913,226	5,451,311	1,278,610	13,000	7,656,147
John B. (Thad) Hill III	President and CEO	895,903	2,544,976	1,152,010	13,000	4,605,889
Zamir Rauf	EVP and CFO	594,647	1,292,311	745,268	13,000	2,645,226
W. Thaddeus Miller	EVP and CLO	816,493	1,758,932	1,014,362	13,000	3,602,787
Steven D. Pruett	EVP and CCO	506,095	1,072,200	639,529	13,000	2,230,824
John M. Adams	EVP, Power Operations	405,223	643,302	336,967	13,000	1,398,492
2016 Annual Meeting
Deadline for shareholder proposals:    December 3, 2015
Item 4: To Amend and Restate the Company’s Bylaws to Implement Majority Voting in Uncontested Director Elections
Our Board recommends that shareholders vote to approve the proposal to amend and restate the Company’s bylaws to implement majority voting in uncontested director elections.
Our Board believes that the adoption of a majority voting standard for uncontested director elections is in the best interest of the Company and its shareholders, as it increases a board’s accountability to shareholders. Under our current plurality voting standard, an uncontested director is elected if he receives the highest number of votes cast, whether or not votes in favor of such director’s election exceed the number of votes against such director’s election. However, under the proposed majority voting standard, an uncontested director is only elected if he or she receives more votes in favor of such director’s election than received against such director’s election.
Pursuant to the bylaws, as amended:

•	any incumbent director whose reelection was not approved by a majority of votes cast will be required to promptly tender his or her resignation;

•	such resignation will be considered by the appropriate committee, which will then recommend to the Board whether to accept, reject, or take other action regarding the resignation;

•	the Board (excluding the resigning director) will vote on whether to accept or reject the committee’s recommendation and will publicly disclose its decision and the rationale supporting it; and

•
if resignation is accepted, the resigning director will be prohibited from serving on the Board for one year after the annual meeting in which resignation was submitted, or, if resignation is rejected, such director will continue to serve until a successor is elected at the next annual meeting or his or her earlier resignation or removal.

Item 5: To Reapprove the Material Terms of the Performance Goals under the Calpine Corporation 2008 Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code
The Company is asking shareholders to reapprove the material terms of the performance goals of the Equity Incentive Plan in order to allow for certain awards under the Equity Incentive Plan to qualify as tax-deductible performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. The Board of Directors is not proposing that any of the performance goals under the Equity Incentive Plan be modified. If the Equity Incentive Plan is not reapproved by shareholders, the Equity Incentive Plan will continue in effect in accordance with its terms and the performance goals described in the Equity Incentive Plan will not be deemed to have been reapproved by shareholders for purposes of Section 162(m).

CALPINE CORPORATION
717 Texas Avenue, Suite 1000
Houston, Texas 77002
PROXY STATEMENT
PROXY SOLICITATION AND VOTING INFORMATION
The Board of Directors (“Board” or “Board of Directors”) of Calpine Corporation (the “Company” or “Calpine”) solicits your proxy for our 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our corporate headquarters on May 13, 2015, at 8:00 a.m. (Central Time) at 717 Texas Avenue, 10th Floor, Houston, Texas 77002, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Questions and Answers About the Annual Meeting and Voting
Why am I receiving these proxy materials?
The proxy materials include our Notice of Annual Meeting of Shareholders, proxy statement and 2014 annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instructions form for the Annual Meeting. Our Board of Directors has made these materials available to you in connection with the solicitation of proxies by the Board. The proxies will be used at our Annual Meeting, or any adjournment or postponement thereof. We made these materials available to shareholders beginning on or about March 31, 2015.
Our shareholders are invited to attend the Annual Meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the Internet or by telephone.
How can I access the proxy materials on the Internet?
In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are using the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) with instructions for accessing the proxy materials including the Notice of Annual Meeting of Shareholders, proxy statement and 2014 annual report, via the Internet and voting via the Internet or by telephone. The Notice was mailed on or about March 31, 2015. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com.
The Notice provides you with instructions regarding how to:

•	view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.
Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Who can vote?
Only shareholders of record of our common stock at the close of business on March 16, 2015 (the “record date”), may vote, either in person or by proxy, at the Annual Meeting. On the record date, we had 375,312,062 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury, which are not considered outstanding, will not be voted.
How do I know if I am a beneficial owner of shares?
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instructions form.” If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.

What am I voting on?
You will be voting on each of the following:

•	to elect eight directors to serve on our Board;

•	to ratify the selection of PwC to serve as our independent registered public accounting firm for the year ending December 31, 2015;

•	to approve, on an advisory basis, named executive officer compensation;

•	to amend and restate the Company’s bylaws to implement majority voting in uncontested director elections;

•	to reapprove the material terms of the performance goals under the Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, the Board knows of no other matters that will be brought before the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or over the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote for you.
How do I vote?
You may vote using one of the following methods:

•	Over the Internet. If you have access to the Internet, we encourage you to vote in this manner. Refer to your Notice for instructions on voting via the Internet and carefully follow the directions.

•
By telephone. You may vote by calling the toll-free telephone number listed on your proxy card or the voting instructions form. Refer to your Notice for instructions on voting by telephone and carefully follow the directions.

•	By mail. For those shareholders who request to receive a paper proxy card or voting instructions form in the mail, you may complete, sign and return the proxy card or voting instructions form.

•
In person at the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it with your ballot to be able to vote at the Annual Meeting. Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares prior to the Annual Meeting date via the Internet, by telephone or by mail in order to record your vote promptly, as we believe voting this way is convenient.

Instructions for voting via the Internet, by telephone or by mail are also set forth on the proxy card or voting instructions form. Please follow the directions on these materials carefully.
Can I change my mind after I vote?
You may change your vote at any time before the polls close at the Annual Meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Time, on May 12, 2015

•	Giving timely written notice to the Corporate Secretary of our Company

•	Delivering a timely later-dated proxy

•	Voting in person at the Annual Meeting
If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting in person via legal proxy at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of March 16, 2015, must be present at the Annual Meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	Vote via the Internet or by telephone

•	Return a properly executed proxy by mail (even if you do not provide voting instructions)

•	Attend the Annual Meeting and vote in person
Will my shares be voted if I do not provide my proxy?
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.
If your shares are held in the name of a brokerage firm or other nominee, under rules of the NYSE, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current calendar year. If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted in connection with the selection of PwC as our independent public accounting firm for the current year, but will not count as a “FOR” vote for any other matter, including the election of directors.
What are broker non-votes?
A “broker non-vote” occurs when a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules.
What if I return my proxy but do not provide voting instructions?
If you hold your shares directly in your own name, and you sign and return your proxy card (including over the Internet or by telephone) but do not include voting instructions, your proxy will be voted as the Board recommends on each proposal.
What vote is required to adopt each of the proposals?
Each share of our common stock outstanding on the record date is entitled to one vote on each of the eight director nominees and one vote on each other matter.
Proposal 1. Election of Directors. Directors will be elected by a plurality of votes, which means that the eight nominees receiving the highest number of “FOR” votes will be elected directors. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.
Proposal 2. Ratification of PwC as Auditor for 2015. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee's appointment of PwC as the Company's independent auditors for 2015. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal. Broker non-votes will be counted as present and entitled to vote on the proposal.
Proposal 3. Advisory Resolution to Approve Named Executive Officer Compensation. Approval of the advisory resolution to approve named executive officer compensation requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

Proposal 4. Amendment and Restatement of the Company’s Bylaws to Implement Majority Voting in Uncontested Director Elections. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the proposal to amend and restate the Company’s Bylaws to implement majority voting in uncontested director elections. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
Proposal 5. Reapproval of the Material Terms of the Performance Goals under the Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the proposal to reapprove the material terms of the performance goals under the Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
When will the voting results be announced?
We will announce preliminary voting results at the Annual Meeting. We will report final results on our website at www.calpine.com and in a filing with the SEC on a Form 8-K.
Annual Meeting Admission
Only shareholders and certain other permitted attendees may attend the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of the proxy statement. Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of Calpine Corporation stock ownership as of the record date, along with photo identification, will be required for admission. Shareholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.
Expenses of Solicitation
We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by us.
Householding
To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our 2014 annual report and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the 2014 annual report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, attention: Investor Relations, or call us at (713) 830-2000.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Election as Directors
Upon recommendation of our Nominating and Governance Committee, our Board has nominated eight directors to serve on our Board of Directors until the 2016 Annual Meeting of Shareholders and until their successors have been elected and qualified. All eight nominees listed below currently serve on our Board of Directors; six of the eight nominees are non-management directors. John B. (Thad) Hill III serves as the President and Chief Executive Officer of the Company and Jack A. Fusco serves as Executive Chairman. The size of our Board is currently set at nine members but has been reduced to eight members effective at the conclusion of the Annual Meeting.
If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, the persons named as proxy holders will vote your proxy for the election of such substitute candidate as may be designated by the Board of Directors in accordance with Article III of our bylaws to fill the vacancy. The Board of Directors has no reason to believe any of the nominees will be unable or unwilling to serve if elected.
Our bylaws currently provide that the affirmative vote of a plurality of the shares present and voting is required to elect a director, which means that the eight nominees receiving the highest numbers of “FOR” votes at the Annual Meeting by the holders of shares of our common stock will be elected as directors.
The Board of Directors recommends you vote “FOR” each of the nominees described below.
Set forth in the table below is a list of our director nominees, together with certain biographical information, including their ages as of the date of this proxy statement.

Name	Age	Principal Occupation
Frank Cassidy	68	Retired President and Chief Operating Officer, PSEG Power LLC
Jack A. Fusco(1)	52	Executive Chairman, Calpine Corporation
John B. (Thad) Hill III	47	President and Chief Executive Officer, Calpine Corporation
Michael W. Hofmann	56	Retired Vice President and Chief Risk Officer, Koch Industries, Inc.
David C. Merritt	60	Private Investor and Consultant
W. Benjamin Moreland	51	President and Chief Executive Officer, Crown Castle International Corp.
Robert A. Mosbacher, Jr.	63	Chairman, Mosbacher Energy Company
Denise M. O’Leary	57	Private Venture Capital Investor
_____________

(1)	In accordance with his employment agreement, Mr. Fusco's term as Executive Chairman will expire on December 31, 2015.
Frank Cassidy became a director of the Company on January 31, 2008 and has served as lead independent director since May 14, 2014. From 1969 to his retirement in 2007, Mr. Cassidy was employed at Public Service Enterprise Group, Inc. (“PSEG”), an energy and energy services company. From 1999 to 2007, Mr. Cassidy served as President and Chief Operating Officer of PSEG Power LLC, the wholesale energy subsidiary of PSEG. From 1996 to 1999, Mr. Cassidy was President and Chief Executive Officer of PSEG Energy Technologies, Inc. Prior to 1996, Mr. Cassidy held various positions of increasing responsibility at the Public Service Electric and Gas Company. Mr. Cassidy obtained a Bachelor of Science degree in Electrical Engineering from the New Jersey Institute of Technology and a Master of Business Administration degree from Rutgers University. Mr. Cassidy is a member of the Compensation Committee. Mr. Cassidy’s almost 40 years of diversified experience in the power generation and energy industries in various positions of increasing responsibility with PSEG provide him with strong insight, particularly with regard to power operations, power sector strategy, management and corporate governance matters, and make him a qualified lead independent director of our Board and an effective member of our Compensation Committee.
Jack A. Fusco became a director of the Company on August 10, 2008. He has served as our Executive Chairman since May 14, 2014. He previously served as our Chief Executive Officer from August 2008 to May 2014 and President from August 2008 to December 2012. From July 2004 to February 2006, Mr. Fusco served as the Chairman and Chief Executive Officer of Texas Genco LLC. From 2002 through July 2004, Mr. Fusco was an exclusive energy investment advisor for Texas Pacific Group. From November 1998 until February 2002, he served as President and Chief Executive Officer of Orion Power Holdings, Inc. Prior to his founding of Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of

Goldman, Sachs & Co. Prior to joining Goldman Sachs, Mr. Fusco was employed by Pacific Gas & Electric Company or its affiliates in various engineering and management roles for approximately 13 years. Mr. Fusco obtained a Bachelor of Science degree in Mechanical Engineering from California State University, Sacramento. Mr. Fusco served as a director on the board of Foster Wheeler Ltd., a global engineering and construction contractor and power equipment supplier, until February 2009 and Graphics Packaging Holdings, a paper and packaging company, until 2008. Mr. Fusco’s current management and leadership roles in the operation of Calpine Corporation coupled with more than 30 years of experience in the power industry, including as former Chief Executive Officer of two independent power companies, provide him with strong insight, particularly with regard to commercial and power operations, power sector strategy, commodities and management matters and make Mr. Fusco a valuable and effective Executive Chairman.
John B. (Thad) Hill III became a director of the Company and has served as our President and Chief Executive Officer since May 14, 2014. He previously served as our President and Chief Operating Officer from December 2012, as our Executive Vice President and Chief Operating Officer from November 2010 to December 2012 and as our Executive Vice President and Chief Commercial Officer from September 2008 to November 2010. Prior to joining the Company, Mr. Hill served as Executive Vice President of NRG Energy, Inc. from February 2006 to September 2008 and President of NRG Texas LLC from December 2006 to September 2008. Prior to joining NRG Energy, Inc., Mr. Hill was Executive Vice President of Strategy and Business Development at Texas Genco LLC from 2005 to 2006. From 1995 to 2005, Mr. Hill was with Boston Consulting Group, Inc., where he rose to Partner and Managing Director and led the North American energy practice, serving companies in the power and natural gas sectors with a focus on commercial and strategic issues. Mr. Hill received his Bachelor of Arts degree from Vanderbilt University and a Master of Business Administration degree from the Amos Tuck School of Dartmouth College. Mr. Hill’s expertise in the power sector, power operations and energy commodities along with his knowledge of the Company’s day-to-day operations and overall strategic plan make him a valuable member of our Board.
Michael W. Hofmann became a director of the Company on May 10, 2013. From 1991 until his retirement in 2012, Mr. Hofmann was employed in various capacities at Koch Industries, Inc. (“Koch”), one of the largest private companies in America active in refining, chemicals and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control equipment and technologies; commodity trading and services; minerals; ranching; and investments. From 2005 until 2012, Mr. Hofmann served as Vice President and Chief Risk Officer at Koch and also held the position of Chief Risk Officer since 2000 after serving as Chief Market Risk Officer during 1999. Prior to 1999, Mr. Hofmann held various positions of increasing responsibility at Koch, including in its commodity trading operations. Before joining Koch, he had a seven-year audit career with KPMG Peat Marwick. Mr. Hofmann previously served as a member of the economic advisory council for the Federal Reserve Bank of Kansas City and as a member of the Board of Trustees of the Global Association of Risk Professionals, a globally recognized membership association for risk managers. Mr. Hofmann obtained a Master of Business Administration degree as well as a Bachelor of Business Administration degree in Accounting from Wichita State University. He is a Certified Public Accountant and National Association of Corporate Director Board Leadership Fellow. Mr. Hofmann's knowledge and expertise in enterprise risk management and commodity trading operations developed during his 21 years at Koch provide him with strong insight, particularly with regard to strategy, commodities, finance and valuation matters and make him a valuable member of our Board and of our Audit Committee and Compensation Committee.
David C. Merritt became a director of the Company on February 8, 2006. Mr. Merritt has served as Senior Vice President and Chief Financial Officer of iCRETE LLC from October 2007 to March 12, 2009. Mr. Merritt was an audit and consulting partner of KPMG LLP from 1985 to 1999. Mr. Merritt also serves as a director of Taylor Morrison Home Corporation, where he serves as a member of the Audit Committee and Charter Communications, Inc., where he also serves as a chairman of the Audit Committee. Mr. Merritt obtained a Bachelor of Science degree in Business and Accounting from California State University, Northridge. Mr. Merritt’s knowledge and expertise in accounting developed during his 14 years as a partner in a major accounting firm and his service on other boards of directors, including as chairman of other board audit committees provide him with strong insight, particularly with regard to accounting and financial matters, and make him a valuable member of our Board and an effective Chairman of our Audit Committee.
W. Benjamin Moreland became a director of the Company on January 31, 2008. Since 1999, Mr. Moreland has been employed by Crown Castle International Corp., a provider of wireless communications infrastructure in Australia, Puerto Rico and the U.S., in various capacities, including his current position as President and Chief Executive Officer and, prior to that, as Executive Vice President and Chief Financial Officer. Mr. Moreland is also a director at Crown Castle International. Prior to joining Crown Castle International, he held various positions in corporate finance and real estate investment banking with Chase Manhattan Bank from 1984 to 1999. Mr. Moreland obtained a Bachelor of Business Administration degree from the University of Texas and a Master of Business Administration degree from the University of Houston. Mr. Moreland is a member of the Audit Committee. Mr. Moreland’s successful leadership and executive experience as a Chief Executive Officer and Chief Financial Officer provide him with strong insight, particularly with regard to finance, equity markets, valuation and management matters, and make him a valuable member of our Board and of our Audit Committee.

Robert A. Mosbacher, Jr. became a director of the Company on February 11, 2009. Mr. Mosbacher is the Chairman of Mosbacher Energy Company, a privately-held independent oil and gas exploration and production company located in Houston, Texas. Prior to that, Mr. Mosbacher was appointed by President George W. Bush in 2005 as the President and Chief Executive Officer of the Overseas Private Investment Corporation (“OPIC”), an independent U.S. government agency that helps small, medium and large American businesses expand into developing nations and emerging markets around the globe; he served in that position through January 2009. From 1986 until 2005, he served as President and Chief Executive Officer of Mosbacher Energy Company. From 1995 to 2003, Mr. Mosbacher also served as Vice Chairman of Mosbacher Power Group LLC. From August 1999 to October 2005, Mr. Mosbacher served as a Director of the Devon Energy Corporation. He also served on Devon’s Compensation Committee from June 2003 to October 2005. In April 2009, Mr. Mosbacher resumed his role as a director of Devon, and in June 2009 he resumed his role as a member of Devon’s Compensation Committee and the Nominating and Governance Committee. Mr. Mosbacher obtained a Bachelor of Arts degree in Political Science from Georgetown University and a Juris Doctorate from Southern Methodist University. Mr. Mosbacher is a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Mosbacher’s extensive and varied management experience in the energy sector including natural gas and independent power generation, his experience with the Federal government at OPIC, and his service as a member of other boards and board committees provide him with strong insight, particularly with regard to energy, management and government and community relations matters, and make him a valuable member of our Board and of our Nominating and Governance Committee, in addition to being an effective Chairman of our Compensation Committee.
Denise M. O’Leary became a director of the Company on January 31, 2008. Since 1996, she has been a private venture capital investor in a variety of early stage companies. From 1983 to 1996, Ms. O’Leary was an associate, then general partner, at Menlo Ventures, a venture capital firm providing long-term capital and management services to development stage companies. From 2002 to 2006, Ms. O’Leary was a member of the Board of Directors of Chiron Corporation, at which time the company was sold to Novartis AG. Previously a director of U.S. Airways Group Inc., Ms. O’Leary became a director of American Airlines Group Inc. in December 2013 upon the completion of the merger of the two airlines and American Airlines’ emergence from bankruptcy. She is also a director of Medtronic plc., where she serves as a member of the Compensation Committee. She obtained a Bachelor of Science degree in Industrial Engineering from Stanford University and obtained a Master in Business Administration from Harvard Business School. Ms. O’Leary’s knowledge and understanding of capital markets as a result of her experiences as a venture capital investor as well as her experience serving as a director and member of committees of other boards of directors provide her with strong insight, particularly with regard to corporate governance, ethics and financial matters, and make her a valuable member of our Board and our Compensation Committee, in addition to being an effective Chair of our Nominating and Governance Committee.
BOARD MEETINGS AND BOARD COMMITTEE INFORMATION
Meetings
During 2014, the Board of Directors held four meetings. In 2014, all directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served. It is our policy that all members of our Board attend our Annual Meetings of Shareholders. Each director attended our 2014 Annual Meeting. From time to time, the Board may create special committees to address specific matters such as financial or corporate transactions. During 2014, the Board held six special committee meetings to address various ad hoc corporate matters.
Committees and Committee Charters
Our Board of Directors has established the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The charter of each of these committees is available on our website at www.calpine.com/about/oc_corpgov_committees.asp. You may also request printed copies of the charter(s) by sending a written request to our Corporate Secretary at the address set forth on the cover of this proxy statement.

The following table identifies the current members of our Board serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Frank Cassidy(1)	—	X	—
Jack A. Fusco(2)	—	—	—
John B. (Thad) Hill III	—	—	—
Robert C. Hinckley(3)	X	—	X
Michael W. Hofmann	X	X	—
David C. Merritt	Chair	—	—
W. Benjamin Moreland	X	—	—
Robert A. Mosbacher, Jr.	—	Chair	X
Denise M. O’Leary	—	X	Chair
_____________

(1)	Mr. Cassidy was appointed lead director on May 14, 2014.

(2)	Executive Chairman.

(3)	Mr. Hinckley will not stand for re-election at the Annual Meeting.
Audit Committee
The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. In 2014, the Audit Committee held eight meetings.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare an audit report, to perform other audits, and to perform review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee. Annually, the Audit Committee recommends that the Board request shareholder ratification of the appointment of the independent registered public accounting firm. The Audit Committee also has direct responsibility to retain, evaluate and, when appropriate, to terminate the independent registered public accounting firm. The Audit Committee is also responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accounting firm.
The Audit Committee acts on behalf of the Board in monitoring and overseeing the performance of our internal audit function, and our chief accounting officer has direct access to the Audit Committee. The Audit Committee also oversees the operation of our internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our independent registered public accounting firm. The Audit Committee is also responsible for determining whether any waiver of our Code of Conduct will be permitted, and for reviewing and determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in “Report of the Audit Committee” and the Audit Committee charter.
The Board of Directors has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards and the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each member of the Audit Committee has sufficient knowledge and understanding of the Company’s financial statements to serve on the Audit Committee and is financially literate within the meaning of the NYSE listing standards as interpreted by the Board. The Board has further determined that each member of the Audit Committee satisfies the definition of “audit committee financial expert” as defined under the federal securities laws.
Compensation Committee
The Compensation Committee meets a minimum of four times a year and holds additional meetings as it deems necessary to perform its responsibilities. In 2014, the Compensation Committee held four meetings.
The Compensation Committee has authority to review and approve total compensation, including determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers. The Compensation Committee is responsible for administering our equity plans, including reviewing and granting equity awards to our executive officers. It also establishes and evaluates the achievement of any related performance goals. The Compensation Committee’s recommendations concerning equity plans are subject to approval by our entire Board.
The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation level on the basis of its evaluation. While the Compensation Committee has overall responsibility for executive compensation matters, as specified in its charter, the Compensation Committee reports its preliminary conclusions with respect to the performance evaluation and compensation decisions regarding our Chief Executive Officer to the other independent directors of our Board in executive session and solicits their input prior to finalizing its conclusions.
The Compensation Committee is also generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the position of Chief Executive Officer and our diversity and inclusion programs.
The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee.
As further described in the Compensation Discussion and Analysis section of this proxy statement, our management provides information, analysis and recommendations for the Compensation Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management may participate in the decision-making process with respect to his or her own compensation. The Compensation Discussion and Analysis discusses the role of our Chief Executive Officer in determining or recommending the amount and form of executive compensation. In addition, the Compensation Discussion and Analysis addresses the role of management and of the Compensation Committee’s independent compensation advisor, Meridian Compensation Partners, LLC, in determining and recommending executive compensation. The responsibilities and activities of the Compensation Committee are further described under “Compensation Discussion & Analysis” and, “Report of the Compensation Committee” and in the Compensation Committee charter.
Our Board of Directors has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, including the additional independence requirements applicable to the members of a compensation committee.
Nominating and Governance Committee and Director Nominations
The Nominating and Governance Committee meets a minimum of four times a year and holds such additional meetings as it deems necessary to perform its responsibilities. In 2014, the Nominating and Governance Committee held four meetings.
The Nominating and Governance Committee’s principal responsibilities are to assist the Board in reviewing and identifying individuals qualified to become Board members, consistent with the criteria established by the Board for director candidates, to recommend to the Board nominees for directors for the next Annual Meeting of Shareholders and to fill vacancies on the Board.
In carrying out its responsibilities, the Nominating and Governance Committee considers proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the chairman of the Nominating and Governance Committee, c/o Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. When considering a person to be recommended for nomination as a director, the Nominating and Governance Committee evaluates, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board (in all aspects of that term) and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations).
The Nominating and Governance Committee has no specific policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes this diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for re-election, the Nominating and Governance Committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor, the individual’s satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board.
The Nominating and Governance Committee also oversees evaluations of the Board and committees of the Board and, unless performed by the Compensation Committee, our senior managers.
Finally, the Nominating and Governance Committee has the responsibility to develop and recommend to the Board a set of corporate governance guidelines and propose changes to such guidelines from time to time as may be appropriate. See “Corporate Governance Matters — Corporate Governance Guidelines.” The responsibilities and activities of the Nominating and Governance Committee are further described in the Nominating and Governance Committee charter.
Our Board of Directors has determined that the Nominating and Governance Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards.
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee (whose names appear under “— Report of the Compensation Committee”) is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.
REPORT OF THE AUDIT COMMITTEE
On behalf of the Board of Directors of Calpine Corporation (the “Company”), the Audit Committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing its financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.
Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2014, and management’s assessment of internal control over financial reporting as of December 31, 2014.
The Audit Committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 16, adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures in the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s independence and has discussed with PwC their independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2014, be included in its annual report on Form 10-K for the fiscal year then ended. The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm and has asked the shareholders to ratify the selection.
David C. Merritt (Chair)
Robert C. Hinckley
Michael W. Hofmann
W. Benjamin Moreland
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

CORPORATE GOVERNANCE MATTERS
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses of non-management directors, communications between shareholders and directors, Board committee structures and assignments and review and approval of related person transactions. A copy of our Corporate Governance Guidelines is available on our website at www.calpine.com/about/oc_corpgov.asp. You may also request a printed copy of the guidelines free of charge by sending a written request to our Corporate Secretary at the address on the cover of this proxy statement.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.
At present, the Board has chosen to continue separating the two roles as our current leadership structure promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis. Nevertheless, the Board recognizes that it is important to retain the organizational flexibility to determine whether the roles of the Chairman of the Board and Chief Executive Officer should be separated or combined in one individual. The Board periodically evaluates whether the Board leadership structure should be changed in light of specific circumstances applicable to us.
Mr. Fusco was appointed by the Board as Executive Chairman effective May 14, 2014. Because Mr. Fusco remains an employee of the Company, he is not an independent director. Therefore, the Board appointed Mr. Cassidy to serve as Lead Director concurrent with Mr. Fusco’s appointment as Executive Chairman.
Director Independence
Our independent directors are: Frank Cassidy, Robert C. Hinckley (Mr. Hinckley will not stand for re-election at the Annual Meeting), Michael W. Hofmann, David C. Merritt, W. Benjamin Moreland, Robert A. Mosbacher, Jr. and Denise M. O’Leary. Therefore, the Board has satisfied its objective as set forth in the Corporate Governance Guidelines to have at least two-thirds of the Board consist of independent directors, as well as NYSE listing standards requiring that at least a majority of the Board consist of independent directors.
For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board considers the following transactions, relationships and arrangements in determining director independence (which are included in our Corporate Governance Guidelines). Under these guidelines, a member of the Board of Directors may be considered independent if such member:

•	has not been employed by the Company within the last three years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer);

•	does not have an immediate family member who is, or has been, employed by the Company as an executive officer within the last three years;

•
has not received, and does not have an immediate family member who has received, more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years, other than for services as a member of the Board of Directors or compensation for prior service (including pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); provided that, compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test; provided further that, compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

•
(A) is not a current partner or employee of a firm that is the Company’s internal or external auditor; (B) does not have an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; (C) does not have an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; and (D) is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on Company’s audit within such time;

•
is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, employed as an executive officer of a public company where any of the Company’s present executive officers at the same time serves or served as a member of such public company’s compensation committee;

•
is not, and has not been within the last three years, an employee of a significant customer or supplier of the Company, including any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, and does not have an immediate family member who is, or has been within the last three years, an executive officer of such a significant customer or supplier; provided that contributions to not- for-profit organizations shall not be considered payments for purposes of this test;

•	has not had any of the relationships described above with any affiliate of the Company; and

•	has no other material relationship, which, in the business judgment of the Board of Directors, would impair his or her ability to exercise independent judgment.
Notwithstanding the foregoing, each member of the Board of Directors must meet any mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by any exchange or market on which our common stock is listed and any other laws and regulations applicable to us. Each member of the Board of Directors is required to promptly advise the Chairman of the Board (or the Lead Director if one has been appointed as described below) and the Nominating and Governance Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by any applicable exchange or market, any other laws and regulations or these guidelines, including, but not limited to, such member’s independence.
In reaching its determinations, the Board reviewed the categorical standards listed above, the corporate governance rules of the NYSE and the individual circumstances of each director and determined that each of the directors identified above as independent satisfied each standard.
Code of Conduct and Ethics
Our Code of Conduct and Corporate Governance Guidelines regulate related party transactions and apply to all directors, officers and employees. The Code of Conduct requires that each individual deal fairly, honestly and constructively with governmental and regulatory bodies, customers, suppliers and competitors. It prohibits any individual’s taking unfair advantage through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. Further, it imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. If any question as to a potential conflict of interest arises, employees are directed to notify their supervisors and the Chief Legal Officer and, in the case of directors and the Chief Executive Officer, the Audit Committee of our Board of Directors. We require our executives to comply with our Code of Conduct as a condition of employment.
Our Code of Conduct also prohibits directors, officers and employees from competing with us, using Company property or information, or such employee’s position, for personal gain, and taking corporate opportunities for personal gain. Waivers of our Code of Conduct must be explicit. The director, officer or employee seeking a waiver must provide his supervisor and the Chief Legal Officer with all pertinent information and, if the Chief Legal Officer recommends approval of a waiver, it shall present such information and the recommendation to the Audit Committee of our Board of Directors. A waiver may only be granted if (i) the Audit Committee is satisfied that all relevant information has been provided and (ii) adequate controls have been instituted to assure that the interests of the Company remain protected. In the case of our Chief Executive Officer and our directors, any waiver must also be approved by both the Audit Committee and the Nominating and Governance Committee. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including posting on our website, as soon as practicable. We granted no waivers under our Code of Conduct in 2014. Our Code of Conduct is posted on our website at http://www.calpine.com/about/oc_corpgov.asp. We intend to post any amendments to and any waivers of our Code of Conduct on our website within four business days.
Business Relationships and Related Person Transactions Policy
We have adopted a written policy regarding approval requirements for related person transactions. Under our related person transactions policy, our Chief Legal Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the relevant facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Under our policy, transactions (i) that involve directors, director nominees, executive officers, significant shareholders or other “related persons” in which the Company is or will be a participant and (ii) of the type that must be disclosed under the SEC’s rules must be referred by the Chief Legal Officer to our Audit Committee for the purpose of determining whether such transactions are in the best interests of the Company. Under our policy, it is the responsibility of the individual directors, director nominees, executive officers and holders of five percent or more of the Company’s common stock to promptly report to our Chief Legal Officer all proposed or existing transactions in which the Company and they, or any related person of theirs, are parties or participants. The Chief Legal Officer (or the Chief Executive Officer, in the event the transaction in question involves the Chief Legal Officer or a related person of the Chief Legal Officer) is then required to furnish to the Chairman of the Audit Committee reports relating to any transaction that, in the Chief Legal Officer’s judgment, may require reporting pursuant to the SEC’s rules or may otherwise be the type of transaction that should be brought to the attention of the Audit Committee. The Audit Committee considers material facts and circumstances concerning the transaction in question, consults with counsel and other advisors as it deems advisable and makes a determination or recommendation to the Board of Directors and appropriate officers of the Company with respect to the transaction in question. In its review, the Audit Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company and any other matters deemed important or relevant. Upon receipt of the Audit Committee’s recommendation, the Board of Directors or officers take such action as deemed appropriate in light of their respective responsibilities under applicable laws and regulations.
Chairman/Lead Director, Executive Sessions of Independent Directors and Communications with the Board
Our Corporate Governance Guidelines provide that a Chairman will be selected annually by a majority of the entire Board of Directors. The Chairman is to be selected from among the management and non-management members of the Board of Directors, including the Chief Executive Officer, provided that, if the Board of Directors determines that it is appropriate to have, and selects, a Chairman that is not independent, the Board of Directors shall select a Lead Director from among the members of the Board of Directors who are determined by the Board of Directors to be independent and who have served a minimum of one year as a director. If the Lead Director is not present at any meeting of the Board of Directors, a majority of the independent members of the Board of Directors present will select an independent member of the Board of Directors to act as Lead Director for the purpose and duration of such meeting. The Chairman and the Lead Director, if any, have such clearly delineated duties and responsibilities as set forth in our Corporate Governance Guidelines. Mr. Fusco was appointed by the Board as Executive Chairman effective May 14, 2014. Because Mr. Fusco remains an employee of the Company, he is not an independent director. Therefore, the Board appointed Mr. Cassidy to serve as Lead Director concurrent with Mr. Fusco’s appointment as Executive Chairman.
Under our Corporate Governance Guidelines, non-management directors hold an executive session without management at each regularly scheduled Board meeting. Our Corporate Governance Guidelines also require that, at least once each year, the independent members of the Board of Directors meet in executive session. The Chairman, or, if the Chairman is not an independent director, the Lead Director, presides over all of the executive sessions.
A majority of our independent directors has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by shareholders and other interested persons to our Board of Directors. Such communications may be addressed to:
Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
Attn: Corporate Secretary
Interested parties may also send communications by e-mail addressed to the Board, individual director(s) or committee (s) at Board_of_Directors@calpine.com.
Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board, a committee or any individual director. If, upon opening any correspondence, the Corporate Secretary determines that it contains materials unrelated to the business or operations of the Company or to the Board’s functions, including magazines, solicitations or advertisements, the contents may be discarded.
Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman (or Lead Director) by letter to the above address, marked for the attention of the Chairman or Lead Director, as applicable. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

The Board’s Role in Risk Oversight
In the normal course of its business, Calpine is exposed to a variety of risks, including (i) financial risks relating to changes in commodity prices and interest rates, (ii) operational risks, including long-term changes in commodity prices, risks of changing technology affecting the Company’s resource base, governmental policy decisions, and increasing competition from renewable sources of power generation, (iii) legislative and regulatory risks, including those related to climate change and air emissions, and (iv) general economic, credit and investment risks.
The full Board of Directors oversees the Company’s risk management policies with an emphasis on understanding the key enterprise risks affecting the Company’s business. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategies.
The Company has a Risk Management Committee, chaired by the Chief Risk Officer, comprised of key operating, finance, legal and control executives. The committee meets throughout the year to review risk exposures and controls. At least annually, the Chief Risk Officer presents a comprehensive review of the Company’s corporate risk policy to the full Board of Directors, discussing the risk control organization and risk control practices. The full Board of Directors also receives updates at other meetings during the year on any particular matters relating to risk controls that management believes need to be brought to the attention of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 2, 2015, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of March 2, 2015, as a group. Unless otherwise stated, the address of each named executive officer and director is c/o Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002.

Name	Common Shares Beneficially Owned(1)	Shares Individuals Have the Right to Acquire Within 60 Days	Total Number of Shares Beneficially Owned(1)	Percent of Class
Luminus Management, LLC(2)	30,971,720	—	30,971,720	8.2%
Brahman Capital Corp.(3)	26,648,241	—	26,648,241	7.1%
BlackRock, Inc.(4)	24,314,460	—	24,314,460	6.5%
The Vanguard Group(5)	24,285,951	—	24,285,951	6.4%
Jack A. Fusco(6)	1,474,642	5,039,000	6,513,642	1.7%
John B. (Thad) Hill III(7)	474,867	1,662,651	2,137,518	*
Zamir Rauf(8)	141,747	502,566	644,313	*
W. Thaddeus Miller(9)	492,145	1,563,667	2,055,812	*
Steven D. Pruett(10)	58,543	92,087	150,630	*
John M. Adams(11)	55,473	133,962	189,435	*
Frank Cassidy(12)	30,969	4,362	35,331	*
Robert C. Hinckley(12)	36,563	—	36,563	*
Michael W. Hofmann(12)	—	4,362	4,362	*
David C. Merritt(12)	24,602	10,729	35,331	*
W. Benjamin Moreland(12)	35,331	—	35,331	*
Robert A. Mosbacher, Jr.(12)	14,802	—	14,802	*
Denise M. O’Leary(12)	28,964	6,367	35,331	*
All executive officers and directors as a group (14 persons)	2,904,877	9,200,750	12,105,627	3.2%
_____________

*	The percentage of shares beneficially owned by such director or named executive officer does not exceed one percent of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options, warrants or rights or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within the next 60 days are deemed beneficially owned by the beneficial owner of such options, warrants or rights or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. A total of 376,562,918 shares of common stock are considered to be outstanding on March 2, 2015, calculated pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act.

(2)	According to filings made with the SEC, Luminus Management, LLC (“Luminus”) possesses shared voting and dispositive power over such shares with the following reporting persons:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Luminus Management, LLC	—	30,971,720	30,971,720	8.2%
LSP Cal Holdings II, LLC	—	30,971,720	30,971,720	8.2%
LS Power Partners II, L.P.	—	30,971,720	30,971,720	8.2%
Vega Asset Partners, LP	—	30,971,720	30,971,720	8.2%
Vega Energy GP, LLC	—	30,971,720	30,971,720	8.2%
Luminus Energy Partners Master Fund, Ltd.	—	30,971,720	30,971,720	8.2%
Luminus Investment Partners Master Fund, L.P	—	30,971,720	30,971,720	8.2%
Luminus Special Opportunities I Onshore, L.P.	—	30,971,720	30,971,720	8.2%
Luminus Special Opportunities I PIE Master, L.P.	—	30,971,720	30,971,720	8.2%
Farrington Capital, L.P.	—	30,971,720	30,971,720	8.2%
Farrington Management, LLC	—	30,971,720	30,971,720	8.2%
According to filings made with the SEC and information provided by Luminus, the principal business address of each of Luminus Management, LLC, Luminus Investment Partners Master Fund, L.P., Luminus Special Opportunities I Onshore, L.P., Luminus Special Opportunities I PIE Master, L.P., Vega Asset Partners, LP, Vega Energy GP, LLC and Luminus Energy Partners Master Fund, Ltd. is 1700 Broadway, 38th Floor, New York, NY 10019 and the principal business address of each of LSP Cal Holdings II, LLC, LS Power Partners II, L.P., Farrington Capital, L.P. and Farrington Management, LLC is 1700 Broadway, 35th Floor, New York, NY 10019. Luminus may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Luminus.

(3)	According to filings made with the SEC, Brahman Capital Corp. (“Brahman”) possesses shared voting and dispositive power over such shares with the following reporting persons:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Brahman Capital Corp.	—	26,648,241	26,648,241	7.1%
Brahman Management, L.L.C.	—	9,370,698	9,370,698	2.5%
Robert J. Sobel	—	26,648,241	26,648,241	7.1%
Mitchell A. Kuflik	—	26,648,241	26,648,241	7.1%
Peter A. Hochfelder	—	26,648,241	26,648,241	7.1%
According to filings made with the SEC, the principal business address of Brahman is 655 Third Avenue, 11th Floor, New York, New York 10017. Brahman may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Brahman.

(4)
According to filings made with the SEC, BlackRock, Inc. (“BlackRock”) possesses sole voting power over 22,052,703 shares and sole dispositive power over 24,314,460 shares. According to filings made with the SEC, the principal business address of BlackRock is 55 East 52nd Street, New York, NY 10022. BlackRock may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by BlackRock.

(5)
According to filings made with the SEC, The Vanguard Group (“Vanguard”) possesses sole voting power over 349,371 shares, sole dispositive power over 23,971,280 shares and shared dispositive power over 314,671 shares. According to filings made with the SEC, the principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Vanguard.

(6)
Of the total shares reported, 500,000 shares are owned by Fusco Energy Investment LLP and may be deemed to be beneficially owned by Mr. Fusco as the General Partner thereof. Mr. Fusco has the right to acquire 5,039,000 vested option shares (consisting of 1,271,000 shares, 1,435,000 shares, 1,613,000 shares, 300,000 shares, and 420,000 shares at exercise prices of $19.19, $21.59, $23.99, $9.49, and $12.64 per share, respectively), in addition to 224,636 unvested shares of restricted stock previously granted to the executive under the Company’s Equity Incentive Plan as to which Mr. Fusco has voting but not dispositive power.

(7)
Of the total shares reported, Mr. Hill has the right to acquire 1,662,651 vested option shares (consisting of 309,920 shares, 349,705 shares, 393,026 shares, 100,000 shares, 210,000 shares, and 300,000 shares at exercise prices of $21.60, $24.30, $27.00, $9.49, $12.64, and $12.13 per share, respectively), in addition to 183,223 unvested shares of restricted stock previously granted to the executive under the Company’s Equity Incentive Plan as to which Mr. Hill has voting but not dispositive power.

(8)
Of the total shares reported, Mr. Rauf has the right to acquire 502,566 vested option shares (consisting of 23,200 shares, 21,700 shares, 100,000 shares, 69,963 shares, 149,431 shares and 138,272 shares at exercise prices of $16.90, $18.38, $8.01, $11.24, $14.30 and $15.31 per share, respectively), in addition to 59,490 unvested shares of restricted stock previously granted to the executive under the Company’s Equity Incentive Plan as to which Mr. Rauf has voting but not dispositive power.

(9)
Of the total shares reported, 341,368 shares are held directly by Mr. Miller; 42,886 shares are owned by grantor retained annuity trusts and may be deemed to be beneficially owned by Mr. Miller as the sole recipient of the annuity payments and the trustee of such trusts; and 107,891 shares are owned by separate trusts of which Mr. Miller's children are respective beneficiaries and Mr. Miller and his spouse serve as trustees, and therefore may be deemed to be indirectly beneficially owned by Mr. Miller. Of the total shares reported, Mr. Miller has the right to acquire 1,563,667 vested option shares (consisting of 394,000 shares, 443,000 shares, 496,000 shares, 100,000 shares, and 130,667 shares at exercise prices of $19.19, $21.59, $23.99, $9.49, and $12.64 per share, respectively), in addition to 109,059 unvested shares of restricted stock previously granted to the executive under the Company’s Equity Incentive Plan as to which Mr. Miller has voting but not dispositive power.

(10)
Of the total shares reported, Mr. Pruett has the right to acquire 92,087 vested option shares (consisting of 42,704 shares and 49,383 shares at exercise prices of $13.19 and $15.31 per share, respectively), in addition to 29,084 unvested shares of restricted stock previously granted to the executive under the Company’s Equity Incentive Plan as to which Mr. Pruett has voting but not dispositive power.

(11)
Of the total shares reported, Mr. Adams has the right to acquire 133,962 vested option shares (consisting of 42,270 shares, 49,922 shares and 41,770 shares at exercise prices of $11.74, $14.30 and $15.31 per share, respectively), in addition to 35,213 unvested shares of restricted stock previously granted to the executive under the Company’s Equity Incentive Plan as to which Mr. Adams has voting but not dispositive power.

(12)
On May 19, 2010, each non-employee member of the Board of Directors received an award of 6,367 restricted stock units pursuant to the Director Plan, vesting on May 10, 2011. Mr. Merritt elected to defer the distribution date of such restricted stock units to May 19, 2020 and Ms. O’Leary elected to defer the distribution date of such restricted stock units to June 2, 2017. On May 10, 2013, each non-employee member of the Board of Directors received an award of 4,362 restricted stock units pursuant to the Director Plan, vesting on May 10, 2014. Mr. Cassidy elected to defer the distribution date of such restricted stock units to September 7, 2017, Mr. Merritt elected to defer the distribution date of such restricted stock units to May 19, 2020 and Mr. Hofmann elected to defer the distribution date of such restricted stock units to their termination of service on the Board or a Change in Control as defined in the Restricted Stock Unit Agreement. All restricted stock units awarded to our directors will be automatically distributed on their elected distribution dates, subject to an earlier distribution upon termination of the director's service on the Board of Directors or a Change in Control as defined in the Restricted Stock Unit Agreement.

PROPOSAL 2
TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2015
The Audit Committee has appointed PwC as our independent registered public accounting firm for the year ending December 31, 2015. We have been advised by PwC that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.
We expect that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.
While the Audit Committee retains PwC as our independent registered public accounting firm, the Board of Directors is submitting the selection of PwC to the shareholders for ratification upon the recommendation to do so by the Audit Committee.
Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2015. If the selection of PwC is not ratified by the shareholders, the Audit Committee will reconsider the matter. Even if the selection of PwC is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.
Audit Fees
The following table presents fees for professional services rendered by PwC for the years ended December 31, 2014 and 2013, respectively. PwC did not bill us for other services during those periods.

	2014	2013
	(in millions)
Audit Fees(1)	$6.0	$6.1
Tax Fees(2)	0.1	—
Total	$6.1	$6.1
_______________

(1)
Our Audit fees consisted of approximately $4.3 million and $4.2 million for the audits and quarterly reviews of our consolidated financial statements, registration statements and offerings for Calpine Corporation for 2014 and 2013, respectively, and fees of approximately $1.7 million and $1.9 million for 2014 and 2013, respectively, which were billed for performing audits and reviews of certain of our subsidiaries.

(2)
PwC provided $0.1 million in tax compliance services during the year ended December 31, 2014 related to various state and international tax matters. PwC did not provide us with any tax compliance or tax consulting services for the year ended December 31, 2013.

Audit Committee Pre-Approval Policies and Procedures
All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by our Audit Committee. Any service proposals submitted by our independent registered public accounting firm need to be discussed and approved by the Audit Committee during its meetings, which take place at least four times a year. Once a proposed service is approved, we or our subsidiaries formalize the engagement of the service. The approval of any audit and non-audit services to be provided by our independent registered public accounting firm is specified in the minutes of our Audit Committee meetings. In addition, the members of our Board of Directors are briefed on matters discussed by the different Committees of our Board.
The Board of Directors recommends that you vote “FOR” approval of PwC as our independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL 3
TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010, an advisory vote on the frequency of shareholder votes on executive compensation was conducted in connection with the 2011 Annual Meeting of Shareholders. The Board recommended, our shareholders agreed, and the Board subsequently determined that we will hold an advisory vote on executive compensation annually. Accordingly, our shareholders now have the opportunity to cast an advisory vote on our named executive officer compensation program, as set forth in Proposal 3, also referred to as “say-on-pay.” This proposal gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2014 executive compensation programs and policies for the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement. In evaluating this say-on-pay proposal, we recommend that our shareholders review our Compensation Discussion and Analysis and executive compensation tables and accompanying narratives for additional details about our executive compensation program, including information about the fiscal year 2014 compensation of our named executive officers, explaining how and why the Compensation Committee of our Board arrived at its executive compensation decisions for 2014. Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to our named executive officers as described in this proxy statement.
At the Company’s Annual Meeting of Shareholders held in May 2014, our shareholders were asked to approve the Company’s fiscal 2013 executive compensation programs. A substantial majority (99%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that these results reaffirm our shareholders’ support of the Company’s approach to executive compensation.
In summary, the Board of Directors, the Compensation Committee and Calpine’s management believe that compensation should help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead Calpine in creating value for our shareholders. Our executive compensation and benefit programs are designed to reward increased shareholder value and the achievement of key operating objectives. Our equity plans are designed to help align executive compensation with the long-term interests of our shareholders. Our performance objectives measure our management team’s success in implementing our business plan and our goal of being recognized as the premier independent power company in the U.S. We believe that our executive compensation program satisfies this goal and is closely aligned with the long-term interests of our shareholders.
Our executive compensation program is simple in design. The compensation of our named executive officers consists almost exclusively of base salary, annual cash incentives, and grants of equity, a significant portion of which is tied to performance. The Compensation Committee sets the compensation of our named executive officers based on their achievement of annual financial and operational objectives that further our long-term business goals and based on the creation of sustainable long-term shareholder value. This is done by basing a significant portion of their compensation on performance incentives whether through equity awards, which are tied to the appreciation of the price of our common stock or other performance metrics, or through annual cash incentive bonuses, which are tied to the achievement of corporate performance goals and certain financial and operating metrics. Our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures correlated with growing shareholder value rather than simply rewarding shorter-term performance and payout periods. We believe that the mix and structure of our executive compensation packages strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The principles and objectives that govern Calpine’s compensation decisions include:

•	alignment with shareholders’ interests;

•	emphasis on pay for performance;

•	focus on performance over time; and

•	recruitment, retention and motivation of key executive leadership talent.
This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Because the shareholder vote on this proposal is advisory, it will not be binding on us, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements. Further, this advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of Calpine and its shareholders, and is consistent with our commitment to high standards of corporate governance.

For the reasons outlined above, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our shareholders to endorse our executive compensation program by voting for the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.
The Board of Directors recommends that you vote “FOR” the foregoing resolution for the reasons outlined above.

PROPOSAL 4
TO AMEND AND RESTATE THE COMPANY’S BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The Company’s bylaws currently provide for a plurality voting standard, under which a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such “FOR” votes constitute a majority of all votes (including those withheld). By contrast, a majority voting standard requires that the number of votes cast “FOR” a director nominee’s election exceed the number of votes cast “against” that nominee in order for the nominee to be elected. Abstentions and broker non-votes would have no effect in determining whether the required majority vote had been obtained.
After careful consideration, the Board has determined that the adoption of a majority voting standard for uncontested director elections is in the best interests of the Company and its shareholders at this time. The Board recognizes that many shareholders believe that a majority voting standard increases a board’s accountability to shareholders and that many public companies recently have adopted a majority voting standard in uncontested director elections. The majority voting standard would only apply in uncontested elections. Uncontested elections are elections where the number of director nominees does not exceed the number of directors to be elected at the meeting. In a contested election, director nominees would continue to be elected by a plurality vote standard. A contested election is an election where the number of director nominees exceeds the number of directors to be elected at the annual meeting, as determined by the secretary of the company.
Further, if a director nominee fails to receive the required number of votes for reelection in an uncontested election, such director will be required to promptly submit a letter of resignation to the Board for consideration. The applicable committee of the Board will review such director’s letter of resignation and make a recommendation to the Board as to whether the Board should accept the resignation of the unsuccessful incumbent director or take alternative action. In making its recommendation, the committee will consider all relevant factors and alternatives. Within 90 days of receiving the certified vote, the Board will consider the recommendation of the applicable committee of the Board and determine the appropriate course of action. If the committee recommends that the Board accept such resignation, then the Board (i) will follow the committee’s recommendation, unless it determines that it is in the best interest of the Company for such director to continue serving as a director, (ii) will not elect or appoint such director for at least one year after the annual meeting at which resignation was submitted, and (iii) may fill the vacancy or otherwise decrease the size of the Board in accordance with the Company’s Bylaws. If the committee recommends that the Board reject such resignation, then such director shall continue to serve until the next annual meeting and until such director’s successor is duly elected, or his or her earlier resignation or removal. The Board will publicly disclose (either through an SEC filing or a widely-disseminated press release) its decision and the rationale supporting it.
The discussion above is qualified in its entirety by reference to the full text of the proposed Amended and Restated Bylaws, which is attached hereto as Annex B.
The Board of Directors recommends that you vote “FOR” the proposal to amend and restate the Company’s bylaws to implement majority voting in uncontested director elections.

PROPOSAL 5
TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE CALPINE CORPORATION 2008 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE
Introduction
The Company provides stock-based compensation under the Calpine Corporation 2008 Equity Incentive Plan (the “Equity Incentive Plan”) to our directors, executive officers, employees and consultants of the Company and its affiliates. The Equity Incentive Plan became effective on January 31, 2008 and was amended in 2010 and in 2013, in each case following approval by our shareholders.
The Equity Incentive Plan is designed to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) places a limit on the tax deductibility of compensation in excess of $1.0 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next three most highly compensated executive officers (other than the chief financial officer) in the year that the compensation is paid. This limitation applies only to compensation that is not considered performance-based under the Section 162(m) rules so long as the material terms of the performance goals underlying the performance-based award are approved by shareholders at least every five years. In order to allow for certain awards under the Equity Incentive Plan to qualify as tax-deductible performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the Company is asking shareholders to reapprove the material terms of the performance goals of the Equity Incentive Plan. We generally structure our compensation programs, where feasible, to minimize or eliminate the impact of the limitations of Section 162(m) when we believe such payments are appropriate, after taking into consideration business conditions or the officer’s performance.
The Board of Directors is not proposing that any of the performance goals under the Equity Incentive Plan be modified. The Company is asking shareholders to reapprove the material terms of the performance goals of the Equity Incentive Plan. If the material terms of the performance goals under the Equity Incentive Plan are not reapproved by shareholders, the Equity Incentive Plan will continue in effect in accordance with its terms and the performance goals described in the Equity Incentive Plan will not be deemed to have been reapproved by shareholders for purposes of Section 162(m).
The Company may issue up to 40,533,000 million shares under the Equity Incentive Plan, subject to adjustment. As of March 2, 2015, there were 9,768,753 shares available for future issuance as awards under the Equity Incentive Plan, excluding outstanding awards subject to forfeiture. As of March 2, 2015, the number of outstanding awards granted under the Equity Incentive Plan totals 6,703,373 shares.
Plan Description
The principal features of the Equity Incentive Plan are summarized in this proxy statement. Shareholders should read the Equity Incentive Plan for a full statement of its legal terms and conditions. Annex C attached to this proxy statement contains the full text of the Equity Incentive Plan.
Purpose. The purpose of the Equity Incentive Plan is to promote our long-term growth and profitability by (a) providing certain of our directors, executive officers, employees and consultants of the Company and its affiliates with incentives to maximize shareholder value and otherwise contribute to our success and (b) enabling us to attract, retain and reward the best available persons for positions of responsibility.
Types of Awards. Grants of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards, or any combination of the foregoing may be made under the Equity Incentive Plan.
Administration. The Board has delegated its authority to administer the Equity Incentive Plan to the Compensation Committee. The Compensation Committee has authority to, among other things, select those grantees to whom awards are granted under the Equity Incentive Plan, determine the number of shares of common stock subject to each award, modify outstanding awards (such as to modify the time or manner of vesting), make decisions regarding outstanding awards under the Equity Incentive Plan that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments, construe and interpret the Equity Incentive Plan and apply its provisions and exercise discretion to make any other determinations which it determines to be necessary or advisable for administration of the Equity Incentive Plan. The Compensation Committee may also modify the purchase price or exercise price of any outstanding award under the Equity Incentive Plan. However, except in connection with a corporate transaction involving the Company, such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, or as described under “Adjustments” below, the terms of outstanding awards under the Equity Incentive Plan may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, without, in each such case, first obtaining approval by the Company’s shareholders. The Board may delegate to our officers the authority to administer the Equity Incentive Plan, within certain limitations specified by the Equity Incentive Plan. Interpretations and construction by the Compensation Committee of the Equity Incentive Plan or any award granted under the Equity Incentive Plan are final, binding and conclusive. The Compensation Committee is comprised of one or more members of the Board who are appointed by the Board. Currently, the members of the Compensation Committee are Robert A. Mosbacher, Jr. (chair), Frank Cassidy, Michael W. Hofmann and Denise M. O’Leary, each of whom is an independent director.
Shares Subject to the Equity Incentive Plan. The aggregate number of shares of our common stock for which awards may be granted under the Equity Incentive Plan is 40,533,000 subject to adjustment for certain changes in our capital structure (described below under “Adjustments”). Each share subject to an option or stock appreciation right granted under the Equity Incentive Plan will reduce the aggregate number of shares for which awards may be granted under the Equity Incentive Plan by 1 share. Each share subject to a restricted stock or restricted stock unit award, or an other stock-based award or dividend equivalent, granted under the Equity Incentive Plan will reduce the aggregate number of shares for which awards may be granted under the Equity Incentive Plan by 2.22 shares. The shares of common stock that may be issued under the Equity Incentive Plan are either authorized and unissued shares or previously issued shares that have been reacquired by us and are held as treasury stock. Any shares subject to an option that expires or is terminated without having been fully exercised, or subject to a restricted stock or other award that is forfeited, prior to termination of the Equity Incentive Plan, will again become available for the grant of awards under the Equity Incentive Plan (based on the share counting rules in effect on the grant date of the award). Any shares used to pay the exercise price of an option or withheld to satisfy tax withholding obligations will not become available for the grant of awards under the Equity Incentive Plan. All shares that were subject to a stock-settled stock appreciation right that were not issued upon the exercise of such stock appreciation right will also not become available for the grant of awards under the Equity Incentive Plan. If (1) an award under the Equity Incentive Plan is settled in cash in lieu of shares of common stock, or (2) an award is exchanged with the Compensation Committee’s permission, prior to the issuance of shares of common stock, for an award pursuant to which shares of common stock may not be issued, then, in either such case, such shares will become available for the grant of awards under the plan. Any shares of common stock that are subject to awards that may only be settled in cash will not reduce the aggregate number of shares of common stock for which awards may be granted under the Equity Incentive Plan. No more than 1,250,000 shares of common stock may be subject to awards granted to any individual during any calendar year. On March 2, 2015, the closing price of our common stock on the NYSE was $20.68.
Eligibility. Awards may be granted under the Equity Incentive Plan to our directors, executive officers, employees and consultants of the Company and its affiliates who are selected by the Compensation Committee, as well as those reasonably expected to become directors, officers, executive officers or consultants following the grant date. Only our employees or employees of our subsidiaries are eligible to receive incentive stock options.
Incentive Stock Options and Nonstatutory Options. Options granted under the Equity Incentive Plan provide grantees with the right to purchase shares of common stock at a predetermined exercise price. The Compensation Committee may grant options that are intended to qualify as incentive stock options or options that are not intended to so qualify (“nonstatutory options”). The expiration date of an option is no later than the tenth anniversary of the date of grant (or the fifth anniversary in the case of incentive stock options granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).
Stock Appreciation Rights. A stock appreciation right (“SAR”) generally permits a grantee who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of a share of common stock over the exercise price of such SAR by (b) the number of shares with respect to which the SAR is being exercised. The Compensation Committee may grant SARs in conjunction with options or independently of them. The expiration date of a SAR granted independently of an option is no later than the tenth anniversary of the date of grant.
Exercise Price for Options and Stock Appreciation Rights. The exercise price for incentive stock options, nonstatutory options, and stock appreciation rights will not be less than the fair market value of a share of common stock on the date of grant, unless the option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Internal Revenue Code.
Exercise of Options and Stock Appreciation Rights. The Compensation Committee determines the time or times at which an option or SAR may be exercised in whole or in part, the methods by which the exercise price of options may be paid or deemed to be paid, the form of such payment, and the methods by which shares are delivered or deemed to be delivered to participants, and all other conditions of options and SARs. In general, and except as provided in an individual agreement with a grantee, upon termination of a grantee’s employment or service with us, all unvested options or SARs held by such grantee will immediately terminate, and the grantee may exercise all vested options or SARs during the three-month period after such termination. In the event that a grantee’s employment or service with us or an affiliate terminates due to death or retirement (or a grantee dies during the three-month period following termination as described in the preceding sentence), the grantee’s options or SARs become fully vested and may be exercised during the one-year period after such death or retirement. In no case, however, may an option or SAR be exercised later than the termination date of the option or SAR. In the event a grantee’s employment or service is terminated for cause, then all options or SARs, whether vested or unvested, will immediately terminate.
Transferability of Options. An incentive stock option may not be transferred except by will or the laws of descent and distribution and is exercisable during the lifetime of the grantee only by him or her. A nonstatutory option may, in the sole discretion of the Compensation Committee be transferable, upon written approval by the Compensation Committee and to the extent provided in the award agreement, to an immediate family member or related trust or similar entity or another transferee. The holder of any option may designate in writing a third party who shall, in the event of the holder’s death, be entitled to exercise such option.
Restricted Stock and Restricted Stock Units. The Compensation Committee may grant restricted stock that is forfeitable unless certain vesting requirements are met, and may grant restricted stock units (“RSUs”) which represent the right to receive shares of common stock after certain vesting requirements are met. The Equity Incentive Plan provides the Compensation Committee with discretion to determine the terms and conditions under which a grantee vests in his or her restricted stock or RSU award. The grantee of a restricted stock award will generally have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock, but such restricted stock will be subject to restrictions set forth in the award agreement, including forfeiture conditions and any restrictions on transfer of such restricted stock. At the Compensation Committee’s discretion, any cash and stock dividends with respect to restricted stock may either be paid currently to the grantee or withheld by us (and credited with interest, if determined by the Compensation Committee) until such time as the restrictions on the related restricted stock lapse (and will be forfeited if such restricted stock is forfeited). Each RSU may, in the Compensation Committee’s discretion, be credited with any cash and stock dividends paid with respect to one share of common stock. Such dividend equivalents may either be paid currently to the grantee or withheld by us (and credited with interest, if determined by the Compensation Committee) until settlement of the RSU (and will be forfeited if the RSU is forfeited). Dividends or dividend equivalents withheld by us may be paid in cash or common stock having an equivalent fair market value. Except as provided by the Compensation Committee (in an award agreement or otherwise), at such time as a grantee ceases to be our director, executive, employee or consultant of the Company and its affiliates for any reason, all shares of restricted stock or RSUs granted to such grantee on which the restrictions relating thereto have not lapsed are immediately forfeited to us.
Other Stock-based Awards. The Compensation Committee may grant other stock-based awards, consisting of rights or other interests granted under the Equity Incentive Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock (including, for example, dividend equivalents or performance units), each of which may be subject to the attainment of performance goals, a period of continued employment and/or other terms or conditions, each as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of other stock-based awards, consistent with the terms of the Equity Incentive Plan, at the date of grant or thereafter.
Performance Compensation Awards. Awards granted under the Equity Incentive Plan may, as determined by the Compensation Committee, be conditioned upon the achievement of specified performance goals and are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Such performance compensation awards are generally paid or vested solely on account of the attainment of one or more pre-established, objective performance goals, within the meaning of Section 162(m) of the Internal Revenue Code, over a performance period selected by the Compensation Committee. Any such performance goals are based on one more of the following performance criteria:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue;

•	gross profit or gross profit growth

•	net operating profit (before or after taxes);

•	return measures (including return on assets, capital, invested capital, equity, or sales);

•	cash flow (including operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios

•	share price (including growth measures and total shareholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control; and

•	enterprise value.
Performance goals may be determined in relation to us or an affiliate, division or operational unit, or any combination thereof, on an absolute basis or relative basis in comparison to a group of comparable companies or an index, all as determined by the Compensation Committee. To the extent permitted by Section 162(m) of the Internal Revenue Code, the Compensation Committee may exercise discretion to adjust or modify the calculation of a performance goal to prevent the dilution or enlargement of the rights of grantees based on the following events: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs, extraordinary nonrecurring items described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; acquisitions or divestitures; any other specific or unusual or nonrecurring events or objectively determinable category thereof; foreign exchange gains and losses and a change in our fiscal year. In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance criteria without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval. Unless otherwise provided by the applicable award agreement, a grantee must be employed by us on the last day of a performance period to be eligible for payment of his or her performance compensation award. The maximum performance compensation award payable to any one grantee under the Equity Incentive Plan for a performance period is 1,250,000 shares of common stock or, in the case of awards payable in cash, the cash equivalent thereof on the first or last day of the performance period, as determined by the Compensation Committee.
Adjustments. In the event of a change in the number or class of the outstanding shares of common stock due to split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to awards granted under the Equity Incentive Plan, both in the aggregate and as to any grantee, and the number and class of shares then subject to outstanding awards and the exercise price per share of outstanding options or stock appreciation rights (“SARs”), shall be adjusted to reflect such change, all as determined by the Compensation Committee. In the event of any other change in the number or kind of outstanding shares of common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it shall have been exchanged, if the Compensation Committee determines that such change equitably requires an adjustment in any award that has been or may be granted under the Equity Incentive Plan, such adjustment shall be made in accordance with such determination. Further, with respect to any awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, such adjustments or substitutions shall be made only to the extent that the Compensation Committee determines that such adjustments or substitutions may be made without causing us to be denied a tax deduction on account of Section 162(m) of the Internal Revenue Code.
Change in Control. Any outstanding options and restricted stock awards will become immediately vested in full upon a change in control of the Company (as defined in the Equity Incentive Plan). Any other outstanding awards will become immediately vested in full upon a change in control of the Company, unless otherwise determined by the Compensation Committee or stated in an award agreement.
Modification or Termination of the Equity Incentive Plan and Awards. In general, the Board can modify, alter, amend or terminate the Equity Incentive Plan (at any time and with or without retroactive effect) in whole or in part in its discretion without approval of the shareholders or any other person, except that no amendment will become effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. However, no amendment to or termination of the Equity Incentive Plan may adversely affect any rights of any grantee under any outstanding award without his or her written consent. The Board may, at any time, amend the terms of an outstanding award, except that no such amendment may impair the rights under any award without the written consent of the affected grantee. Additionally, the Board may unilaterally amend from time to time the provisions of the Equity Incentive Plan and the provisions of any outstanding award in such respects as the Board shall, in its sole discretion, deem advisable to incorporate in the Equity Incentive Plan or any such award any new provision or change designed to comply with or take advantage of requirements or provisions of the Internal Revenue Code or any other statute, or rules or regulations of the Internal Revenue Service or any other governmental agency enacted or promulgated after the adoption of the Equity Incentive Plan.
Unless otherwise provided by any award agreement, in the event (1) of a change in control of the Company (as defined in the Equity Incentive Plan), (2) we merge or are consolidated with another entity and in connection therewith consideration other than equity is provided to our shareholders or outstanding awards are not to be assumed by the resulting entity, (3) all or substantially all of our assets are acquired by another person, (4) we are reorganized or liquidated or (5) we enter into a written agreement to undergo a transaction specified in (2), (3) or (4) above, the Compensation Committee may, in its discretion and upon advance notice to the affected persons, cancel any outstanding awards and cause the holders thereof to be paid in cash, stock or other property (or any combination thereof) the value of such awards based on the price per share of common stock received or to be received by other shareholders of the Company in such event.
Duration of the Equity Incentive Plan. If not previously terminated by the Board, the Equity Incentive Plan will terminate on the close of business on January 31, 2018, which is the ten-year anniversary of the effective date of the Equity Incentive Plan.
Tax Withholding Obligations. To the extent provided by the terms of an award agreement and subject to the discretion of the Compensation Committee, a grantee may satisfy any tax withholding obligation relating to an award by any, or a combination, of the following means, in addition to our right to withhold from any compensation paid to the grantee by us: (a) payment in cash, (b) authorizing us to withhold shares of common stock from the shares otherwise issuable to the grantee upon exercise or acquisition of common stock under the award or (c) delivering to us previously owned and unencumbered shares of common stock.
Certain Federal Income Tax Consequences of the Equity Incentive Plan
The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the Equity Incentive Plan. The consequences of transactions depend on a variety of factors, including a participant’s tax status. References to “the Company” in this summary of tax consequences mean us, or any affiliate of us that employs or receives the services of a recipient of an award under the Equity Incentive Plan, as the case may be.

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Incentive Stock Options. A grantee will not recognize any income upon the grant of an incentive stock option or, assuming requirements of the Equity Incentive Plan and the Internal Revenue Code are met, upon exercise thereof. If the shares are disposed of by the grantee more than two years after the date of grant of the incentive stock option, and more than one year after those shares are transferred to the grantee, any gain or loss realized upon the disposition will be a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction in respect of the option or its exercise. If the grantee disposes of the shares within either such period in a taxable transaction, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the exercise price will be compensation taxable to the grantee as ordinary income, and the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the grantee. If the amount realized upon that disqualifying disposition exceeds the fair market value of the shares on the exercise date, the excess will be a capital gain. If the exercise price exceeds the amount realized upon such disqualifying disposition, the difference will be a capital loss.

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Nonstatutory Options. Upon the grant of a nonstatutory option, a grantee will not recognize any taxable income. Generally, at the time a nonstatutory option is exercised, the grantee will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock purchased upon exercise over the exercise price. Upon a subsequent disposition of the shares, the grantee will realize either long-term or short-term capital gain or loss, depending upon the holding period of the shares.

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Stock Appreciation Rights. Upon the grant of a stock appreciation right, a grantee will not recognize any taxable income. Generally, at the time a stock appreciation right is exercised, a grantee will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of common stock received.

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Restricted Stock. A grantee will not recognize any income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture, unless the grantee has made an election under Section 83(b) of the Internal Revenue Code. If a grantee makes such an election, he or she will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a tax deduction, equal to the fair market value of the common stock subject to the award on the award date, and the grantee will not recognize additional taxable compensation income on the vesting date. If no such election is made, at the time the vesting terms and conditions applicable to restricted stock are satisfied, the grantee will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, equal to the then fair market value of the common stock on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the grantee.

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Restricted Stock Units. Upon the grant of restricted stock units, a grantee will not recognize any taxable income. Generally, the grantee will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding), plus the then-current fair market value of any shares of common stock received, by the grantee upon settlement of the restricted stock units.

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Other Stock-based Awards. The granting of an other stock-based award will not result in the recognition of taxable income by the grantee or a tax deduction by the Company. The payment or settlement of an other stock-based award generally results in immediate recognition of taxable ordinary income by the grantee equal to the amount of any cash received or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the grantee and the company will be similar to the tax consequences of restricted stock awards, described above. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award (less any amount paid for those shares), and the company will be entitled to a corresponding tax deduction.

Under Section 162(m) of the Internal Revenue Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers, other than the Chief Executive Officer or Chief Financial Officer, who are employed by us on the last day of the Company’s taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by our shareholders is not subject to this deduction limitation. The Equity Incentive Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the Equity Incentive Plan with an exercise price at least equal to the grant date fair market value of the common stock will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Internal Revenue Code. As discussed above under “Performance Compensation Awards,” the Equity Incentive Plan allows the Compensation Committee discretion to grant performance compensation awards that are intended to be qualified performance-based compensation for purposes of Section 162(m).
Under certain circumstances, accelerated vesting, exercise or payment of awards under the Equity Incentive Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Aggregate Outstanding Grants
As of March 2, 2015, outstanding awards under the Equity Incentive Plan are held by, or approved to be granted to, the following named individuals and groups:

Name and Position	Stock Options (Number of Shares)	Restricted Stock (Number of Shares)	Performance Share Units (Number of Units)
Jack A. Fusco, Executive Chairman	5,039,000	224,636	266,690
John B. (Thad) Hill III, President and Chief Executive Officer	1,662,651	183,223	151,350
Zamir Rauf, Executive Vice President and Chief Financial Officer	502,566	59,490	90,674
W. Thaddeus Miller, Executive Vice President and Chief Legal Officer	1,563,667	109,059	123,415
Steven D. Pruett, Executive Vice President and Chief Commercial Officer	92,087	29,084	37,235
John M. Adams, Executive Vice President, Power Operations	133,962	35,213	34,872
All current executive officers as a group	9,174,930	653,370	721,144
All current directors who are not executive officers as a group	—	—	—
Each nominee for election as a director	—	—	—
Each associate of any such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive 5% of such options or restricted stock	—	—	—
All employees, including all current officers who are not executive officers, as a group	1,728,330	3,487,467	502,377
Because it is within the Compensation Committee’s discretion to determine which directors, employees and consultants receive awards under the Equity Incentive Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive restricted stock and performance share awards under the Equity Incentive Plan. See “ — Grants of Plan-Based Awards” table for a description of equity grants made to our named executive officers during the year ended December 31, 2014.
The Board of Directors recommends that you vote “FOR” the proposal to reapprove the material terms of the performance goals under the Calpine Corporation 2008 Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code.

DIRECTOR COMPENSATION
The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our Board for the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Frank Cassidy	107,500	99,992	207,492
Robert C. Hinckley	104,000	99,992	203,992
Michael W. Hofmann	104,000	99,992	203,992
David C. Merritt	110,000	99,992	209,992
W. Benjamin Moreland	90,000	99,992	189,992
Robert A. Mosbacher, Jr.	109,000	99,992	208,992
Denise M. O’Leary	114,000	99,992	213,992
J. Stuart Ryan(2)	70,467	—	70,467
_____________

(1)
The amounts set forth next to each award represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For discussion of the assumptions used in these valuations, see Note 12 of the Notes to Consolidated Financial Statements included in the Company’s 2014 Annual Report. Represents 4,452 restricted stock units granted to each of Ms. O’Leary and Messrs. Cassidy, Hinckley, Hofmann, Merritt, Moreland and Mosbacher on May 14, 2014 pursuant to the 2008 Amended and Restated Director Incentive Plan (the “Director Plan”), vesting on the earlier to occur of the first anniversary date of the date of grant or the day immediately preceding the date of the 2015 Annual Meeting of the Stockholders. All such grants remained outstanding at December 31, 2014. In addition, the following members of the Board have elected to defer the distribution date of restricted stock units granted prior to 2014 and such awards remain outstanding at December 31, 2014: Mr. Cassidy - 4,362 shares, Mr. Hofmann - 4,362 shares, Mr. Merritt - 10,729 shares and Ms. O’Leary - 6,367 shares.

(2)	Mr. Ryan did not stand for re-election as a member of our Board at the annual meeting of shareholders held on May 14, 2014. Thus, he did not receive a grant of restricted stock in 2014.
Our Corporate Governance Guidelines provide that compensation for our non-employee directors’ services may include annual cash retainers, shares of our common stock and options for such shares; meeting fees; fees for serving as a committee chairman; and fees for serving as a director of a subsidiary. We also reimburse directors for their reasonable out-of-pocket and travel expenses in connection with attendance at Board and committee meetings. Our Compensation Committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board. Our Corporate Governance Guidelines provide that director compensation should be fair and equitable to enable the Company to attract qualified members to serve on its Board.
We had the following compensation structure for non-employee directors for 2014:

	Annual Retainer ($)	Meeting Fees ($)	Restricted Stock Unit Award Value ($)	Committee Chair Retainer ($)
Outside Board Members	56,000	20,000	100,000(1)	—
Chairman of the Board	100,000(2)	—	50,000(3)	—
Lead Director	25,000	—	—	—
Audit Committee	—	14,000	—	20,000
Compensation Committee	—	14,000	—	10,000
Nominating and Governance Committee	—	14,000	—	10,000
_____________

(1)
Restricted stock units vest on the earlier to occur, the first anniversary of the date of grant or the day immediately preceding the date of the next Annual Meeting of the Shareholders. Annual equity grants to non-employee directors are generally approved by the Board of Directors during its first meeting of the calendar year. All non-employee directors are generally eligible for annual equity awards granted pursuant to the Director Plan.

(2)	The independent Chairman of the Board receives this amount in addition to the annual retainer paid to independent outside board members.

(3)	The Chairman of the Board receives this additional amount in the form of a grant of restricted shares.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section of the proxy statement explains how our executive compensation programs are designed and operate with respect to the following officers identified in the “Summary Compensation Table” below (the “named executive officers”):

Jack A. Fusco	Executive Chairman
John B. (Thad) Hill III	President and Chief Executive Officer
Zamir Rauf	Executive Vice President and Chief Financial Officer
W. Thaddeus Miller	Executive Vice President, Chief Legal Officer and Secretary
Steven D. Pruett(1)	Executive Vice President and Chief Commercial Officer
John M. Adams	Executive Vice President, Power Operations
_____________

(1)	Mr. Pruett retired effective March 13, 2015.
Executive Summary
Our goal is to be recognized as the premier power generation company in the U.S. and our Compensation Committee believes that our executive compensation program is instrumental in helping us achieve this goal. We maintain simple, straightforward compensation programs pursuant to which our named executive officer compensation consists almost entirely of base salary, annual cash incentives and equity grants.
During 2014, we achieved strong operational and financial results despite challenging environments in the competitive wholesale markets in which we operate. Our executive management team remains focused on executing their strategic plan to create long-term value for our shareholders. The compensation decisions made by the Compensation Committee in 2014 reflect our commitment to aligning executive compensation with shareholder value and focus on incentivizing our executives to improve financial and operating performance. In addition, Mr. Hill succeeded Mr. Fusco as Chief Executive Officer in May 2014 and Mr. Fusco assumed the role of Executive Chairman. This management transition secured important leadership continuity over the next several years.
Best Practices in Compensation Governance and Highlights of Recent Developments
We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions and changing regulatory requirements. Some of our significant practices, policies and recent modifications include:

•
Pay for Performance. In accordance with our pay for performance philosophy, a significant portion of the total compensation of our Chief Executive Officer and our other named executive officers is based on the Company’s performance.

•
Emphasis on Performance Over Time. Also in accordance with our philosophy, the compensation program for our named executive officers is designed to mitigate imprudent short-term decision making and risk taking and emphasize long-term performance.

•
Clawbacks. The employment agreements for Messrs. Fusco and Miller, and the letter agreement for Mr. Hill, provide for a three-year clawback related to any after-tax portion of income realized from the exercise of their respective sign-on options, and the employment agreement for Mr. Hill also provides for a three-year clawback related to any after-tax portion of his annual cash incentive compensation, in each case, in the event they commit a willful and intentional act which directly results in a material restatement of the Company’s earnings.

•	Performance-Based Annual Incentive Awards. Our Calpine Incentive Plan (“CIP”) is 100% performance-based and uses multiple financial and operational performance measures.

•
Limited Perquisites. We offer a limited amount of perquisites and other personal benefits to our senior executives consistent with prevailing market practice and the Company’s overall compensation program. Perquisites do not constitute a material part of our compensation program.

•
Stock Holding and Ownership Policy. Messrs. Fusco, Miller and Hill are required to hold shares equal to at least 50% of the after-tax proceeds of each exercise of their sign-on options until their employment with the Company terminates. In addition, Mr. Hill is required to hold shares equal to at least five times his base salary by the fifth anniversary of the effective date of his employment agreement.

•	No Pledging of Shares. Our insider trading policy (which is applicable to all employees, including named executive officers) expressly prohibits hedging of Company shares.

•
Compensation Risk Assessment. Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. We believe that our compensation practices and policies do not encourage excessive or unnecessary risk taking.

•
Independent Compensation Consultant. The Compensation Committee utilizes the services of Meridian Compensation Partners, LLC, a national compensation consulting firm, as its independent compensation advisor.

•	No Supplemental Retirement Benefits. Our named executive officers participate in retirement plan programs provided to all Calpine employees and do not receive special retirement plans or benefits.

•
No Excise Tax “Gross-ups”. Our executive officers are not entitled to an excise tax gross-up payment in the event that any benefit or payment by the Company is determined to be subject to the excise tax imposed by Code Section 4999.

•
Performance Share Unit Program and Elimination of Stock Option Awards. Our long-term incentive program for the Company’s officers, including the named executive officers, which is designed to more closely align the interests of our officers and shareholders, provides that 50% of the award opportunity, or 40% in the case of Mr. Adams, is in the form of performance share units that are earned (or forfeited) based on the Company's relative total shareholder return (“TSR”) performance over a three-year period, with the remaining 50% of the award opportunity, or 60% in the case of Mr. Adams, in the form of restricted stock awards. The Company does not award stock options to our named executive officers.

The following charts illustrate the mix of pay for our Chief Executive Officer (“CEO”) and our other named executive officers (“Other NEO”) excluding Jack Fusco, our Executive Chairman, a significant portion of which is tied to performance-based short- and long-term incentives.

2014 Performance and Strategic Accomplishments Considered in Determining Executive Compensation
Our executive compensation decisions in 2014 were greatly influenced by continued strong financial and operating results in a challenging economic environment. Our CIP focuses on several key financial and operating performance measures, including:

•	Commodity Margin;

•	Cost management;

•	Capital spending discipline;

•	Power plant availability and reliability; and

•	Operational safety.

Under the leadership of our executive management team, our key financial and operational performance accomplishments over the course of 2014 include:

•	We delivered annual TSR of 13.4%, in line with the S&P 500 Index.

•
We returned capital to shareholders in the form of repurchasing approximately 49.7 million shares of our outstanding common stock for approximately $1.1 billion at an average price of $22.14 per share.

•	We exceeded our target thresholds for Commodity Margin, TRIR and Average EFOF. See “— Elements of Compensation” for how these corporate performance goals are defined.

•	Our Adjusted Free Cash Flow per share increased 34% from 2013 and our Adjusted EBITDA increased 7% from 2013 (see Annex A).

•
Our employees achieved a lost time incident rate of 0.08 lost time injuries per 100 employees which places us in the first quartile performance for power generation companies with 1,000 or more employees.

•	Our entire fleet achieved a forced outage factor of 1.9% and a starting reliability of 98.6%.

•
We completed the acquisition of a 1,000 MW power plant in Texas and a 731 MW power plant in Massachusetts and completed the expansions of our Deer Park and Channel Energy Centers which add long-term value to our fleet of power plants.

•
We successfully originated several new long-term contracts with customers in our West, Texas and East segments, including those related to our Geysers Assets, our RockGen, Pastoria, Delta and Osprey power plants and our Texas power plant fleet which add long-term value to our fleet of power plants.

•
We completed the sale of six of our power plants in our East segment for a purchase price of approximately $1.57 billion in cash which better aligns our asset base with our long-term strategic focus on competitive wholesale markets.

•	We strengthened our balance sheet and liquidity by refinancing debt to secure lower interest rates and amending our Corporate Revolving Facility to increase the capacity by an additional $500 million.
A comparison of our financial and operating performance over the past two years is provided below (in millions, except percentages and per share amounts):

	2014	2013
Commodity Margin(1)	$2,820	$2,631
Expenses(1)	$871	$801
CAPEX & major maintenance expense(1)	$391	$392
Average EFOF(1)	2.38%	2.1%
TRIR(1)	0.64%	0.88%
Income from operations	$1,989	$874
Adjusted EBITDA(2)	$1,949	$1,830
Diluted Earnings (Loss) Per Share	$2.31	$0.03
Adjusted Free Cash Flow Per Share(2)	$2.03	$1.52
Share Price on December 31	$22.13	$19.51
_____________

(1)	As defined later in this section in our 2014 CIP Performance Score Calculation in “—Elements of Compensation.”

(2)
See Annex A to this proxy statement for a discussion of Adjusted EBITDA and Adjusted Free Cash Flow per share as well as a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.

Our fiscal year 2014 compensation actions and decisions were substantially based on our named executive officers’ accomplishments and contributions to the Company’s performance results, as highlighted above. The annual cash incentive bonus, pursuant to the Calpine Incentive Plan, was 118% of target for 2014 compared to 104% for 2013. Further details of our base salaries, 2014 CIP performance score calculation and other key strategic achievements are discussed in greater detail under “Compensation Discussion and Analysis — Determining Executive Compensation.”
Our Compensation Program Objectives and Guiding Principles
The Compensation Committee believes that the compensation program for our named executive officers emphasizes at-risk, performance-based compensation without motivating imprudent risk taking. The Compensation Committee believes that our executive compensation program also helps Calpine recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the Company in creating value for our shareholders. In addition, the Compensation Committee believes that the mix and structure of compensation for our executives strikes an appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The compensation objectives and principles that govern the Company’s compensation decisions include:

•
Alignment with Shareholders’ Interests — Our long-term incentive awards are equity-based, linking a significant portion of our named executive officers’ pay to the value and appreciation in the value of our share price.

•
Pay for Performance — A significant portion of compensation for our named executive officers is linked to performance through appreciation of the price of our common stock and the achievement of corporate performance goals and certain financial and operating metrics that we believe drive the value of our share price. We believe our performance share unit program strengthens the link between pay and performance.

•
Emphasis on Performance Over Time — The compensation program for our named executive officers is designed to mitigate excessive short-term decision making and risk taking. The value of long-term incentives is substantially greater than the annual cash incentive bonus and our annual incentive plan limits the maximum cash incentive bonus that can be earned in a given year. The Compensation Committee also retains the discretionary power to reduce annual incentive awards below calculated values.

•
Recruitment, Retention and Motivation of Key Leadership Talent — We provide an appropriate combination of fixed and variable compensation designed not only to attract and motivate the most talented executives for Calpine, but also to encourage retention by vesting equity awards over three to five years.

Results of the 2014 Advisory Vote on Executive Compensation (“say-on-pay”)
At the Company’s Annual Meeting of Shareholders held in May 2014, our shareholders were asked to approve the Company’s fiscal 2013 executive compensation programs. A substantial majority (99%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. As Calpine regularly engages shareholders to discuss a variety of aspects of our business and welcomes shareholder input and feedback, the “say-on-pay” vote serves as an additional tool to guide the Board and the Compensation Committee in ensuring alignment of Calpine’s executive compensation programs with shareholder interests. The Compensation Committee believes that these results reaffirm our shareholders’ support of the Company’s approach to executive compensation.
The Compensation Committee continues working to ensure that the design of the Company’s executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance and does not encourage imprudent short-term risks. The Compensation Committee also continues to use the “say-on-pay” vote as a guidepost for shareholder sentiment and believes it is critical to maintain and continually develop this program to promote ongoing shareholder engagement, communication and transparency.
Determining Executive Compensation
The Compensation Committee bases any adjustments to current pay levels on several factors, including the scope and complexity of the functions an executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Any variations in compensation among our executive officers reflect differences in these factors.
Compensation Consultant
The Compensation Committee has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation and benefit programs. Since 2012, the Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”), a national compensation consulting firm, as its independent compensation advisor. Meridian provides an additional objective perspective as to the reasonableness of our executive compensation programs and practices and their effectiveness in supporting our business and compensation objectives. During 2014, Meridian regularly participated in Compensation Committee meetings and advised the Compensation Committee with respect to compensation trends and best practices, incentive plan design, competitive pay levels, our proxy disclosure, and individual pay decisions with respect to our named executive officers and other executive officers.
While Meridian regularly consults with management in performing work requested by the Compensation Committee, Meridian did not perform any separate additional services for management. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC rules and concluded that no conflict of interests exists that would prevent Meridian from independently representing the Compensation Committee.
Comparator Group
We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to our named executive officers in order to attract and retain top executive talent. The compensation comparator group allows us to monitor the compensation practices of our primary competitors for executive talent. However, we do not rely on this information to target any specific pay percentile for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs.
To help the Compensation Committee establish 2014 target compensation levels for the named executive officers, Meridian prepared an analysis that compared the current level of compensation for our named executive officers and compensation paid to comparable positions at companies in an industry comparator group approved by the Compensation Committee. The primary criteria used to identify our compensation comparator group were: (1) industry and energy portfolio - we compete for talent with energy and utility companies that have significant generation portfolios and significant non-regulated energy operations, and (2) financial scope - our management talent should be similar to that of companies that have similar financial characteristics. Due to the unique characteristics of Calpine’s non-regulated portfolio of power plants, the companies represented in the comparator group do not contain the exact mix of generating assets as Calpine and some contain regulated energy and other energy-related operations. However, the companies in the comparator group represent entities of relatively proportionate size, from a financial and/or operational perspective, and contain non-regulated power operations. We believe that the comparator group provides an appropriate reference for compensation data for companies with which Calpine competes for talent. The 11 companies in the 2014 comparator group are set forth below:

The AES Corporation	Entergy Corporation	PPL Corporation
DTE Energy Co.	FirstEnergy Corp.	Public Service Enterprise Group Inc.
Dynegy Inc.	NRG Energy, Inc.	TransAlta Corp.
Edison International	PG&E Corp.
The Compensation Committee considers pay data from the appropriate position matches within the comparator group for our named executive officers, including the effect on compensation, if any, of specific company size differences. We do not formally target total compensation, or any specific element of compensation, of our named executive officers against the comparator group, but instead use this market data to obtain a general understanding of current compensation practices in our industry.
Role of Executive Officers in Executive Compensation Decisions
The Chief Executive Officer reviews the compensation data gathered from the compensation surveys, considers each executive officer’s performance (other than himself) and makes a recommendation to the Compensation Committee on base salary, annual bonus and equity awards for each named executive officer other than himself. The Chief Executive Officer participates in Compensation Committee meetings at the Compensation Committee’s request to provide background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Committee utilizes the information provided by the Chief Executive Officer along with input from its compensation advisor and the knowledge and experience of its members in making compensation decisions. Executive officers do not propose or seek approval for their own compensation. The Chairman of the Compensation Committee, with input from the Chairman of the Board of Directors, recommends the Chief Executive Officer’s compensation to the Compensation Committee in an executive session, not attended by the Chief Executive Officer.

Elements of Compensation
Compensation for the named executive officers primarily consists of:

Type	Purpose
Base Salary	To provide a minimum, fixed level of cash compensation for the named executive officers to compensate executives for services rendered during the fiscal year.
Annual Cash Incentives	To drive achievement of annual corporate goals including key financial and operating results and strategic goals that drive value for shareholders.
Long-Term Incentives	To align executive officers’ interests with the interests of shareholders by rewarding increases in the value of our share price.
Post-Employment Compensation
To help retain executive officers and certain other qualified employees, maintain a stable work environment and provide financial security in the event of a change in control or in the event of a termination of employment in connection with or without a change in control.
To assist executive officers and other eligible employees to prepare financially for retirement, to offer benefits that are competitive and tax-efficient, and to provide a benefits structure that allows for reasonable certainty of future costs.

Allocation and Distribution of Each Element of Compensation
The portion of total compensation delivered in the form of base salary and benefits is intended to provide a competitive foundation and fixed rate of pay for the work being performed by each named executive officer and the associated level of responsibility and contributions to Calpine. The compensation opportunity beyond those pay elements is at risk and must be earned through achievement of annual goals, which represent performance expectations of the Board and management and long-term value creation for shareholders. In setting target compensation, the Compensation Committee focuses on the total compensation opportunity for the executive. The proportion of compensation designed to be delivered in base salary versus variable pay depends on the executive’s position and the ability of that position to influence overall Company performance. The more senior the level of the executive, the greater is the percentage of total pay opportunity that is variable.
Details of Each Element of Compensation
Base Salary. We pay base salaries to provide a minimum, fixed level of cash compensation for our named executive officers to compensate them for services rendered during the fiscal year. The 2014 base salary of each of our named executive officers was set following an annual review, during which adjustments were made to reflect performance-based factors, as well as competitive considerations. During its annual review of base salaries, the Compensation Committee primarily considers:

•	our budget for annual merit increases;

•	the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers;

•	the individual performance of each executive officer; and

•	pay data from our comparator group of companies provided by our independent compensation advisor.

We do not apply specific formulas to determine increases. Generally, executive salaries are adjusted effective with the first payroll period after the adjustment is determined. Base salary for each executive was increased to recognize performance and individual contributions to the improved strategy and operations of the Company and to ensure the base salary level is consistent with market practice. Base salaries and percentage increases from the previous year's base salary for our named executive officers are indicated below for 2014 and 2015:

	2014		2015
	Base Salary	Percentage increase from previous year	Base Salary	Percentage increase from previous year
Jack A. Fusco(1)	$1,339,000	3.0%	$669,500	—%
John B. (Thad) Hill III(2)	$708,548	3.0%	$1,100,000	10.0%
Zamir Rauf	$592,662	3.0%	$609,257	2.8%
W. Thaddeus Miller	$806,656	3.0%	$829,242	2.8%
Steven D. Pruett(3)(4)	$500,000	n/a	n/a	n/a
John M. Adams(3)	$400,000	n/a	$411,200	2.8%
_____________

(1)
On May 14, 2014, Mr. Fusco resigned as our Chief Executive Officer but continued to be employed as our Executive Chairman, and Mr. Fusco’s base salary was reduced by half in accordance with his employment agreement.

(2)
On May 14, 2014, Mr. Hill was appointed as our Chief Executive Officer. In connection with this promotion, Mr. Hill’s base salary was increased to $1,000,000 in accordance with his employment agreement.

(3)	Mr. Pruett retired effective March 13, 2015.

(4)	Messrs. Pruett and Adams each received an increase in their base salary on January 1, 2014 in conjunction with their promotions to Executive Vice President.
Annual Incentive — Calpine Incentive Plan. Our annual incentive program, the Calpine Incentive Plan (the “CIP”), is designed to promote the achievement of annual corporate goals including key financial, operating and strategic goals that, in turn, drive value for shareholders. All regular full-time, non-collective bargaining unit employees hired prior to October 1, 2014, were eligible to participate in the CIP including all our named executive officers. The Compensation Committee assigned to each executive officer a target incentive, expressed as a percentage of incentive eligible earnings (base salary amount paid in 2014), which is dependent on the level of the employee’s position and the scope of the employee’s responsibilities. Target annual incentive levels for each named executive officer are shown in a table below. The total target CIP incentive pool is the sum of all participants’ target annual incentive amounts. In addition, the Board retains the authority to award special bonuses for exceptional achievement.
Funding of CIP. Funding of the CIP incentive pool is triggered only if we meet a minimum corporate performance target established by the Compensation Committee. For fiscal 2014, this minimum corporate performance target was $1,448 million of Adjusted EBITDA, which was 80% of our fiscal 2014 Adjusted EBITDA goal of $1,810 million. Adjusted EBITDA, defined in our 2014 annual report, is primarily comprised of corporate net income before interest, income taxes and depreciation and amortization adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the noncontrolling interest, stock-based compensation expense, operating lease expense, non-cash gains and losses from foreign currency translations, major maintenance expense, gains or losses on the repurchase or extinguishment of debt, non-cash GAAP-related adjustments to levelize revenues from tolling agreements and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. Our Adjusted EBITDA of $1,949 million as reported in our 2014 annual report exceeded our minimum corporate performance target for fiscal year 2014.

The size of the CIP incentive pool is based on the extent to which we achieve the corporate performance goals that are established by the Compensation Committee. The Compensation Committee selected these performance goals to reflect a balanced evaluation of annual operating performance including cash generation, cost containment, safety and achievement of key goals that would drive future financial performance. The 2014 performance goals are based on financial and strategic goals. These goals and the actual results are shown in the following table and discussed in further detail below:
CIP Performance Score Calculation ($ in millions) for 2014

Performance Level Performance Score	Threshold 60%	Target 100%	Maximum 150%	Results	Score(1)	Weight	Weighted Score
Commodity Margin	$2,562	$2,662	$2,762	$2,820	150.0%	35.0%	52.5%
Expenses	$936	$851	$732	$871	90.6%	35.0%	31.7%
CAPEX/Maintenance	$410	$383	$351	$391	88.0%	10.0%	8.8%
TRIR	1.7	1.11	0.70	0.64	150.0%	10.0%	15.0%
Average EFOF	4.5%	2.49%	1.50%	2.38%	106.0%	5.0%	5.3%
Regulatory Compliance (Pass/Fail)	No material non-compliance events			PASS	100.0%	5.0%	5.0%
Overall Performance Score						100%	118.3%
_______________

(1)	For performance between target and maximum, score is determined by linear interpolation.

Explanation of Performance Measures.

•
Commodity Margin, as used for purposes of determining our CIP goal, is a non-GAAP financial measure that includes power and steam revenues, sales of purchased power and physical natural gas, capacity revenues, renewable energy credit revenue, sales of surplus emission allowances, transmission revenue and expenses, fuel and purchased energy expense, fuel transportation expense, environmental compliance expense and realized settlements from marketing, hedging and optimization activities including natural gas transactions hedging future power sales, but excludes mark-to-market activity. This amount differs from “Commodity Margin” as reported in our 2014 annual report as it also includes other revenue, as referenced in the CIP performance score calculation, Adjusted EBITDA from Calpine’s unconsolidated operations at Greenfield and Whitby, and certain other adjustments.

•
Expenses, as used solely for purposes of determining our CIP pool, is comprised of Plant Operating Expense (excluding major maintenance, scrap and stock-based compensation), Royalty Expense from Calpine’s geothermal operations, Sales, General & Administrative Expense (excluding stock-based compensation), and Other Operating Expense (excluding amortization and stock-based compensation), in each case, as calculated in accordance with U.S. GAAP and included in the amounts reported on our Consolidated Statement of Operations for the year ended December 31, 2014 in our 2014 annual report. We believe that Expenses is a useful tool for assessing the performance of our core operations and is a key operational measure reviewed by our management.

•
CAPEX/Maintenance refers to Calpine’s Capital Expenditure and Major Maintenance Expense related to the refurbishment of major turbine generator equipment and other plant-related facilities inclusive of Calpine’s unconsolidated operations at Greenfield and Whitby. CAPEX is capitalized into Property, Plant and Equipment and Maintenance is recorded as a component of Plant Operating Expense. We monitor these expenditures and establish targets as useful tools to measure our operating performance.

•
Average EFOF refers to Equivalent Forced Outage Factor, which is a measure indicating the percent of time that our power plants are not capable of reaching full capacity due to forced outages and forced equipment limitations.

•
TRIR refers to Total Reportable Incident Rate, which is a measure of operational safety. TRIR is calculated as the sum of our lost time, restricted duty and other recordable cases as well as any fatality incidents during the year multiplied by 200,000 and then divided by total hours worked during the year.

•
Regulatory Compliance refers to the Compensation Committee evaluation of overall regulatory compliance based on consultation with the Chief Compliance Officer. This performance criterion was met as there were no events of material non-compliance in 2014.

Determination of CIP Bonus Pool and Payouts. Based on the extent to which we achieved the performance goals, as shown above, approximately $53 million was funded to the total CIP bonus pool for 2014 for allocation among the plan participants. With the exception of Messrs. Pruett and Adams, each named executive officer’s target and maximum incentive as a percentage of his base salary is set forth in his employment agreement or letter agreement. In the case of Messrs. Pruett and Adams, their maximum incentive is consistent with the terms of the CIP. Threshold incentive levels under the CIP are set at 60% of the target incentive percentage for all participants. The following table shows the incentive eligible earnings and threshold, target and maximum incentive percentages and actual payout amounts for each named executive officer.

Name	Incentive Eligible Earnings	Threshold Incentive %	Target Incentive %	Maximum Incentive %	Incremental Incentive Rate		Incentive Calculation Overall Performance Score(2)	Incentive %(3)	Incentive Amount
Jack A. Fusco	$936,025	60%	100%	200%	2.0	(1)	118.3%	136.6%	$1,278,610
John B. (Thad) Hill III	$875,294	60%	100%	200%	2.0	(1)	118.3%	131.6%	$1,152,010
Zamir Rauf	$588,679	54%	90%	200%	2.22	(1)	118.3%	126.6%	$745,268
W. Thaddeus Miller	$801,234	54%	90%	200%	2.22	(1)	118.3%	126.6%	$1,014,362
Steven D. Pruett	$497,692	54%	90%	200%	2.22	(1)	118.3%	128.5%	$639,529
John M. Adams	$399,366	36%	60%	90%	2.22	(1)	118.3%	84.4%	$336,967
_______________

(1)
Incremental Incentive Rate equals the additional percentage of eligible earnings for each percent that Overall Performance Score exceeds 100%. Rate is calculated as the ratio of the difference between maximum and target incentive percentage and maximum and target Performance Score.

(2)	From 2014 CIP performance score calculation shown above.

(3)	Incentive % equals sum of Target Incentive plus product of excess of Overall Performance Score over 100% multiplied by Incremental Incentive Rate.
Equity Compensation. Effective January 31, 2008, our Board of Directors adopted, and our shareholders approved, the 2008 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan is administered by the Compensation Committee, which has authority to grant the following types of awards to our directors, executive officers, employees and consultants: stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards, other stock-based awards or any combination of these types of awards. Equity grants directly align our named executive officers’ interests with the interests of shareholders by rewarding increases in the value of our stock price. Such grants enable us to attract and retain highly qualified individuals for positions of responsibility. See “—Proposal 5 To Reapprove the Material Terms of the Performance Goals Under the Calpine Corporation 2008 Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code” for a summary of the material terms of the Equity Incentive Plan. We have also granted sign-on options outside the Equity Incentive Plan (but subject to the same terms and conditions as those of the Equity Incentive Plan) to Messrs. Fusco, Hill and Miller, as described under “— Summary of Employment Agreements.”
Generally, during its first meeting of the calendar year, the Compensation Committee approves annual equity grants to executive officers. All named executive officers are generally eligible for equity awards each February. The Compensation Committee determines the size of equity awards granted to each named executive officer based on general market pay trends in the industry, an evaluation of the Company’s and each individual named executive officer’s performance and internal equity. Such grants enable us to attract and retain highly qualified individuals for positions of responsibility. Vesting for stock options, restricted stock and performance share units is generally subject to continued employment, with exceptions in some cases for a change in control or termination due to death or retirement.
Determination of Target Value of Long-Term Incentive Compensation. On an annual basis, during its first meeting of the calendar year, the Compensation Committee determines, and makes its recommendations to the Board regarding, the form and amounts of long-term incentive compensation for our executive officers. In February 2014, the Board approved annual awards of restricted stock and performance share unit awards, as applicable, to our named executive officers. The target value of the equity awards granted to Mr. Fusco was based on his employment agreement. The target value of annual equity awards granted to each of the other named executive officers is generally determined based on internal equity considerations, data regarding similar positions at other companies within our industry, differences in responsibilities within our Company for each of the named executive officers and their respective contributions to our overall corporate success. In 2014, the target value of each named executive officer’s equity awards expressed as a percentage of base salary were 200% of base salary for Messrs. Hill, Rauf, Miller and Pruett and 150% of base salary for Mr. Adams. In making equity award grants to our most senior executives, we seek to closely align their interests with the long-term interests of our shareholders and reward the executives for an increase in the value of the Company’s stock price. The equity awards granted in 2014 to Messrs. Fusco, Hill, Miller, Rauf and Pruett consisted 50% of restricted stock and 50% of performance share units and to Mr. Adams consisted 60% of restricted stock and 40% of performance share units. See “ — Grants of Plan-Based Awards.”

On May 13, 2014, our Board of Directors approved an award of 44,483 shares of restricted stock to Mr. Hill in conjunction with his promotion to Chief Executive Officer and in recognition of his past achievements. See “ — Grants of Plan-Based Awards.”
Restricted Stock Grants. Restricted stock awards granted to our named executive officers in February 2014 vest ratably over a three-year service period on each of the first, second and third anniversaries of the grant date with the exception of Messrs. Fusco and Miller whose restricted stock awards vest 33 1/3% on the first anniversary of the grant date with the remaining 66 2/3% vesting on December 31, 2015 in accordance with their respective employment agreements. The restricted stock is subject to forfeiture upon termination with vesting accelerating upon certain events including death or disability.
Performance Share Unit Grants. An important aspect of the Company’s equity compensation strategy features the performance share unit program, which further strengthens the link between executive officer pay and performance. Specifically, the performance share unit program helps to closely align the interests of the Company’s executives with those of our shareholders.
In February 2014, the Compensation Committee approved awards of performance share units. Each performance share unit has the same value as one share of Calpine common stock. Awarded performance share units will vest and be paid in cash based on the Company’s total shareholder return (“TSR”) over the three-year performance period of January 1, 2014 through December 31, 2016 relative to the S&P 500 companies’ TSR over the same period. TSR captures the total returns of a company’s stock to investors over the three-year performance period. The performance share unit program will measure TSR by comparing the average stock price in the last month of the performance period to the average stock price in the month immediately prior to the start of the performance period, adjusting for stock splits and assuming dividends paid during the performance period are reinvested into additional shares. Our Compensation Committee chose TSR as it is a widely used benchmark of corporate performance which links the Company’s performance to shareholder return.
Payouts of the 2014 performance share unit awards will range from 0 to 200% of the target award based on the Company’s TSR ranking within the S&P 500 as shown below:

Percentile Rank within the S&P 500	Percent of Performance Units Earned
90th or higher	200%
80th	175%
70th	150%
60th	125%
50th	100%
40th	75%
30th	50%
Below 30th	0%
Actual amounts of awards granted in February 2014 are disclosed in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table. In February 2015, the Board approved annual awards of restricted stock and performance share units, as applicable, to our named executive officers excluding Mr. Fusco, who now serves as our Executive Chairman, and Mr. Pruett, who retired effective March 13, 2015. In May 2015, Mr. Fusco will receive $150,000 in restricted stock awards for his service as our Executive Chairman which will vest on December 31, 2015 in accordance with his employment agreement. These awards will be included in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table in our 2016 proxy statement, as applicable.
Perquisites and Other Personal Benefits. We offer a very limited amount of perquisites and other personal benefits to our named executive officers. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “— Summary Compensation Table — All Other Compensation.”
Post-Employment Compensation Arrangements
To promote retention and recruiting, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on Company duties while employed by us. These post-employment severance benefits are provided through employment agreements and letter agreements as described more fully below under “— Summary of Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

Severance Benefits. We maintain the Calpine Corporation Change in Control and Severance Benefits Plan (the “Severance Plan”) that provides certain severance benefits to our executive officers and other qualified employees. The purpose of the Severance Plan is to help retain our executive officers and other qualified employees, maintain a stable work environment and provide financial security to our executive officers and certain other employees of the Company in the event of a change in control or in the event of a termination of employment in connection with or without a change in control. The Severance Plan does not provide for the payment of an excise tax gross-up under any circumstances.
For a further discussion of the Severance Plan, see “— Potential Payments Upon Termination or Change in Control” below. For a further discussion of the Employment Agreements, see “— Summary of Employment Agreements” below.
Retirement Benefits. Our executive officers participate in retirement plan programs provided to all Calpine employees and do not receive special retirement plans or benefits. Our primary objectives for providing retirement benefits is to assist employees in preparing financially for retirement, to offer benefits that are competitive and to provide a benefits structure that allows for reasonable certainty of future costs. Calpine does not have a defined benefit plan for employees not represented by a collective bargaining agreement, including our named executive officers.
Our primary retirement benefit is the Calpine Corporation Retirement Savings Plan (the “401(k) Plan”), a defined contribution plan. For our executive officers as well as all other non-bargaining unit employees, we match employee contributions 100% up to 5% of eligible earnings, subject to all applicable regulatory limits, and the match vests immediately. In addition, if an employee leaves our employment due to retirement, the employee can use any money remaining in his or her health reimbursement account to pay for post-employment medical insurance.
Officer Stock Holding and Ownership Policy
Messrs. Fusco, Miller and Hill are required to hold shares of Company stock equal to at least 50% of the after-tax proceeds of each exercise of their sign-on option until their employment with the Company terminates. In addition, Mr. Hill is required to hold shares equal to at least five times his base salary by the fifth anniversary of the effective date of his employment agreement. See “— Summary of Employment Agreements.”
Clawback Provisions
The employment agreements for Messrs. Fusco and Miller, and the letter agreement for Mr. Hill, include a three-year clawback provision related to any after-tax portion of income realized from the exercise of their sign-on options, and the employment agreement for Mr. Hill provides for a three-year clawback related to any after-tax portion of his annual cash incentive compensation, in each case, in the event they commit a willful and intentional act which directly results in a material restatement of the Company’s earnings.

Deductibility Cap on Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), precludes a public corporation from deducting for federal income tax purposes compensation in excess of $1 million in any taxable year for its chief executive officer or any of its three other highest paid executive officers, not including the chief financial officer (for these purposes, the “Named Executives”). Certain performance-based compensation is not subject to that limitation. As part of its role, the Compensation Committee considers the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments. In general, the Compensation Committee believes that it is in our best interest to receive maximum tax deductions for compensation paid to the Named Executives. In general, we intend to pay performance-based compensation, including equity compensation, in a manner that preserves our ability to deduct the amounts paid to executive officers, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible when it deems such award to be in the best interest of the Company. Due to our substantial net operating loss carryforwards from bankruptcy, this has no impact on our post-tax results.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and the Company’s 2014 annual report.
Robert A. Mosbacher, Jr. (Chair)
Frank Cassidy
Michael W. Hofmann
Denise M. O’Leary

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2014, 2013 and 2012 by (i) each person serving as a principal executive officer during the year ended December 31, 2014, (ii) each person serving as a principal financial officer during the year ended December 31, 2014, (iii) each of the three other most highly-compensated individuals who were serving as executive officers as of December 31, 2014 (collectively, “the named executive officers”):

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)
Jack A. Fusco	2014	913,226	5,451,311	—	1,278,610	13,000	7,656,147
Executive Chairman	2013	1,289,880	5,387,206	—	1,376,523	17,783	8,071,392
	2012	1,180,499	4,999,986	—	1,761,472	29,412	7,971,369

John B. (Thad) Hill III	2014	895,903	2,544,976	—	1,152,010	13,000	4,605,889
President and Chief Executive Officer	2013	694,494	1,482,355	—	668,622	77,750	2,923,221
	2012	670,676	1,338,986	—	937,650	12,500	2,959,812

Zamir Rauf	2014	594,647	1,292,311	—	745,268	13,000	2,645,226
Executive Vice President and	2013	588,789	1,239,895	—	559,265	12,750	2,400,699
Chief Financial Officer	2012	558,280	325,169	716,249	778,211	12,500	2,390,409

W. Thaddeus Miller	2014	816,493	1,758,932	—	1,014,362	13,000	3,602,787
Executive Vice President,	2013	807,975	1,687,623	—	761,201	14,427	3,271,226
Chief Legal Officer and	2012	771,676	1,524,390	—	1,067,479	18,137	3,381,682
Secretary

Steven D. Pruett	2014	506,095	1,072,200	—	639,529	13,000	2,230,824
Executive Vice President and
Chief Commercial Officer

John M. Adams	2014	405,223	643,302	—	336,967	13,000	1,398,492
Executive Vice President,
Power Operations
______________

(1)
The amounts set forth next to each award represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The stock awards granted in 2014 were issued in the form of restricted stock and performance share units. For discussion of the assumptions used in these valuations, see Note 12 of the Notes to Consolidated Financial Statements included in the Company’s 2014 annual report. Assuming the maximum performance levels were probable on the grant date for the performance share units, the grant date fair values for each of our named executive officers performance share units awarded in 2014 would be as follows: $5,902,644 for Mr. Fusco, $1,672,914 for Mr. Hill, $1,399,307 for Mr. Rauf, $1,904,560 for Mr. Miller, $944,407 for Mr. Pruett and $566,617 for Mr. Adams.

(2)	Bonus paid pursuant to the CIP and/or the named executive officer’s employment agreement or letter agreement, as applicable.

(3)	For 2014, the amounts set forth under “All Other Compensation” include $13,000 of employer contributions to the Company’s 401(k) plan.

Grants of Plan-Based Awards
The following table sets forth the information concerning the grants of any plan-based compensation to each named executive officer during 2014. The non-equity awards described below were made under the CIP. The equity awards described below were made under the Equity Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold(#)(3)	Target (#)	Maximum(#)
Jack A. Fusco	2/26/2014	—	—	—	—	—	—	130,821	(4)	2,499,989
	2/26/2014	—	—	—	65,411	130,821	261,642	—		2,951,322
	—	561,615	936,025	1,872,050	—	—	—	—		—

John B. (Thad)Hill III	2/26/2014	—	—	—	—	—	—	37,077	(4)	708,541
	2/26/2014	—	—	—	18,539	37,077	74,154	—		836,457
	5/13/2014							44,483	(5)	999,978
	—	525,176	875,294	1,750,588	—	—	—	—		—

Zamir Rauf	2/26/2014	—	—	—	—	—	—	31,013	(4)	592,658
	2/26/2014	—	—	—	15,507	31,013	62,026	—		699,653
	—	317,887	529,811	1,177,358	—	—	—	—		—

W. Thaddeus Miller	2/26/2014	—	—	—	—	—	—	42,211	(4)	806,652
	2/26/2014	—	—	—	21,106	42,211	84,422	—		952,280
	—	432,666	721,111	1,602,468	—	—	—	—		—

Steven D. Pruett	2/26/2014	—	—	—	—	—	—	31,397	(4)	599,997
	2/26/2014	—	—	—	10,466	20,931	41,862	—		472,203
	—	268,754	447,923	995,384	—	—	—	—		—

John M. Adams	2/26/2014	—	—	—	—	—	—	18,838	(4)	359,994
	2/26/2014	—	—	—	6,279	12,558	25,116	—		283,308
	—	143,772	239,620	359,429	—	—	—	—		—
______________

(1)
Amounts represent estimated possible payments under the CIP. Actual amounts paid under the CIP for 2014 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis — Details of Each Element of Compensation — Annual Incentive — Calpine Incentive Plan.”

(2)	Represents performance share units granted on February 26, 2014 with payouts in cash that range from 0 to 200% of the target award based on the Company's TSR ranking within the S&P 500.

(3)
Threshold amount represents performance at 30th percentile of the Company’s TSR ranking within the S&P 500 and actual performance below this level would result in no cash payout of the performance share units.

(4)	Represents restricted stock granted on February 26, 2014, vesting ratably on each of the first three anniversary dates of the grant date.

(5)	Represents restricted stock granted on May 13, 2014, with a three year cliff-vesting service requirement.

Summary of Employment Agreements
Certain of the amounts shown in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table are provided for in employment or letter agreements, as the case may be. The material terms of those agreements are summarized below:
Jack A. Fusco
Executive Chairman
In connection with the appointment of Mr. Fusco as President and Chief Executive Officer, we entered into an employment agreement with him effective August 10, 2008, for a five-year term.
On December 21, 2012, the Board approved an amendment to his employment agreement, effective December 21, 2012 (the “First Fusco Amendment”), which extended the term of his employment agreement through December 31, 2015 (the “Extended Term”). Mr. Fusco has served as the Company’s President and Chief Executive Officer since August 2008 when he joined the Company. Pursuant to the First Fusco Amendment, Mr. Fusco resigned as the Company’s President effective December 21, 2012, but continued to serve as the Company’s Chief Executive Officer and a member of the Board through the 2014 Annual Meeting of Shareholders (the “Initial Term”). Immediately following the Initial Term, and upon his election to the Board, Mr. Fusco resigned as the Company’s Chief Executive Officer and will continue to be employed as the Company’s Executive Chairman through the remainder of the Extended Term.

Under the First Fusco Amendment, Mr. Fusco is entitled to receive an annual base salary during the Initial Term of $1,300,000 and an annual base salary during the remainder of the Extended Term of 50% of his base salary in effect at the end of the Initial Term. The First Fusco Amendment also provides that Mr. Fusco is entitled during the Extended Term to receive the annual cash target performance bonus that was provided for under the employment agreement, and that for the 2015 fiscal year, he is entitled to receive a bonus based on actual achievement of 2015 performance targets, provided that he remains employed through the end of the Extended Term.

On February 28, 2013, the Board approved another amendment to Mr. Fusco’s employment agreement, effective February 28, 2013 (the “Second Fusco Amendment,” together with the First Fusco Amendment, the “Fusco Amendments”). Pursuant to the Fusco Amendments, Mr. Fusco is entitled to receive the following equity-based awards under the Company’s 2008 Amended and Restated Equity Incentive Plan: (i) no later than December 31, 2012, restricted stock equal to $5,000,000 divided by the fair market value of a share of the Company’s common stock as of the grant date, which award will vest ratably on each of the first three anniversaries of the grant date; (ii) no later than each of February 28, 2013 and February 28, 2014, performance share units equal to $2,500,000 divided by the fair market value of a share of the Company’s common stock as of the grant date, which awards will vest following the end of the applicable performance period (December 31, 2015 and December 31, 2016, respectively), and be settled no later than March 15, 2016 and March 15, 2017, respectively, in cash equal to the product of the fair market value on the vesting date of a share of the Company’s common stock multiplied by 0% to 200% of the number of performance share units granted, based on actual performance against predetermined threshold, target and maximum performance goals, as set forth in the applicable award agreements; (iii) no later than each of February 28, 2013 and February 28, 2014, shares of restricted stock equal to $2,500,000 divided by the fair market value of a share of the Company’s common stock as of the grant date, which awards will vest ratably on each of the first three anniversaries of the grant; and (iv) following the Company’s 2015 Annual Meeting of Shareholders but no later than May 31, 2015, an equity award provided for under the directors’ compensation program then in effect, which award will vest upon expiration of the Extended Term. The Fusco Amendments provide that any grant or vesting of the foregoing equity awards is conditioned upon Mr. Fusco’s remaining employed by the Company on such grant or vesting date, respectively, except as described below. In the event of a change in control of the Company, the performance share units and the restricted stock will immediately become fully vested, and the performance share units will be settled in accordance with Mr. Fusco’s award agreement. In the event that Mr. Fusco’s employment is terminated by the Company without cause or by him for good reason, the restricted stock will immediately become fully vested, and the performance share units will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, in each case subject to Mr. Fusco’s compliance with the restrictive covenants in his employment agreement through the original payment dates. If Mr. Fusco’s employment terminates by reason of disability or death, the performance share units and the restricted stock will immediately become fully vested, and the performance share units will be settled following the termination date in cash based on performance at 100% target level. If Mr. Fusco remains employed through the end of the Extended Term, the restricted stock will immediately become fully vested, and the performance share units will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, in each case subject to Mr. Fusco’s compliance with the restrictive covenants in his employment agreement through the original payment dates. In the event that Mr. Fusco’s employment is terminated by the Company for “cause” or by Mr. Fusco without good reason, all of his unvested performance share units and restricted stock will be forfeited.

Pursuant to the First Fusco Amendment, Mr. Fusco will no longer be entitled to a gross up payment in the event that any amounts under his employment agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the IRC or the interest and additional tax imposed by IRC Section 409A(a)(1)(B). If any amounts will become subject to the excise tax imposed by IRC Section 4999, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. Additionally, pursuant to the First Fusco Amendment, Mr. Fusco is no longer entitled to an annual car allowance of $30,000.

Pursuant to his original employment agreement, Mr. Fusco also was granted a sign-on option to purchase 5,394,000 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the Equity Incentive Plan and (ii) 4,144,000 shares were granted outside of the Equity Incentive Plan, but subject to the same terms and conditions as set forth in the Equity Incentive Plan. The option was granted in four tranches of 1,075,000, 1,271,000, 1,435,000 and 1,613,000 shares of common stock, with each tranche having a per share exercise price of $15.99, $19.19, $21.59 and $23.99, respectively. The option has a seven-year term, vesting ratably over a five-year period, 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the event that Mr. Fusco commits a willful and intentional act resulting in a material restatement of our earnings, the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, his employment agreement requires that Mr. Fusco hold shares equal to at least 50% of the after-tax proceeds of each option exercise until his employment with the Company terminates. If Mr. Fusco is terminated for cause, he will forfeit any portion of the option that is outstanding. If Mr. Fusco terminates employment without good reason, any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.
The original employment agreement provides that in the event Mr. Fusco is terminated by us without cause or if he resigns for good reason, in addition to the vesting of the sign-on option and the equity-based awards under the Fusco Amendments as described above, he will also be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs; a lump sum cash severance payment equal to two times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination; continuation of certain health and welfare benefits for a period of 24 months following the date of termination; and outplacement services for a period of up to 24 months following such termination. In the event Mr. Fusco’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Fusco generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of two and the provision of health and welfare benefits and outplacement services will continue for a period of up to 36 months following such termination.
The employment agreement also contains non-solicitation and non-competition restrictive covenants (each of which remains in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.
To the extent applicable, the amended employment agreement is intended to comply with the provisions of Section 409A of the IRC.

John B. (Thad) Hill III
President and Chief Executive Officer
In connection with the appointment of Mr. Hill as Executive Vice President and Chief Commercial Officer (currently our President and Chief Executive Officer), we entered into a letter agreement with him effective September 1, 2008. On November 3, 2010, Mr. Hill was appointed as Executive Vice President and Chief Operating Officer. On December 21, 2012, the Board appointed Mr. Hill as the Company’s President, effective December 21, 2012, and approved an amendment, effective December 21, 2012 (the “Hill Amendment”), to his letter agreement to reflect such appointment.
Pursuant to the original letter agreement, Mr. Hill was granted a sign-on option to purchase 1,314,734 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the Equity Incentive Plan and (ii) 64,734 shares were granted outside of the Equity Incentive Plan, but are generally subject to the same terms and conditions as are set forth in the Equity Incentive Plan. The option was granted in four tranches of 262,083, 309,920, 349,705 and 393,026 shares of common stock, with such tranches having a per share exercise price of $18.00, $21.60, $24.30 and $27.00, respectively. The option has a seven year term with each tranche vesting ratably, subject to continued employment, on the first, second, third, fourth and fifth anniversaries of the grant date. If Mr. Hill commits a willful and intentional act resulting in a material restatement of our earnings, the proceeds of the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the letter agreement requires that Mr. Hill hold shares equal to at least 50% of the after tax proceeds of each option exercise until his employment terminates. If Mr. Hill is terminated for cause, he will forfeit any portion of the option that is outstanding. If Mr. Hill terminates employment without good reason, any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.
On November 6, 2013, we entered into an employment agreement with Mr. Hill in connection with his promotion to President and Chief Executive Officer, which replaces and supersedes the letter agreement and the Hill Amendment. The employment agreement, which is for a three-year term, became effective on May 14, 2014. Under the employment agreement, Mr. Hill is entitled to an annual base salary of $1,000,000, subject to annual review and increase (but not decrease) from time to time by the Compensation Committee and an annual cash target performance bonus equal to 100% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary (subject to a specified formula for determining Mr. Hill’s bonus for the 2014 fiscal year). Mr. Hill will be required to repay any after-tax portion of this annual cash bonus received for any year in which he commits a willful and intentional act that directly results in a material restatement of our earnings. The employment agreement also provides that for each fiscal year occurring after December 31, 2014, Mr. Hill is eligible to receive long-term incentive awards in such forms and pursuant to such terms as the Compensation Committee may provide. The annual value of Mr. Hill’s target long-term incentive award will initially be 300% of his annual base salary, with such target value subject to adjustment by the Compensation Committee from time to time.
The employment agreement further provides that Mr. Hill will be treated as a Tier 1 participant in the Calpine Corporation Change in Control and Severance Benefits Plan which is described in more detail below under “Potential Payments Upon Termination or Change in Control — Change in Control and Severance Benefits Plan.” Pursuant to the employment agreement, however, Mr. Hill will not be required to execute a release of claims as a condition of receiving any benefits under the Severance Plan due to his termination in connection with a change in control. In the event of Mr. Hill’s termination due to death or disability, in addition to those due and unpaid amounts due under the employment agreement, Mr. Hill is entitled to receive any annual cash bonus for the year of termination to which he might have otherwise been entitled, as well as continued healthcare coverage for the 18-month period following such termination.
Pursuant to the employment agreement, Mr. Hill is required to own shares of our common stock with a value equal to at least five times his then-current annual base salary prior to the fifth anniversary of the effective date of the employment agreement. The employment agreement contains an affirmation that the restrictive covenants of the letter agreement are incorporated in the employment agreement by reference, and a provision providing for the clawback (which may include the forfeiture, repurchase and/or recoupment) of any amounts payable under the employment agreement to the extent necessary to comply with applicable law or company policy.
To the extent applicable, the employment agreement is intended to comply with the provisions of Section 409A of the IRC.
Zamir Rauf
Executive Vice President and Chief Financial Officer
In connection with the appointment of Mr. Rauf as Executive Vice President and Chief Financial Officer, we entered into a letter agreement with Mr. Rauf effective December 11, 2008. Under the agreement, Mr. Rauf is entitled to a bi-weekly base salary of $18,269 (annualized at $475,000). In addition, Mr. Rauf is eligible to participate in the CIP, which provides for an annual cash target performance bonus equal to 90% of pro-rated annual base salary, with a maximum annual performance bonus opportunity of 200% of annual base salary. In December 2008, Mr. Rauf received, in accordance with his letter agreement, options to purchase 100,000 shares of common stock under the Equity Incentive Plan. These options have a ten-year term and vest ratably over a three-year period on the first, second and third anniversaries of the grant date. Mr. Rauf is a Tier 3 participant under our Severance Plan which is described in more detail below under “Potential Payments Upon Termination or Change in Control — Change in Control.”
W. Thaddeus Miller
Executive Vice President, Chief Legal Officer and Secretary
In connection with the appointment of Mr. Miller as Executive Vice President and Chief Legal Officer, we entered into an employment agreement with him effective August 11, 2008, for a five-year term.
On December 21, 2012, the Board approved an amendment, effective December 21, 2012 (the “First Miller Amendment”) to the employment agreement. The First Miller Amendment extended the term of the employment agreement through December 31, 2015 (the “Extended Term”). Under the First Miller Amendment, Mr. Miller is entitled to receive an annual base salary during the Extended Term of $762,200. The First Miller Amendment also provides that Mr. Miller is entitled during the Extended Term to receive the annual cash target performance bonus that was provided for under the employment agreement, and that for the 2015 fiscal year, he is entitled to receive a bonus based on actual achievement of 2015 performance targets, provided that he remains employed through the end of the Extended Term.

On February 28, 2013, the Board approved another amendment to Mr. Miller’s employment agreement, effective February 28, 2013 (the “Second Miller Amendment,” together with the First Miller Amendment, the “Miller Amendments”). Pursuant to the Miller Amendments, Mr. Miller is entitled to receive the following equity-based awards under the Company’s 2008 Amended and Restated Equity Incentive Plan: (i) no later than December 31, 2012, restricted stock equal to 200% of Mr. Miller’s annual base salary on the grant date divided by the fair market value of a share of the Company’s common stock as of the grant date, which award will vest ratably on each of the first three anniversaries of the grant date; (ii) no later than February 28 of each of 2013, 2014 and 2015, performance share units in a number to be determined by the Compensation Committee of the Board, which awards will vest following the end of the applicable performance period (December 31, 2015, December 31, 2016, and December 31, 2017, respectively), and be settled no later than March 15, 2016, March 15, 2017, and March 15, 2018, respectively, in cash equal to the product of the fair market value of shares of the Company’s common stock on the vesting date multiplied by 0% to 200% of the number of performance share units granted, based on actual performance against predetermined threshold, target and maximum performance goals, as set forth in the applicable award agreements; and (iii) no later than February 28 of each of 2013, 2014 and 2015, shares of restricted stock in a number to be determined by the Compensation Committee of the Board, which awards will vest ratably on each of the first three anniversaries of the grant date. The Miller Amendments provide that any grant or vesting of the foregoing equity awards is conditioned upon Mr. Miller’s remaining employed by the Company on such grant or vesting date, respectively, except as described below. In the event of a change in control of the Company, the performance share units and the restricted stock will immediately become fully vested. In the event that Mr. Miller’s employment is terminated by the Company without cause or by him for good reason, the restricted stock will immediately become fully vested, and the performance share units will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, subject to Mr. Miller’s compliance with the restrictive covenants in his employment agreement through the original payment dates. If Mr. Miller’s employment terminates by reason of disability or death, the performance share units and the restricted stock will immediately become fully vested, and the performance share units will be settled following the termination date in cash based on performance at 100% target level. If Mr. Miller remains employed through the end of the Extended Term, the restricted stock will immediately become fully vested, and the performance share units will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, in each case subject to Mr. Miller’s compliance with the restrictive covenants in his employment agreement through the original payment dates. In the event that Mr. Miller’s employment is terminated by the Company for cause or by Mr. Miller without good reason, all of his performance share units and restricted stock will be forfeited.

Pursuant to the First Miller Amendment, Mr. Miller will no longer be entitled to a gross up payment in the event that any amounts under the employment agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Code Section 4999, or the interest and additional tax imposed by Code Section 409A(a)(1)(B). If any amounts will become subject to the excise tax imposed by Code Section 4999, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction.

Pursuant to the original employment agreement, Mr. Miller also was granted a sign-on option to purchase 1,678,000 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the Equity Incentive Plan and (ii) 428,000 shares were granted outside of the Equity Incentive Plan, but subject to the same terms and conditions as set forth in the Equity Incentive Plan. The option was granted in four tranches of 345,000, 394,000, 443,000 and 496,000 shares of common stock, with each tranche having a per share exercise price of $16.60, $19.19, $21.59 and $23.99, respectively. The option has a seven-year term vesting ratably over a five-year period, 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the event that Mr. Miller commits a willful and intentional act resulting in a material restatement of our earnings, the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the employment agreement requires that Mr. Miller hold shares equal to at least 50% of the after-tax proceeds of each option exercise until his employment with the Company terminates. If Mr. Miller is terminated for cause, he will forfeit any portion of the option that is outstanding. If Mr. Miller terminates employment without good reason, any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.
The original employment agreement provides that in the event Mr. Miller is terminated by us without cause or if he resigns for good reason, in addition to the vesting of the sign-on option and the equity-based awards under the Miller Amendments as described above, he will also be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs; a lump sum cash severance payment equal to 1.5 times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination; continuation of certain health and welfare benefits for a period of 18 months following the date of termination; and outplacement services for a period of up to

18 months following such termination. In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control of the Company or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of 1.5 and the provision of health and welfare benefits will continue for a period of up to three years following such termination.
The employment agreement also contains non-solicitation and non-competition restrictive covenants (each of which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.
To the extent applicable, the amended employment agreement is intended to comply with the provisions of Section 409A of the IRC.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2014, for each named executive officer:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stocks That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)

	Exercisable	Unexercisable				(#)		($)	(#)		($)
Jack A. Fusco	1,271,000	—	19.19	8/10/2015	(2)
	1,435,000	—	21.59	8/10/2015	(2)
	1,613,000	—	23.99	8/10/2015	(2)
	300,000	—	9.49	5/7/2019	(3)
	420,000	—	12.64	8/10/2015	(4)
						92,132	(5)	2,038,881
						90,580	(6)	2,004,535
						130,821	(7)	2,895,069
									67,935	(8)	1,503,402
									130,821	(9)	2,895,069

John B. (Thad) Hill III	309,920	—	21.60	9/1/2015	(10)
	349,705	—	24.30	9/1/2015	(10)
	393,026	—	27.00	9/1/2015	(10)
	100,000	—	9.49	5/7/2019	(3)
	210,000	—	12.64	9/1/2015	(4)
	300,000	—	12.13	11/3/2020	(11)
						24,673	(5)	546,013
						24,924	(6)	551,568
						37,077	(7)	820,514
						44,483	(12)	984,409
									18,693	(8)	413,676
									37,077	(9)	820,514

Zamir Rauf	23,200	—	16.90	1/31/2018	(13)
	21,700	—	18.38	3/5/2018	(14)
	100,000	—	8.01	12/17/2018	(15)
	69,963	—	11.24	2/24/2020	(16)
	149,431	—	14.30	2/14/2021	(17)
	—	138,272	15.31	2/28/2022	(18)
						21,239	(18)	470,019
						20,848	(6)	461,366
						31,013	(7)	686,318
									15,636	(8)	346,025
									31,013	(9)	686,318

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stocks That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)

	Exercisable	Unexercisable				(#)		($)	(#)		($)

W. Thaddeus Miller	394,000	—	19.19	8/11/2015	(19)
	443,000	—	21.59	8/11/2015	(19)
	496,000	—	23.99	8/11/2015	(19)
	100,000	—	9.49	5/7/2019	(3)
	130,667	—	12.64	8/11/2015	(4)
						28,089	(5)	621,610
						28,376	(6)	627,961
						42,211	(7)	934,129
									21,282	(8)	470,971
									42,211	(9)	934,129

Steven D. Pruett	42,704	—	13.19	8/23/2021	(20)
	—	49,383	15.31	2/28/2022	(18)
						7,585	(18)	167,856
						16,304	(6)	360,808
						31,397	(7)	694,816
									8,152	(8)	180,404
									20,931	(9)	463,203

John M. Adams	42,270	—	11.74	4/19/2020	(21)
	49,922	—	14.30	2/14/2021	(17)
	—	41,770	15.31	2/28/2022	(18)
						6,416	(18)	141,986
						10,818	(6)	239,402
						18,838	(7)	416,885
									5,409	(8)	119,701
									12,558	(9)	277,909
_______________

(1)
The amount listed in this column represents the product of the closing market price of the Company’s stock as of December 31, 2014 ($22.13) multiplied by the number of shares of stock subject to the award.

(2)	Granted on August 10, 2008 and vested 20% annually from the date of grant.

(3)	Granted on May 7, 2009 and vested 100% on the third anniversary of the date of grant.

(4)
Granted on August 11, 2010, the options vested 100% on August 10, 2013 for Mr. Fusco and on August 11, 2013 for each of Messrs. Hill and Miller. These options are designed to complement the 2008 sign-on options, which were intended to provide a competitive compensation opportunity for five years of employment assuming historical rates of industry market capitalization. These options reduce in number if the market price of the common stock on the date of exercise exceeds certain thresholds. If on the date of exercise of the option, the New York Stock Exchange closing price of a share of Company common stock exceeds the exercise price plus 25% ($15.80), then the number of shares underlying the option that may be exercised on that date of exercise shall be reduced on a straight-line basis, beginning when such closing price on the date of exercise exceeds $15.80 and ending when such closing price equals or exceeds $27.50 per share at which closing price the number of shares underlying the option shall be reduced to zero shares; thus, filling an incentive void that was created when industry stock prices (including Calpine’s stock) suffered significant declines while, at the same time, not providing an engorgement of reward from what was originally intended if Calpine’s stock prices return to higher, historical rates of industry market capitalization in the future.

(5)	Granted on December 21, 2012 and vests ratably on each of the first three anniversaries of the date of grant.

(6)	Granted on February 28, 2013 and vests ratably on each of the first three anniversaries of the date of grant.

(7)	Granted on February 26, 2014 and vests ratably on each of the first three anniversaries of the date of grant.

(8)
Number of shares shown in the table is based on actual TSR performance relative to the S&P 500 companies assuming truncated performance measurement period of January 1, 2013 through December 31, 2014 and represents the threshold award level. The actual number of shares earned (if any) will be based on TSR performance at the end of the applicable performance period. Performance share units vest on December 31, 2015 and are payable in cash, in a range of 0% to 200%.

(9)
Number of shares shown in the table is based on actual TSR performance relative to the S&P 500 companies assuming truncated performance measurement period of January 1, 2014 through December 31, 2014 and represents the target award level. The actual number of shares earned (if any) will be based on TSR performance at the end of the applicable performance period. Performance share units vest on December 31, 2016 and are payable in cash, in a range of 0% to 200%.

(10)	Granted on September 1, 2008 and vested 20% annually from the date of grant.

(11)	Granted on November 3, 2010 and vested 100% on the third anniversary of the date of grant.

(12)	Granted on May 13, 2014 and vests 100% on the third anniversary of the date of grant

(13)	Granted on January 31, 2008 and vested 50% every 18 months from the date of grant.

(14)	Granted on March 5, 2008 and vested ratably on each of the first three anniversaries of January 31, 2008.

(15)	Granted on December 17, 2008 and vested ratably on each of the first three anniversaries of the date of grant.

(16)	Granted on February 24, 2010 and vested 100% on the third anniversary of the date of grant.

(17)	Granted on February 14, 2011 and vested 100% on the third anniversary of the date of grant.

(18)	Granted on February 29, 2012 and vests 100% on the third anniversary of the date of grant.

(19)	Granted on August 11, 2008 and vested 20% annually from the date of grant.

(20)	Granted on August 23, 2011 and vested 100% on the third anniversary of the date of grant.

(21)	Granted on April 19, 2010 and vested 100% on the third anniversary of the date of grant.

(22)	Granted on January 7, 2009 and vested ratably on each of the first three anniversaries of the date of grant.
Option Exercises and Stock Vested
The following table provides information concerning option exercises and vesting of stock awards during 2014 for each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jack A. Fusco	1,099,615	8,788,905	137,421	2,875,840
John B. (Thad) Hill III	274,391	1,653,316	37,135	776,506
Zamir Rauf	—	—	10,423	198,558
W. Thaddeus Miller	352,658	2,608,743	42,276	884,007
Steven D. Pruett	—	—	12,700	257,626
John M. Adams	—	—	10,038	197,751
Potential Payments Upon Termination or Change in Control
Effective January 31, 2008, we adopted our Severance Plan (the “Severance Plan”), which provides eligible employees, including executive officers, whose employment is involuntarily terminated by us without cause, by the employee with good reason, or in connection with a change in control, with certain severance benefits, including a lump sum payment based upon (i) the employee’s position and (ii) base salary and target bonus. In 2012, the Board approved an amendment to the Severance Plan, pursuant to which Tier 1, Tier 2 and Tier 3 participants will no longer be entitled to a gross-up payment in the event that any benefit or payment by the Company (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise, including any acceleration of vesting or payment) is determined to be subject to the excise tax imposed by Code Section 4999. Effective November 4, 2013, the Board approved an amendment to and restatement of the Severance Plan that, among other things, provides for accelerated vesting of equity in the event of a change in control or a participant’s death or disability, entitles Tier 1 participants to a pro-rated annual cash bonus for a termination by the participant for good reason or by us without cause, and revises the requirements for participants to receive benefits for a termination in connection with a change in control. In addition, each of Messrs. Fusco, Miller and Hill have agreements with us that provide for certain severance benefits as described below. The amount of compensation payable to each named executive officer in the event of a termination of employment, or a change in control, on December 31, 2014, is described below under “— Quantification of Potential Payments Upon Termination or Change in Control.”
Change in Control and Severance Benefits Plan
Under the Severance Plan, amended and restated as of November 4, 2013, employees who are Senior Vice Presidents or above are eligible for certain post-employment benefits, which vary depending upon (i) the tier assigned to the employee and (ii) whether a change in control or termination of employment occurs. As of December 31, 2014, Mr. Hill participated as Tier 1 participant and Messrs. Rauf, Pruett and Adams participated as Tier 3 participants, in the Severance Plan. Any severance benefits for which Messrs. Fusco and Miller may be eligible would be provided under their respective amended employment agreements and not under the Severance Plan.
Severance and Benefits in Connection with a Change in Control. With respect to each participant in the Severance Plan, upon the occurrence of a change in control, notwithstanding the provisions of any other benefit plan or agreement:

•	each outstanding option held by a participant shall become automatically vested and exercisable;

•
options outstanding as of January 31, 2008, shall remain exercisable by such participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the option would have otherwise expired, but in no event beyond the original term of such option;

•
options granted after January 31, 2008, shall remain exercisable by such participant for a period of (i) three years in the case of a Tier 1 participant, (ii) two years in the case of a Tier 2 participant or (iii) one year in the case of a Tier 3 participant, beyond the date at which the option would have otherwise expired, but in no event beyond the original term of such option; and

•
the vesting restrictions on all other awards relating to common stock (including but not limited to restricted stock, restricted stock units and stock appreciation rights) held by a participant shall immediately lapse and in the case of restricted stock units and stock appreciation rights shall become immediately payable.

•
each performance share unit held by a participant will immediately be deemed fully earned, each stock appreciation right held by a participant will immediately vest, the restrictions on all other awards relating to common stock held by a participant will immediately lapse, and all such awards will be immediately payable.

In the event that a participant’s employment is terminated within 24 months following a change in control or within six months following a potential change in control (provided that a change in control occurs within nine months following such potential change in control) and upon the occurrence of a participant’s termination of employment by us without cause, or by such participant for good reason, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•
a lump sum payment within 60 days following termination in an amount equal to 2.99 times (in the case of a Tier 1, Tier 2 or Tier 3 participant) or 1.99 times (in the case of a Tier 4 participant) the sum of (a) the participant’s highest annual salary in the three years preceding the termination and (b) the participant’s target bonus for the year of termination or for the year in which the change in control occurred, whichever is larger; plus

•	in the case of Tier 1 participants only, a pro-rated annual bonus for the year or termination, to be paid at such time as we pay annual bonuses generally; plus

•
a lump sum payment for all “accrued obligations,” defined as all unused vacation time and all accrued but unpaid compensation earned by such participant as of the termination date, to be paid as soon as practicable following the termination date; and

•
continued coverage for the participant and his or her dependents under all health care, medical, dental and life insurance plans and programs (excluding disability) maintained by us under which the participant was covered immediately prior to his or her termination date, to be provided (concurrently with any health care benefit required under COBRA), in the case of a Tier 1, Tier 2 or Tier 3 participant, for a period of 36 months following termination, and, in the case of a Tier 4 participant, for a period of 24 months following termination, at the same cost sharing between us and such participant as applies to a similarly situated active employee.
Severance and Benefits Not in Connection with a Change in Control. In the event that a participant’s employment is terminated by the participant for good reason or by us without cause, and not in connection with a change in control, as described above, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•
In the case of a Tier 1 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 2.0 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date; plus (iii) a pro-rated annual bonus for the year or termination, to be paid at such time as we pay annual bonuses generally;

•
In the case of a Tier 2 or Tier 3 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 1.5 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date; and

•
In the case of a Tier 4 participant, (i) a lump sum payment within 60 days following termination in an amount equal to the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date.

In addition to the above, for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4), following the termination date, the participant and his or her dependents shall receive continued health care benefits at the same cost sharing between us and such participant as a similarly situated active employee, to be provided concurrently with any health care benefit required under COBRA.
Provisions Applicable Whether or Not Termination is in Connection with a Change in Control. In addition, participants entitled to benefits in connection with a severance or change in control are also entitled to receive outplacement benefits at our expense beginning on such participant’s termination date for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4).
As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-solicitation, non-disclosure, non-disparagement and release agreements with us.
Additional Considerations. Tier 1, Tier 2 and Tier 3 participants are not entitled to a gross-up payment in the event that any benefit or payment by the Company (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise, including any acceleration of vesting or payment) is determined to be subject to the excise tax imposed by Code Section 4999. If any amounts will become subject to the excise tax imposed by Code Section 4999, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. A Tier 4 participant is not entitled to receive a gross-up payment under the Severance Plan, and any severance payments to a Tier 4 participant shall be reduced to the extent necessary so that no portion of the severance payments is subject to the excise tax, but only if the net after-tax payments as so reduced are at least equal to the unreduced payments that the Tier 4 participant would have received after payment of all taxes, including the excise tax.
In the event of a participant’s death or disability, all stock options will vest and remain exercisable for the period set forth in the applicable plan or agreement, each performance share unit held by a participant will immediately be deemed fully earned, each stock appreciation right held by a participant will immediately vest, the restrictions on all other awards relating to common stock held by a participant will immediately lapse, and all such awards will be immediately payable.
If any participant is a “specified employee” under Section 409A of the IRC, any benefits to be paid or received under the Severance Plan are to be delayed in accordance with the IRC.

Termination Provisions of Employment Agreements
Jack A. Fusco
Pursuant to our agreement with Mr. Fusco, described further above under “— Summary of Employment Agreements,” if Mr. Fusco is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, as follows:

•	a prorated bonus for the year in which such termination occurs;

•	a lump sum cash severance payment equal to two times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination;

•	continuation of certain health and welfare benefits for a period of two years following the date of termination; and

•	outplacement services for a period of up to 24 months following such termination.
In the event Mr. Fusco’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Fusco generally will be entitled to the same payments and benefits as set forth above, except that the applicable severance multiplier will be three instead of two and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.
In addition, with respect to the sign-on option granted to Mr. Fusco

•	if Mr. Fusco’s employment is terminated for cause, he will forfeit any portion of the option that is outstanding;

•	and if Mr. Fusco terminates employment without good reason, any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.
In addition, with respect to the equity-based awards granted to Mr. Fusco pursuant to the Fusco Amendments:

•
in the event of a change in control of the Company, the performance share units and restricted stock will immediately become fully vested, and the performance share units will be settled in accordance with the applicable award agreement;

•
if Mr. Fusco’s employment is terminated by us without cause or by him for good reason, (i) the restricted stock will immediately become fully vested, and (ii) the performance share units will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, subject to Mr. Fusco’s compliance with the restrictive covenants in Mr. Fusco’s employment agreement through the original payment dates;

•
if Mr. Fusco’s employment terminates by reason of disability or death, the performance share units and the restricted stock will immediately become fully vested, and the performance share units will be settled following the termination date in cash based on performance at 100% target level; and

•	if Mr. Fusco’s employment is terminated by us for cause or by Mr. Fusco without good reason, all of his unvested performance share units and restricted stock will be forfeited.
John B. (Thad) Hill III
Pursuant to the employment agreement, dated November 6, 2013, between us and Mr. Hill, described further above under “— Summary of Employment Agreements,” Mr. Hill is designated as a Tier 1 participant in the Severance Plan. In addition to the payments and benefits under the Severance Plan, as described above, with respect to the sign-on option granted to Mr. Hill

•	if Mr. Hill is terminated for cause, he will forfeit any portion of the option that is outstanding;

•	and if Mr. Hill terminates employment without good reason, any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.
W. Thaddeus Miller
Pursuant to our agreement with Mr. Miller, described further above under “— Summary of Employment Agreements,” if Mr. Miller is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, as follows:

•	a prorated bonus for the year in which such termination occurs;

•	a lump sum cash severance payment equal to 1.5 times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination;

•	continuation of certain health and welfare benefits for a period of 18 months following the date of termination; and

•	outplacement services for a period of up to 18 months following such termination.
In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth above, except that the applicable severance multiplier will be three instead of 1.5 and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.
In addition, with respect to the sign-on option granted to Mr. Miller

•	if Mr. Miller is terminated for cause, he will forfeit any portion of the option that is outstanding;

•	and if Mr. Miller terminates employment without good reason, any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.
In addition, with respect to the equity-based awards granted to Mr. Miller pursuant to the Miller Amendments:

•
in the event of a change in control of the Company, the performance share units and the restricted stock will immediately become fully vested, and the performance share units will be settled in accordance with the applicable award agreement;

•
if Mr. Miller’s employment is terminated by us without cause or by him for good reason, (i) the restricted stock will immediately become fully vested, and (ii) the performance share units will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, subject to Mr. Miller’s compliance with the restrictive covenants in his employment agreement through the original payment dates;

•
if Mr. Miller’s employment terminates by reason of disability or death, the performance share units and restricted stock will immediately become fully vested, and the performance share units will be settled following the termination date in cash based on performance at 100% target level; and

•	if Mr. Miller’s employment is terminated by us for cause or by Mr. Miller without good reason, all of his unvested performance share units and restricted stock will be forfeited.
Effect of Termination Events or Change in Control on Unvested Equity Awards
The majority of the equity awards granted to our named executive officers through December 31, 2014, were granted under the Equity Incentive Plan. Unvested options issued under the Equity Incentive Plan terminate upon termination of employment and optionees generally have three months following termination of employment to exercise their vested options (unless the option terminates earlier pursuant to its terms). Unless otherwise set forth in an award agreement, unvested restricted stock is forfeited upon a termination of employment. Unvested options and restricted stock fully vest upon a change in control. Amounts payable to each of our executive officers based on a termination event or a change in control are set forth below under “— Quantification of Potential Payments Upon Termination or Change in Control.”
Quantification of Potential Payments Upon Termination or Change in Control
The following table sets forth potential benefits that each named executive officer would be entitled to receive in the event that the executive’s employment with us is terminated for any reason, including a termination for cause, resignation without good reason, a termination without cause, resignation with good reason, termination without cause or resignation with good reason in each case in connection with a change in control, change in control without termination, and death or disability. The amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the named executive officer’s employment had terminated, and/or a change in control occurred on December 31, 2014. “Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario. Although amounts for Mr. Pruett appear in the table below, he retired effective March 13, 2015 and is no longer eligible to receive these payments.
The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

Named Executive Officer	Termination by Company for Cause or Resignation by Executive Without Good Reason	Termination by Company Without Cause	Resignation by Executive with Good Reason	Termination by Company Without Cause, or Resignation by Executive With Good Reason, in Connection with Change in Control	Change in Control Without Termination	Death/Disability
Jack A. Fusco
Cash Compensation(1)	$—	$2,678,000	$2,678,000	$4,017,000	$—	$—
Health and Welfare Benefits(2)	—	51,408	51,408	77,112	—	77,112
Outplacement(2)	—	55,000	55,000	55,000	—	—
Unvested Stock Awards(3)	—	6,938,485	6,938,485	6,938,485	6,938,485	6,938,485
Performance Share Units(4)	—	2,576,611	2,576,611	5,901,850	5,901,850	5,901,850
TOTAL	$—	$12,299,504	$12,299,504	$16,989,447	$12,840,335	$12,917,447
John B. (Thad) Hill III
Cash Compensation(1)	$—	$4,000,000	$4,000,000	$6,000,000	$—	$—
Health and Welfare Benefits(2)	—	51,408	51,408	77,112	—	77,112
Outplacement(2)	—	55,000	55,000	55,000	—	—
Unvested Stock Awards(3)	—	—	—	2,902,504	2,902,504	2,902,504
Performance Share Units(4)		—	—	1,647,866	1,647,866	1,647,866
TOTAL	$—	$4,106,408	$4,106,408	$10,682,482	$4,550,370	$4,627,482
Zamir Rauf
Cash Compensation(1)	$—	$1,689,087	$1,689,087	$3,378,173	$—	$—
Health and Welfare Benefits(2)	—	51,408	51,408	77,112	—	77,112
Outplacement(2)	—	50,000	50,000	50,000	—	—
Unvested Options(5)	—	—	—	943,015	943,015	943,015
Unvested Stock Awards(3)	—	—	—	1,617,703	1,617,703	1,617,703
Performance Share Units(4)	—	—	—	1,378,345	1,378,345	1,378,345
TOTAL	$—	$1,790,495	$1,790,495	$7,444,348	$3,939,063	$4,016,175
W. Thaddeus Miller
Cash Compensation(1)	$—	$2,298,970	$2,298,970	$4,597,939	$—	$—
Health and Welfare Benefits(2)	—	35,832	35,832	53,748	—	53,748
Outplacement(2)	—	50,000	50,000	50,000	—	—
Unvested Stock Awards(3)	—	2,183,700	2,183,700	2,183,700	2,183,700	2,183,700
Performance Share Units(4)		831,375	831,375	1,876,049	1,876,049	1,876,049
TOTAL	$—	$5,399,877	$5,399,877	$8,761,436	$4,059,749	$4,113,497
Steven D. Pruett
Cash Compensation(1)	$—	$1,425,000	$1,425,000	$2,850,000	$—	$—
Health and Welfare Benefits(2)	—	35,832	35,832	53,748	—	53,748
Outplacement(2)	—	50,000	50,000	50,000	—	—
Unvested Options(5)	—	—	—	336,792	336,792	336,792
Unvested Stock Awards(3)	—	—	—	1,223,479	1,223,479	1,223,479
Performance Share Units(4)	—	—	—	824,011	824,011	824,011
TOTAL	$—	$1,510,832	$1,510,832	$5,338,030	$2,384,282	$2,438,030
John M. Adams
Cash Compensation(1)	$—	$960,000	$960,000	$1,920,000	$—	$—
Health and Welfare Benefits(2)	—	35,832	35,832	53,748	—	53,748
Outplacement(2)	—	50,000	50,000	50,000	—	—
Unvested Options(5)	—	—	—	284,871	284,871	284,871
Unvested Stock Awards(3)	—	—	—	798,273	798,273	798,273
Performance Share Units(4)	—	—	—	517,311	517,311	517,311
TOTAL	$—	$1,045,832	$1,045,832	$3,624,203	$1,600,455	$1,654,203
______________

(1)
Amounts represented assume that no executive received payment from any displacement program, supplemental unemployment plan or other separation benefit which would decrease the amount of the above payments, where applicable. The amounts would be paid as a lump sum but have been calculated without any present-value discount and assuming that base pay would continue at 2014 rates.

(2)
Using generally accepted accounting principles for purposes of the Company’s financial statements, continued health and welfare benefits were valued at the amount of $2,142 per month (for family coverage) which applied to Messrs. Fusco, Hill and Rauf and $1,493 per month (for employee and spouse coverage) which applied to Messrs. Miller, Pruett and Adams. Outplacement services were valued at $50,000 for 18 months of coverage and $55,000 for 24 and 36 months of coverage.

(3)
The value of unvested stock awards represents the closing price on the NYSE of our common stock on December 31, 2014 ($22.13), of all shares of restricted stock that would vest upon the triggering event. In the event of a change in control, all unvested stock awards will immediately vest in full, whether or not the executive’s employment terminates.

(4)
The value of unvested performance share units represents the estimated payout value on December 31, 2014. For Messrs. Fusco and Miller, in the event of termination by Company without cause or resignation by executive with good reason other than in connection with a change in control, the performance share units will no longer be subject to continued service conditions and will be settled in shares of common stock based on actual performance during the relevant performance period stipulated in the performance share unit agreement. In the event of a death or disability, the performance share units will be paid at target of 100% following the termination date. In the event of a change in control, all unvested performance share units will immediately vest in full, whether or not the executive’s employment terminates, with the payout value based on the greater of target value or actual performance over the truncated period.

(5)
The value of unvested option awards represents the difference between the closing price on the NYSE of our common stock on December 31, 2014 ($22.13) and the exercise price of all unvested options that would vest upon the triggering event. In the event of a change in control, all unvested options will immediately vest in full, whether or not the executive’s employment terminates.

Compensation and Risk
Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these reviews, we believe that for the substantial majority of our employees the incentive for risk taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these employees do not have the authority to take action on our behalf that could expose us to significant business risks.
In 2014, as part of its assessment, the Compensation Committee reviewed the compensation program for employees that engage in certain hedging and optimization activities. While these employees have increased potential for risk taking because a part of their compensation is linked to the profitability of these activities, the Compensation Committee concluded that the business risk from these activities is not significant because these employees’ activities are subject to controls that limit excessive risk taking, such as volumetric and value-at-risk limits that are monitored and enforced on a daily basis by our Chief Risk Officer.
The Compensation Committee also reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs actually reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including limited claw-back provisions contained in employment agreements limiting the incentive to take excessive risk for short-term gains by imposing caps on CIP bonuses, requiring compliance with our Code of Conduct and giving the Compensation Committee the power to reduce discretionary bonuses.
For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Securities Authorized for Issuance Under Equity Compensation Plans
See “Compensation Discussion and Analysis — Details of Each Element of Compensation — Annual Incentive — Calpine Incentive Plan” for a discussion of the equity incentive plans.
Equity Compensation Plans Table
The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2014.

December 31, 2014	Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
Approved by shareholders	6,506,570	(1)	$16.41	13,264,342	(2)
Not approved by shareholders	4,636,734	(3)	$22.15	—	(4)
Total	11,143,304	(5)	$18.82	13,264,342
_________________

(1)
Represents shares issuable upon exercise of options outstanding under the Equity Incentive Plan to purchase 6,449,586 shares and upon the settlement of outstanding restricted stock units under the Director Plan with respect to 56,984 shares; however, does not include issued restricted shares, which are subject to vesting.

(2)	Represents available shares for future issuance of 186,816 shares under the Director Plan and 13,077,526 shares under the Equity Incentive Plan.

(3)
Represents 4,144,000 shares issuable under the Calpine Corporation Executive Sign-On Non-Qualified Stock Option Agreement with Jack A. Fusco, 428,000 shares issuable under the Calpine Corporation Executive Sign On Non-Qualified Stock Option Agreement with W. Thaddeus Miller and 64,734 shares issuable under the Calpine Corporation Executive Sign On Non-Qualified Stock Option Agreement with John B. (Thad) Hill III.

(4)	There are no shares available for future grant.

(5)	The weighted average remaining term for the expiration of stock options is 2.0 years.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
See “Executive Compensation — Summary of Employment Agreements” for a description of employment agreements between us and certain of the named executive officers.
During 2014, there were no transactions to be disclosed in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our executives and directors, had or will have a direct or indirect material interest.
See “Corporate Governance Matters — Business Relationships and Related Party Transactions Policy” for a discussion of our policies and procedures related to conflicts of interest.
Director Independence. See “Corporate Governance Matters — Director Independence.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of any class of our equity securities including our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company, and to provide the Company with a copy of those reports.
Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company is not aware of any instances of noncompliance with the Section 16(a) filing requirements by any director, executive officer or beneficial owner of more than 10% of any class of the Company’s equity securities during the year ended December 31, 2014.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals intended to be included in our proxy statement and voted on at our 2016 Annual Meeting of Shareholders must be received at our corporate headquarters at 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, on or before December 3, 2015. Applicable SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the 2016 notice of Annual Meeting of Shareholders and the 2016 proxy statement.
Pursuant to our bylaws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2015 Annual Meeting of Shareholders to be brought before the meeting by a shareholder entitled to vote at the meeting, the shareholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received earlier than January 14, 2016 (120 days prior to May 13, 2016, the one year anniversary of the Annual Meeting), nor later than February 13, 2016 (90 days prior to May 13, 2016). The notice must contain the information required by our bylaws. The foregoing bylaw provisions do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of our bylaws is available upon request to: Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.
OTHER BUSINESS
As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
The 2014 annual report to shareholders, including our 2014 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2014 annual report to shareholders are available at our website at www.calpine.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. The 2014 Annual Report on Form 10-K and the exhibits filed with it are available at our website at www.calpine.com. Upon written request by any shareholder to Investor Relations at Investor-Relations@calpine.com, we will furnish, without charge, a copy of the 2014 annual report to shareholders, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to the 2014 Annual Report on Form 10-K are requested.

W. Thaddeus Miller
Corporate Secretary
March 31, 2015

ANNEX A
REGULATION G RECONCILIATIONS

Adjusted EBITDA represents net income attributable to Calpine before net income attributable to the noncontrolling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash and non-recurring items as detailed in the following reconciliation. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP as an indicator of operating performance and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the noncontrolling interest, stock-based compensation expense, operating lease expense, non-cash gains and losses from foreign currency translations, major maintenance expense, gains or losses on the repurchase or extinguishment of debt, non-cash GAAP-related adjustments to levelize revenues from tolling agreements and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Adjusted Free Cash Flow represents net income before interest, taxes, depreciation and amortization, as adjusted to reflect Adjusted EBITDA described above, less operating lease payments, major maintenance expense and maintenance capital expenditures, net cash interest, cash taxes and other adjustments, including non-recurring items. Adjusted Free Cash Flow is presented because we believe it is a useful tool for assessing the financial performance of our company in the current period. Adjusted Free Cash Flow is a performance measure and is not intended to represent net income (loss), the most directly comparable U.S. GAAP measure, or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.

A-1

Consolidated Adjusted EBITDA Reconciliation

In the following table, we have reconciled our Adjusted EBITDA and Adjusted Free Cash Flow to our net income (loss) attributable to Calpine for the years ended December 31, 2014, 2013 and 2012, as reported under U.S. GAAP.

	Year Ended December 31,
	2014(1)	2013(1)	2012(1)

Net income attributable to Calpine	$946	$14	$199
Net income attributable to the noncontrolling interest	15	4	—
Income tax expense	22	2	19
Debt extinguishment costs and other (income) expense, net	367	164	45
Loss on interest rate derivatives	—	—	14
Interest expense, net of interest income	639	690	725
Income from operations	$1,989	$874	$1,002
Add:
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense, excluding deferred financing costs(2)	598	593	564
Major maintenance expense	234	224	200
Operating lease expense	34	35	34
Mark-to-market (gain) loss on commodity derivative activity	(342)	14	82
Impairment losses	123	16	—
(Gain) on sale of assets, net	(753)	—	(222)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments and exclude the noncontrolling interest(3)	5	14	31
Stock-based compensation expense	36	36	25
Loss on dispositions of assets	1	4	12
Acquired contract amortization	14	14	14
Other	10	6	7
Total Adjusted EBITDA	$1,949	$1,830	$1,749
Less:
Operating lease payments	34	34	34
Major maintenance expense and capital expenditures(4)	410	392	375
Cash interest, net(5)	652	700	757
Cash taxes	18	19	11
Other	5	8	8
Adjusted Free Cash Flow(6)	$830	$677	$564

Weighted average shares of common stock outstanding (diluted, in thousands)	409,360	444,773	471,343
Adjusted Free Cash Flow Per Share (diluted)	$2.03	$1.52	$1.20
_________

(1)
Our East segment includes Adjusted EBITDA of $43 million, $88 million and $56 million for the years ended December 31, 2014, 2013 and 2012, respectively, related to the six power plants in our East segment that were sold in July 2014.

(2)	Depreciation and amortization expense in the income from operations calculation on our Consolidated Statements of Operations excludes amortization of other assets.

(3)	Adjustments to reflect Adjusted EBITDA from unconsolidated investments include (gain) loss on mark-to-market activity of nil for each of the years ended December 31, 2014, 2013 and 2012, respectively.

(4)
Includes $242 million, $228 million and $192 million in major maintenance expense for the years ended December 31, 2014, 2013 and 2012, respectively, and $168 million, $164 million and $183 million in maintenance capital expenditure for the years ended December 31, 2014, 2013 and 2012, respectively.

(5)	Includes commitment, letter of credit and other bank fees from both consolidated and unconsolidated investments, net of capitalized interest and interest income.

(6)
Excludes a decrease in working capital of $118 million, an increase in working capital of $130 million and an decrease in working capital of $107 million for the years ended December 31, 2014, 2013 and 2012, respectively. Adjusted Free Cash Flow, as reported, excludes changes in working capital, such that it is calculated on the same basis as our guidance.

A-2

ANNEX B
AMENDED AND RESTATED BYLAWS
OF
CALPINE CORPORATION
(a Delaware corporation)
As amended through ~~May 7, 2009~~[•]

TABLE OF CONTENTS
TO
AMENDED AND RESTATED BYLAWS
OF
CALPINE CORPORATION
(As amended through ~~May 7, 2009~~[•])

AMENDED AND RESTATED
BYLAWS
OF
CALPINE CORPORATION
(As amended through ~~May 7, 2009~~[•])

ARTICLE I
OFFICES
Section 1.1 Location. The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent Statement of Change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.
Section 1.2 Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may fix by resolution or as set forth in the notice of the meeting.
Section 2.2 Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may only be called by the Chairman of the Board of Directors, by order of a majority of the whole Board of Directors or by holders of common stock who hold a majority of the outstanding common stock entitled to vote generally in the election of Directors. Stock ownership for these purposes may be evidenced in any manner prescribed by Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Special meetings of stockholders shall be held at such time and any such place, within or without the State of Delaware, as shall be designated in the notice of meeting; provided, however, that any special meeting called by stockholders pursuant to this Section 2.2 shall comply with the notice, administrative and other requirements of Section 2.9 in addition to the other requirements of this Article II.
Section 2.3 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the Corporation’s principal place of business.

The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or to inspect the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 2.4 Notice of Meetings to Stockholders. Written notice of each annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed, in writing, at least ten but not more than sixty days before the date of such meeting, to each stockholder entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at the address as the same appears on the records of the Corporation. Notice given by electronic transmission shall be effective (A) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (B) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (C) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (D) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been duly given shall be evidence of the facts stated therein.
Section 2.5 Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment caused the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.
Section 2.6 Quorum. At any meeting of stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of Directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote. Notwithstanding the foregoing, when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business for the purposes of taking action on such business.
Section 2.7 Voting. At any meeting of stockholders, each stockholder holding, as of the record date, shares of stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of stock held by such stockholder, as of the record date, as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation generally, sufficient in law to support an irrevocable power. Such proxy must be filed with the Secretary of the Corporation or the Secretary’s representative, or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting.
The Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the person presiding at a meeting of stockholders may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of stockholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate.
Section 2.8 Action by Consent of Stockholders. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of the Company and may not be effected by any consent in writing of such stockholders.
Section 2.9 Nature of Business at Meetings of Stockholders; Notice Procedures. No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.
In addition to any other applicable requirements, for business to be properly brought before any meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Notwithstanding the previous sentence, for purposes of determining whether a stockholder’s notice shall have been timely received for the annual meeting of stockholders in 2009, a stockholder’s notice must have been received not later than February 1, 2009 nor earlier than January 1, 2009. Subject to the information requirements of this Section 2.9, any special meetings called by stockholders pursuant to Section 2.2 shall be preceded by a notice of such stockholders to the Secretary, to be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety days nor more than one hundred twenty days prior to the date specified in such notice for such special meeting. The location of such meeting shall be at the discretion of the Board of Directors.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.
No business shall be conducted at any meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.9; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. The Chairman of the Board shall preside at all meetings of the stockholders. If the Chairman of the Board is not present, the Chief Executive Officer or the President shall preside over such meeting, and, if the Chief Executive Officer or the President is not present at the meeting, a majority of the Board of Directors present at such meeting shall elect one of their members to so preside.
Notwithstanding anything in this Section 2.9 to the contrary, only persons nominated for election as a Director at an annual or special meeting pursuant to Section 3.4 will be considered for election at such meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.

Section 3.2 Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than eleven (11) Directors. Subject to the foregoing sentence, the specific number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.
Section 3.3 Qualification. Directors must be natural persons but need not be stockholders of the Corporation. Directors who willfully neglect or refuse to produce a list of stockholders entitled to vote at any meeting for the election of Directors shall be ineligible for election to any office at such meeting.
Section 3.4 Election.
(a) ~~The Corporation will hold its first annual meeting of stockholders following the effectiveness of these Amended and Restated Bylaws on a date to be determined by the Board of Directors during calendar year 2009. Prior to such time, the Directors of the Corporation shall be those holding office at the time of the effectiveness of these Amended and Restated Bylaws or those appointed by the Board to fill any vacancies in accordance with Section 3.7 hereof.~~ Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, ~~after the first meeting of the Corporation at which Directors are elected,~~ Directors of the Corporation shall be elected in each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose~~, by the vote of the plurality of the votes cast at any meeting for the election of Directors at which a quorum is present~~.
(b) Except as provided in paragraph (c) of this Section 3.4, to be elected a Director at any stockholder meeting, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that Director’s election at a meeting at which a quorum is present. For purposes of this Section 3.4(b), a majority of votes cast means that the number of votes “for” a nominee must exceed 50 percent of the votes cast with respect to the election of that nominee. Votes cast shall exclude abstentions with respect to that Director’s election.
(c~~b~~) The nominees for Director who receive a plurality of the votes cast in a “contested election” at a meeting at which a quorum is present will be elected. An election of Directors will be considered a “contested election” if (i) the Secretary receives proper notice under paragraph (e) of this Section 3.4 that a stockholder (the “Nominating Stockholder”) intends to make a nomination at such meeting, (ii) the number of nominated individuals including the Nominating Stockholder’s nominees would exceed the number of Directors to be elected, and (iii) the notice has not been withdrawn by the 14th day before the date that the Corporation begins mailing its notice of such meeting to stockholders. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of Directors, one or more notices of nomination are withdrawn such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a contested election.
(d) The Board of Directors shall not nominate any incumbent Director for reelection to the Board of Directors by majority voting under paragraph (b) of this Section 3.4, unless such incumbent Director submits an irrevocable resignation that will become effective upon (i) the failure to receive the required number of votes calculated pursuant to paragraph (b) of this Section 3.4 for reelection at the next annual meeting of stockholders at which such Director faces reelection; and (ii) acceptance of such resignation by the Board of Directors in accordance with this paragraph (d).

If a nominee fails to receive the required number of votes for reelection, within 90 days of receiving the certified vote pertaining to any election of Directors by stockholders by majority voting in which an incumbent Director failed to receive a majority of the votes cast, the Board of Directors shall consider the recommendation of the applicable committee of the Board of Directors that advises the Board of Directors on such matters relating to corporate governance and determine whether to accept the resignation of the unsuccessful incumbent; provided that the Director in question shall be excluded from all such Board of Directors and committee deliberations. The Board of Directors shall accept the resignation of any unsuccessful incumbent unless it determines that it is in the best interest of the Corporation for such Director to continue serving as a Director. The committee in making its recommendation and the Board of Directors in making its determination may each consider any factors they determine appropriate and relevant. Unless the Board of Directors makes such a determination, the Board of Directors shall not elect or appoint any unsuccessful incumbent to the Board of Directors for at least one year after such annual meeting. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission or in a press release that is widely disseminated. If such incumbent Director’s resignation is rejected, such Director shall continue to serve until the next annual meeting and until such Director’s successor is duly elected, or his or her earlier resignation or removal. If the Board of Directors accepts the resignation of an unsuccessful incumbent, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill the vacancy pursuant to the provisions of Section 3.7 hereof or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 hereof.

(e) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4(e~~b~~) and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.4(e~~b~~).
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs~~; provided further that for purposes of determining whether a stockholder’s notice shall have been timely received for the annual meeting of stockholders in 2009, a stockholder’s notice must have been received not later than February 1, 2009 nor earlier than January 1, 2009~~; and (b) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.
No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4(e~~b~~). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 3.5 Term. Each Director shall hold office until such Director’s successor is duly elected and qualified, except in the event of the earlier termination of such Director’s term of office by reason of death, resignation, removal or other reason.
Section 3.6 Resignation and Removal. Any Director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Except as specified in Section 3.4(d), ~~T~~the resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.
Section 3.7 Vacancies. Vacancies in the Board of Directors and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.

If one or more Directors shall resign (or are removed) from the Board of Directors effective at a future date, a majority of the Directors then in office, but not including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.7 in the filling of other vacancies.
Each Director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of Directors and until such Director’s successor shall be elected and qualified.
Section 3.8 Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of Directors shall be present to constitute a quorum for the transaction of business. A Director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum shall be present.
Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.
Section 3.9 Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.
Section 3.10 Annual Meeting. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.
Section 3.11 Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.12 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board, and shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chairman of the Board, the Chief Executive Officer or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each Director.
Section 3.13 Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a Director (i) if mailed and addressed to such Director at the address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held, or (ii) if sent to such Director at such address by telegraph, telex, telecopy, e mail, cable, radio or wireless not later than 24 hours before the time when such meeting is to be held, or (iii) if delivered to such Director personally or orally, by telephone or otherwise, not later than 24 hours before the time when such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.
Notice of any meeting of the Board of Directors need not be given to any Director if waived by such Director in writing (or by telegram, cable, radio or wireless and confirmed in writing) whether before or after the holding of such meeting, or if such Director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all Directors then in office shall be present thereat.
Section 3.14 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.
Except as hereinafter provided, vacancies in membership of any committee shall be filled by the vote of a majority of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee (and the alternate appointed pursuant to the immediately preceding sentence, if any), the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the Board of Directors, subject, however, to removal at any time by the vote of a majority of the Board of Directors.
Section 3.15 Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending or repealing the Bylaws. The Corporation hereby expressly elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these Bylaws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
Section 3.16 Compensation of Directors. Each Director shall be entitled to receive for attendance at each meeting of the Board of Directors or any duly constituted committee thereof which such Director attends, such fee as is fixed by the Board and in connection therewith shall be reimbursed by the Corporation for travel expenses. The fees to such Directors may be fixed in unequal amounts among them, taking into account their respective relationships to the Corporation in other capacities. These provisions shall not be construed to preclude any Director from receiving compensation in serving the Corporation in any other capacity.
Section 3.17 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of such committee consent thereto in writing or by electronic transmission, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
ARTICLE IV
OFFICERS
Section 4.1 Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer (who may also be the President), a Chief Financial Officer and a Secretary and may, at the discretion of the Board of Directors, also include a Vice Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Controller. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said principal offices. None of the principal officers need be Directors of the Corporation.
Section 4.2 Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Directors at such annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.
If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.
Each principal officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s earlier death, resignation or removal.
Section 4.3 Subordinate Officers; Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries, and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

Section 4.4 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any Director for a specified period of time for any reason that the Board of Directors may deem sufficient.
Section 4.5 Removal of Officers. Any officer of the Corporation removed, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the Directors then in office. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor, death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.
Section 4.6 Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the Chief Executive Officer or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.
Section 4.7 Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which the Chairman of the Board is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors.
Section 4.8 Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors at which the Chief Executive Officer is present. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The Chief Executive Officer shall have all powers and duties usually incident to the office of the Chief Executive Officer, except as specifically limited by a resolution of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors and may be designated as President as well as Chief Executive Officer.
Section 4.9 President. The President shall, in the absence of the Chairman of the Board or the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors at which the President is present. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors.
Section 4.10 Chief Financial Officer. The Chief Financial Officer shall be responsible for all functions and duties related to the financial affairs of the Corporation, and may also serve as the Treasurer of the Corporation and the Controller of the Corporation. The Chief Financial Officer may, in the discretion of the Board of Directors, be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation. The Chief Financial Officer shall:
(a) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the Corporation.
(b) Receive or be responsible for receipt of all monies due and payable to the Corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the Corporation and be responsible for deposit of all such monies in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.
(c) Disburse or be responsible for the disbursement of the funds of the Corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.
(d) Render to the Chief Executive Officer and the Board of Directors a statement of the financial condition of the Corporation if called upon to do so.
(e) Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these Bylaws or by the Board of Directors.
Section 4.11 Vice President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the Chief Executive Officer, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in such Vice President’s title as the Board of Directors may determine. The Vice Presidents shall generally assist the Chief Executive Officer in such manner as the Chief Executive Officer shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.12 Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which the Secretary is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.13 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.14 Controller. The Controller shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions and may, in the discretion of the Board of Directors, be the chief accounting officer of the Corporation. The Controller shall have all powers and duties usually incident to the office of Controller, except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Financial Officer.
Section 4.15 Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of such officer, agent or employee’s duties in such form and with such surety or sureties as the Board of Directors may determine.
ARTICLE V
CAPITAL STOCK
Section 5.1 Issuance of Certificates of Stock. The shares of capital stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution or resolutions provide that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Every holder of stock represented by a certificate shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.
Section 5.2 Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed and countersigned by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by, or in the name of the Corporation by, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.
Section 5.3 Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof, except that a person who is the beneficial owner of shares (if held in a voting trust or by a nominee on behalf of such person), upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may inspect the books and records of the Corporation.

Section 5.4 Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.
Section 5.5 Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.
Section 5.6 Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.
Section 5.7 Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or such owner’s representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.8 Fixing of Record Dates.
(a) The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Except as provided in Section 5.8(b), if no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.
ARTICLE VI
INDEMNIFICATION
The Corporation shall indemnify any Director or “executive officer” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Corporation, and may indemnify any employee or agent of the Corporation who is not a Director or executive officer, who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, to the fullest extent permitted by law as the same exists or may hereafter be amended; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.
To the extent that an employee or agent of the Corporation who is not a Director or executive officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first paragraph of this Article VI, or in defense of any claim, issue or matter therein, such person may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Expenses incurred by a Director, executive officer, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of a Director or executive officer of the Corporation) and may (in the case of an employee or agent of the Corporation who is not a Director or executive officer of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director, executive officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article VI, and the Corporation may enter into agreements with such persons for the purpose of providing for such advances.
The indemnification permitted by this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director, executive officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, executive officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.1 Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words “Corporate Seal, Delaware” in the center. Alternatively, the Secretary and any Assistant Secretary are authorized to use a seal which has the name “Calpine Subsidiary” in place of the Corporation’s name and such alternative seal shall have the same force and effect as the seal otherwise authorized by these Bylaws. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.
Section 7.2 Fiscal Year. The fiscal year of the Corporation shall be from January 1 to December 31, inclusive, in each year, or such other annual period as the Board of Directors may designate.
Section 7.3 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.
Section 7.4 Execution of Contracts and Other Instruments. Except as these Bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
Section 7.5 Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. Such authorization may be in the form a signed policy or other blanket authority specified by the Board of Directors from time to time. When so authorized by the Board of Directors or such committee, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firms, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the Corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation. Such authorization may be general or confined to specific instances.

Section 7.6 Bank Accounts. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies or other depositaries as may be selected by the Board of Directors or its duly appointed and authorized committee or by any officer or officers or agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these Bylaws, as are deemed advisable.
Section 7.7 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without counter signature, by the Chief Executive Officer or any vice president or the Chief Financial Officer or any assistant financial officer or by any other officer or agent of the Corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand stamped impression in the name of the Corporation.
Section 7.8 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.
Section 7.9 Amendment. These Bylaws may be amended as provided in the Certificate of Incorporation.

ANNEX C

AMENDED AND RESTATED
CALPINE CORPORATION
2008 EQUITY INCENTIVE PLAN

1.PURPOSE OF THE PLAN. The purpose of the Amended and Restated 2008 Equity Incentive Plan (the “Plan”) of Calpine Corporation, a Delaware corporation (the “Corporation”), is to provide incentive for future endeavors and to advance the interests of the Corporation and its stockholders by encouraging ownership of the common stock, par value $.001 per share (the “Common Stock”), of the Corporation by its Directors, Employees and Consultants and to enable the Corporation to compete effectively with other enterprises for the services of such new directors, executives, employees and consultants as may be needed for the continued improvement of the Corporation’s business, through the grant of (a) options to purchase shares of Common Stock, either as Incentive Stock Options or Nonstatutory Stock Options (collectively “Options”), (b) shares of Common Stock that are subject to restrictions set forth in the Plan or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”), (c) Stock Appreciation Rights (as defined below), (d) restricted stock unit awards (a “Restricted Stock Unit Award”, and collectively with a Restricted Stock Award, a “Restricted Award”), (e) Performance Compensation Awards (as defined below) and (f) Other Stock Based-Awards (such Options, Restricted Awards, Stock Appreciation Rights, Performance Compensation Awards and Other Stock Based-Awards, collectively, the “Awards”).
2.PARTICIPANTS.
(a)Awards may be granted under the Plan to directors of the Board of the Corporation (the “Board”) and to such executives, employees and consultants of the Corporation and its Affiliates (as defined below) as shall be determined by the Committee as set forth in Section 6 of the Plan (each, a “Grantee”); provided, however, that no Awards may be granted to any person if such grant would cause the Plan to cease to be an “employee benefit plan” as defined in Rule 405 of Regulation C promulgated under the Securities Act.
(b)Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants and those individuals whom the Committee determines are reasonably expected to become Employees, Directors and Consultants following the Date of Grant.
(c)A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.
(d)A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Corporation’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Corporation (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Corporation determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

3.EFFECTIVE DATE; TERM OF THE PLAN. The Plan was effective (the “Effective Date”) upon the occurrence of the “effective date” of the Corporation’s “Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code Dated August 27, 2007” (the “JPR”). Confirmation of the JPR constituted all necessary approval by the stockholders of the Corporation of the Plan. The amendment and restatement of the Plan set forth herein incorporates all prior amendments through and including the amendments approved by the Board on February 26, 2014 (provided that the amendment to Section 5 of the Plan, which was approved by the Committee on February 27, 2013, and adopted by the Board on February 28, 2013, was effective May 10, 2013, the date on which such amendment was approved by the stockholders of the Corporation in accordance with Section 22(a) hereof at the Annual Meeting of the Stockholders on May 10, 2013).
4.DEFINITIONS.
(a) “Affiliate” means any affiliate of the Corporation selected by the Committee; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary or parent of the Corporation that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or a “parent corporation” within the meaning of Section 424(e) of the Code.
(b)“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Compensation Award, a Stock Appreciation Right, and Other Stock Based-Award.
(c)“Award Agreement” means a written agreement between the Corporation and a Grantee evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d)“Board” means the Board of Directors of the Corporation.
(i)“Cause” shall mean:
(1)the Grantee’s act of fraud, dishonesty, misappropriation, or embezzlement with respect to the Corporation;
(2)the Grantee’s conviction of, or plea of guilty or no contest to, any felony;
(3)the Grantee’s violation of the Corporation’s drug policy or anti-harassment policy;
(4)the Grantee’s admission of liability for, or finding by a court or the SEC (or a similar agency of any applicable state) of liability for, the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any Federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder;
(5)the Grantee’s failure after reasonable prior written notice from the Corporation to comply with any valid and legal directive of the Chief Executive Officer or the Board that is not remedied within thirty (30) days of the Grantee being provided written notice thereof from the Corporation or the Grantee’s gross negligence in performance, or willful non-performance, of any of the Grantee’s duties and responsibilities with respect to the Corporation that is not remedied within thirty (30) days of the Grantee being provided notice thereof; or
(6)other than as provided in clauses (1) through (5) above, the Grantee’s material breach of any material provision of this Plan that is not remedied within thirty (30) days of the Grantee being provided written notice thereof from the Corporation.
Cause shall be determined by the Committee unless it delegates the authority to make such determination to the appropriate officers of the Corporation.
(e)“Change in Control” shall mean:
(i)the acquisition (other than from the Corporation) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation’s then-outstanding voting securities entitled to vote generally in the election of directors; or
(ii)individuals who, as of the Effective Date, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation) shall be, for purposes of this Section 16(b), considered as though such person were a member of the Incumbent Board; or
(iii)consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation or consummation of the sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis).
(f) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(g)“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 6(e).
(h)“Common Stock” means the common stock, $0.001 par value per share, of the Corporation.
(i)“Corporation” means Calpine Corporation, a Delaware corporation.
(j)“Consultant” means any person, including an advisor (a) engaged by the Corporation or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Corporation or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 2(d) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Corporation’s securities.
(k)“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.
(l)“Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award and from which the Grantee begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
(m)“Director” means a member of the Board.
(n)“Disability” means (i) “Disability” as defined in the applicable Award Agreement, or any employment agreement with the Corporation or an Affiliate, to which the Grantee is a party, or (ii) if clause (i) does not apply, (A) permanent and total disability as determined under the Corporation’s, or an Affiliate’s, long-term disability plan applicable to the Grantee, or (B) if there is no such plan applicable to the Grantee, “disability” as determined by the Committee (in each case, to the extent applicable to any Award, as determined consistent with Section 22(e)(3) or 409A(a)(2)(C) of the Code).
(o)“Employee” means any person employed by the Corporation or an Affiliate. Mere service as a Director or payment of a director’s fee by the Corporation or an Affiliate shall not be sufficient to constitute “employment” by the Corporation or an Affiliate.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Corporation’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on any national securities exchange shall be the closing price of a share of Common Stock on any national securities exchange on such date (if the such national securities exchange is not open for trading on such date, then the closing price per share of the Common Stock on such national securities exchange on the next preceding day on which the national securities exchange was open for trading), and thereafter (i) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code.
(r)“Form S-8” has the meaning set forth in Section 2(d).
(s)“Free Standing Rights” has the meaning set forth in Section 15(a).
(t)“Grantee” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(u)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(v) “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with

Section 20(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
(w) “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
(x)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(y)“Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(aa)“Option Agreement” means a written agreement between the Corporation and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.
(bb)    “Optionholder” means a Grantee to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(cc)    “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
(dd)    “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 20 of the Plan.
(ee)    “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Corporation (or Affiliate, division or operational unit of the Corporation) and shall be limited to the following:
(i)net earnings or net income (before or after taxes);
(ii)basic or diluted earnings per share (before or after taxes);
(iii)net revenue or net revenue growth;
(iv)gross revenue;
(v)gross profit or gross profit growth;
(vi)net operating profit (before or after taxes);
(vii)return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);
(viii)cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(ix)earnings before or after taxes, interest, depreciation and/or amortization;
(x)gross or operating margins;
(xi)productivity ratios;

(xii)share price (including, but not limited to, growth measures and total stockholders return);
(xiii)expense targets;
(xiv)margins;
(xv)operating efficiency;
(xvi)objective measures of customer satisfaction;
(xvii)working capital targets;
(xviii)measures of economic value added;
(xix)inventory control; and
(xx)enterprise value.
(xxi)Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Corporation and/or an Affiliate as a whole or any business unit of the Corporation and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Corporation may select Performance Criterion (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
(ff)    “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Grantee, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(gg)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Grantee for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Grantees based on the following events:
i.asset write-downs;
ii.litigation or claim judgments or settlements;
iii.the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

iv.any reorganization and restructuring programs;
v.extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year;
vi.acquisitions or divestitures;
vii.any other specific unusual or nonrecurring events, or objectively determinable category thereof;
viii.foreign exchange gains and losses; and
ix.a change in the Corporation’s fiscal year.
(hh)    “Performance Period” means the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to and the payment of a Performance Compensation Award.
(ii)     “Plan” means this Calpine Corporation 2008 Equity Incentive Plan.
(jj)    “Related Stock Appreciation Rights” has the meaning set forth in Section 15(a).
(kk)    “Restricted Award” means any Award granted pursuant to Section 14(a).
(ll)    “Restricted Period” has the meaning set forth in Section 14(a).
(mm)    “Retirement”, “Retire” and “Retires” means termination of a Grantee’s employment or service with the Corporation and the Affiliates upon or after such Grantee has attained the age of 60 and has completed ten (10) years of service with the Corporation or any of the Affiliates.”
(nn)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(oo)     “SAR Amount” has the meaning set forth in Section 15(l).
(pp)    “SAR exercise price” has the meaning set forth in Section 15(a).
(qq)    “Securities Act” means the Securities Act of 1933, as amended.
(rr)    “Stock Appreciation Right” means the right pursuant to an award granted under Section 15 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.
(ss)    “Stock for Stock Exchange” has the meaning set forth in Section 10(c).
(tt)    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Affiliates.
5.STOCK SUBJECT TO THE PLAN.
(a)    Subject to the provisions of Section 17 and subparagraphs (i), (ii), (iii), (iv) and (v) of this Section 5(a), the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 40,533,000 shares of Common Stock.
(i) For purposes of Awards granted under the Plan (A) on or after the date of the Annual Meeting of the Stockholders in calendar year 2010 and prior to the date of the Annual Meeting of the Stockholders in calendar year 2013, each share subject to an Option or Stock Appreciation Right granted under the Plan shall reduce such aggregate number of shares by one (1) share, and each share subject to a Restricted Award, Other Stock-Based Award or Dividend Equivalent payable in shares of Common Stock granted under the Plan shall reduce such aggregate number of shares by one and three-tenths (1.3) shares, and (B) on or after the date of the Annual Meeting of the Stockholders in calendar year 2013, each share subject to an Option or Stock Appreciation Right granted under the Plan shall reduce such aggregate number of shares by one (1) share, and each share subject to a Restricted Award, Other Stock-Based Award or Dividend Equivalent payable in shares of Common Stock granted under the Plan shall reduce such aggregate number of shares by two and twenty-two one-hundredths (2.22) shares.
(ii) If, on or prior to the termination of the Plan as provided in Section 27, any Option or Stock Appreciation Rights granted under the Plan shall have expired or terminated for any reason without having been exercised in full or any shares subject to a Restricted Award shall have been forfeited, or any other Awards for which shares of Common Stock are deliverable are so forfeited, such unpurchased or forfeited shares covered thereby shall again become available for the grant of Awards under the Plan (on a one-for one basis for purposes of Awards granted under the Plan before the date of the Annual Meeting of Stockholders in calendar year 2010, and based on the share counting rules set forth in subparagraph (i) of this Section 5(a) for purposes of Awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010 (based on the share counting rules in effect on the grant date of the Award)).
(iii) If, on or prior to the termination of the Plan as provided in Section 27, any shares of Common Stock are subject to (x) an Award that is settled in cash in lieu of shares of Common Stock, or (y) an Award that is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award pursuant to which shares of Common Stock may not be issued, then such shares shall, in each such case, become available for the grant of Awards under Plan.
(iv) Any shares of Common Stock that are subject to Awards that may only be settled in cash shall not reduce such aggregate number of shares of Common Stock for which Awards may be granted under the Plan.
(v) Notwithstanding anything to the contrary contained herein: (1) shares of Common Stock tendered in payment of an Option shall not become available for the grant of Awards under Plan; (2) shares of Common Stock withheld by the Corporation to satisfy any tax withholding obligation shall not become available for the grant of Awards under Plan; and (3) any shares of Common Stock that were subject to a stock-settled Stock Appreciation Right that were not issued upon the exercise of such Stock Appreciation Right shall not become available for the grant of Awards under the Plan.
(b)     All shares reserved for issuance under the Plan may be used for Incentive Stock Options.
(c)     No fractional shares of Common Stock may be issued.
(d)     The maximum number of shares of Common Stock for or under which or with respect to which any Award may be granted under the Plan to any individual during any calendar year is 1,250,000 shares of Common Stock.
(e)    The shares to be delivered pursuant to an Award shall be made available, at the discretion of the Committee, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

6.ADMINISTRATION OF THE PLAN.
(a)The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 6(e).
(b)The Board shall have the power and authority to select and grant to Grantees Awards pursuant to the terms of the Plan.
(c)In particular, the Board shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more Officers of the Corporation with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (v) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Grantees to whom Awards shall be granted; (vii) to determine the number of shares of Common Stock to be made subject to each Award; (viii) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (ix) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Corporation’s employment policies; (xii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xiii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. The Board may also modify the purchase price or the exercise price of any outstanding Award, provided, however, that, except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as is provided in Section 17(a), and notwithstanding any other provisions of the Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without, in each such case, first obtaining approval of the stockholders of the Corporation of such amendment or action.
(d)The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its Affiliates. No member of the Board or the Committee shall be liable to the Corporation, any stockholder, any Grantee or any employee of the Corporation or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her.
(e)The Committee. (i) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the

Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(ii)    At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (x) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (y) not persons with respect to whom the Corporation wishes to comply with Section 162(m) of the Code or (B) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
(f)The expenses of administering the Plan shall be borne by the Corporation.
7.OPTION PROVISIONS.
(a)Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, it is the intention of the Corporation that all Options granted hereunder shall be intended to comply with the provisions and requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions.
(b)To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Corporation and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

8.OPTION PRICE.
(a)Subject to the provisions of Section 2(c) regarding Ten Percent Stockholders, the purchase price of the shares of Common Stock covered by each Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of such shares at the time the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(b)The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c)The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 17 hereof (and any such reduction shall be in accordance with Section 409A of the Code), nor shall the Committee cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.
9.TERM OF OPTIONS. The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date such Option was granted. Subject to the provisions of Section 2(d) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.
10.VESTING; EXERCISE OF OPTIONS.
(a)Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Option Agreement. No Option shall be exercisable after the expiration of 10 years from the date on which it was granted and no Option may be exercised, regardless of vesting, unless and until the Corporation has an effective Registration Statement on Form S-8 (or such other applicable form) on file with the Securities and Exchange Commission (the “SEC”) to register the sale of its common stock for issuance of shares upon the exercise of the Option.
(b)Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Option Agreement, any Option granted hereunder shall become immediately vested in full upon the occurrence of a Change in Control of the Corporation.
(c)The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (A) by delivery to the Corporation of other Common Stock, duly endorsed for transfer to the Corporation, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (B) a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (D) in any other form of legal consideration that may be acceptable to the Committee.

Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Corporation of other Common Stock acquired, directly or indirectly from the Corporation, shall be paid only by shares of the Common Stock of the Corporation that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Corporation, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.
11.TRANSFERABILITY OF OPTIONS.
(a)An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(b)A Nonstatutory Stock Option may, in the sole discretion of the Committee, be transferable to a permitted transferee upon written approval by the Committee to the extent provided in the Option Agreement. A permitted transferee includes: a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
12.STOCKHOLDER RIGHTS OF OPTIONHOLDER. No Optionholder shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.
13.TERMINATION OF OPTION.
(a)Except as set forth in an individual agreement with any Optionholder, upon termination of employment or service with the Corporation, all unvested Options held by such Optionholder shall immediately terminate and all vested options shall remain exercisable until the earlier of (i) three months after the date of termination of employment or service or (ii) the expiration of the original term of the Option, except as follows.
(i)Disability. If an Optionholder’s employment or service with the Corporation is terminated by reason of Disability, then all Options whether vested or unvested shall become immediately vested and shall remain exercisable until the earlier of one year after the date of such termination or the expiration of the original term of the Option.

(ii)Retirement. If an Optionholder Retires on or after the one-year anniversary of the date such Options were granted, then all such Options held by such Optionholder, whether vested or unvested, shall become immediately vested and exercisable and shall remain exercisable until the earlier of the one-year anniversary of such Optionholder’s date of Retirement or the expiration of the term of the Option; provided, however, that if the definition of “Retirement” or “Retires” affects adversely or impairs the rights of any Optionholder under the provisions of this Section 13(a)(ii) of the Plan, as in effect immediately prior to Amendment No. 5 to the Plan, applicable to an Option Award granted prior to March 1, 2011, the definition of “Retirement” and “Retires” set forth in this Section 13(a)(ii) of the Plan without regard to Amendment No. 5 shall apply to such Option Award.”
(iii)Death. If an Optionholder’s employment or service with the Corporation is terminated by reason of death, or if the Optionholder dies during the applicable three-month or one-year post-termination exercise period described above in this Section 13(a), then all Options whether vested or unvested shall become immediately vested and shall remain exercisable until the earlier of one year after the date of death or the expiration of the original term of the Option.
(iv)Cause. If a Grantee’s employment or service with the Corporation is terminated for “Cause”, then all Options held by the Optionholder, whether vested or unvested, shall immediately terminate.
(b)Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such employment or service, determine in its sole discretion that the exercise of any Option after termination of such employment or other relationship with the Corporation shall be subject to satisfaction of the conditions precedent that the Optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Corporation or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Corporation and that the Optionholder furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
(c)An Optionholder under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Corporation. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 13, any unterminated and unexpired Option granted to such Optionholder to the same extent that the Optionholder himself or herself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the Optionholder could have purchased thereunder on the date his or her employment by, or other relationship with, the Corporation and its Affiliates was terminated.
14.RESTRICTED AWARDS.
(a)A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine.
(b)Each Grantee granted Restricted Stock shall execute and deliver to the Corporation an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Corporation or in escrow rather than delivered to the Grantee pending the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Corporation (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Grantee generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Grantee or withheld by the Corporation for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Grantee shall have no right to such dividends.
(c)The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Corporation will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Corporation in respect of one share of Common Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Grantee or withheld by the Corporation for the Grantee’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividends Equivalents.
(d)Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Grantee shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Corporation, and all rights of the Grantee to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Corporation.
(e)Restricted Stock Units awarded to any Grantee shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Grantee to such Restricted Stock Units shall terminate without further obligation on the part of the Corporation and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(f)Upon termination of a Grantee’s employment with or service to the Corporation or any of its Affiliates (including by reason of such Affiliate ceasing to be an Affiliate of the Corporation), during the applicable Restricted Period, Restricted Stock and Restricted Stock Unit shall be forfeited; provided that in the event such termination is by reason of Disability or death of the Grantee at any time during the

Restricted Period applicable to any outstanding Restricted Stock and Restricted Stock Units held by the Grantee, the Restricted Period and the restrictions imposed in accordance with the Plan and the applicable Award Agreement on such Restricted Stock and Restricted Stock Units shall immediately lapse (for the avoidance of doubt, in the case of any Restricted Stock or Restricted Stock Units that are subject to any Performance Goals, such Awards shall be deemed earned at 100% of the applicable target), and, in the case of such Restricted Stock Units, such Restricted Stock Units shall be paid or settled within 60 days after the date of such termination based on the Fair Market Value of the Common Stock as of the date of such termination; provided further, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Unit will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Unit.
(g)If a Grantee who holds an outstanding Award of Restricted Stock (which is not a Performance Compensation Award) is, or becomes, eligible to Retire, the Restricted Period applicable to such Award shall expire in its entirety on the later to occur of: (i) the date such Grantee initially becomes eligible to Retire (such date shall be March 1, 2011 with respect to any such Award that is outstanding on such date and held by a Grantee who has become eligible to Retire prior to such date) and (ii) the one-year anniversary of the date such Award was granted.”
(h)Unless otherwise determined by the Committee or set forth in the applicable Award Agreement, upon a Change in Control of the Corporation, all Restricted Stock Awards and Restricted Stock Units Awards shall become immediately vested and all restrictions with respect thereto shall lapse, other than restrictions on transfer imposed under the federal securities laws.
(i)With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.
(j)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in this Section 14 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Corporation shall deliver to the Grantee, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Grantee’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Corporation shall deliver to the Grantee, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 14(c) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
(k)Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Corporation deems appropriate.

15.STOCK APPRECIATION RIGHTS.
(a)A stock appreciation right means the right pursuant to an Award granted under this Section 15 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (ii) the aggregate exercise price of such right or portion thereof (the “SAR exercise price) which shall be at least 100% of the Fair Market Value of such shares at the time the Stock Appreciation Right is granted (a “Stock Appreciation Right”). Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Stock Appreciation Rights”). Related Stock Appreciation Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Stock Appreciation Rights may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall determine the Grantee to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Common Stock to be awarded, the price per share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Stock Appreciation Right may be granted for more shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an exercise price not less than the Fair Market Value of Common Stock on the date of grant. The number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the date of grant of the Stock Appreciation Right, and the right must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. The provisions of Stock Appreciation Rights need not be the same with respect to each Grantee. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 15 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.
(b)The Grantee of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Corporation. Grantees who are granted Stock Appreciation Rights shall have no rights as stockholders of the Corporation with respect to the grant or exercise of such rights.
(c)The expiration date of a Free Standing Right granted under the Plan shall be as determined by the Committee at the time of grant, provided that each Free Standing Right shall expire not more than ten years after the date such Free Standing Right was granted, and provided further that Free Standing Rights shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee at or after grant.
(d)Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 10 above and this Section 15 of the Plan.
(e)Upon the exercise of a Free Standing Right, the Grantee shall be entitled to receive up to, but not more than, that number of shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Common Stock in respect of which the Free Standing Right is being exercised, with the Committee having the right to determine the form of payment.
(f)Upon exercise thereof, the Grantee of a Stock Appreciation Right shall be entitled to receive from the Corporation, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the “SAR exercise price” per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock

Appreciation Right that satisfies the requirements of Section 15(a) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 15(a) shall be paid at the time specified in the Award in accordance with the provisions of Section 15(l). Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. Fractional shares resulting from the exercise of a Stock Appreciation Right pursuant to this Section 15 shall be settled in cash.
(g)The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Stock Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 15(a) are satisfied.
(h)Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.
(i)Unless otherwise determined by the Committee or set forth in an applicable Award Agreement, upon a Change in Control of the Corporation, all Stock Appreciation Rights shall become immediately vested and exercisable.
(j)Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 11 of the Plan.
(k)Except as otherwise set forth in an Award Agreement with a Grantee, upon termination of employment or service, any outstanding Stock Appreciation Rights shall be governed by the same principles relating to Options as set forth in Section 13 hereof.
16.OTHER STOCK-BASED AWARDS.
(a)The Committee is authorized to grant Awards to Grantee in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Other Stock-Based Awards shall include a right or other interest granted to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as determined by the Committee. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and Performance Periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 16 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(b)Unless otherwise determined by the Committee, any Other Stock-Based Award shall become immediately vested upon a Change in Control.
17.ADJUSTMENT OF AND CHANGES IN CAPITALIZATION.
(a)In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to Awards granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Awards theretofore granted and the price per share payable upon exercise of Options theretofore granted and the exercise price per share of Stock Appreciation Rights theretofore granted shall be adjusted so as to reflect such change, all as determined by the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall determine that such change equitably requires an adjustment in any outstanding Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustment in Incentive Stock Options under this Section 17 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 17 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Section 409A of the Code. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Corporation to be denied a tax deduction on account of Section 162(m) of the Code.
(b)Notice of any adjustment shall be given by the Corporation to each Grantee with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(c)Fractional shares resulting from any adjustment of Awards pursuant to this Section 17 may be settled in cash or otherwise as the Committee may determine.
(d)Notwithstanding the above, in the event of any of the following: (i) the Corporation is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Corporation in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Corporation are acquired by another person; (iii) the reorganization or liquidation of the Corporation; or (iv) the Corporation shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Committee may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the event. The terms of this Section 17 may be varied by the Committee in any particular Award Agreement. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the event.
18.SECURITIES ACTS REQUIREMENTS.
(a)No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Corporation, violate the Securities

Act or other Federal or state statutes having similar requirements, as they may be in effect at that time; and each Option shall be subject to the further requirement that, at any time that the Committee shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised or issued, as the case may be, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
(b)As a condition to the issuance of any Award that may be settled in shares of Common Stock under the Plan, the Committee may require the Grantee to furnish a written representation that he or she is acquiring such Award for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares of such Award, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Committee and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Committee and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements.
19.DISQUALIFYING DISPOSITIONS. Any Grantee who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Corporation in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
20.COMPLIANCE WITH SECTION 162(m) OF THE CODE.
(a)The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a “Performance Compensation Award” in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.
(b)The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Grantees will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Grantee eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Grantee to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Grantee becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 20. Moreover, designation of a Grantee eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Grantee eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Grantee eligible to receive an Award hereunder shall not require designation of any other person as a Grantee eligible to receive an Award hereunder in such period or in any other period.

(c)With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Corporation and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 20(c) and record the same in writing.
(d)Payment of Performance Compensation Awards.
(i)Unless otherwise provided in the applicable Award Agreement, a Grantee must be employed by the Corporation on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)A Grantee shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Grantee’s Performance Compensation Award has been earned for the Performance Period.
(iii)Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Grantee’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 20(d)(iv) hereof, if and when it deems appropriate.
(iv)In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the maximum amount payable under Section 20(d)(vi) of the Plan.
(v)Performance Compensation Awards granted for a Performance Period shall be paid to Grantees as soon as administratively practicable following completion of the certifications required by this Section 20.
(vi)Subject to the adjustment provisions of Section 17, notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Grantee under the Plan for a Performance Period is 1,250,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

21.WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Grantee may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Grantee by the Corporation) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Corporation previously owned and unencumbered shares of Common Stock of the Corporation.
22.AMENDMENT OF THE PLAN and awards.
(a)The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. However, except as provided in Section 17 relating to adjustments upon changes in Common Stock and Section 22(c), no amendment shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
(b)The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c)It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(d)Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent in writing. All changes described in this paragraph are at the sole discretion of the Board, may be made at any time, and may have a retroactive effective date.
(e)The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Corporation requests the consent of the Grantee and (b) the Grantee consents in writing.
23.GENERAL PROVISIONS.
(a)No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Grantee any right to continue to serve the Corporation or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Corporation or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Corporation or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Corporation or an Affiliate, and any applicable provisions of the corporate law of the state in which the Corporation or the Affiliate is incorporated, as the case may be.

(b)Section 409A of the Code. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that Grantee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the exercise or distribution of such Award upon a separation from service may not be made before the date which is six months after the date the Grantee separates from service with the Corporation or any of its Affiliates. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof.
(c)Section 16. It is the intent of the Corporation that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Grantees will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 23(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(d)Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Corporation’s Federal income tax deduction for compensation paid pursuant to any such Award.
24.CHANGES IN LAW. The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.
25.LEGAL MATTERS.
(a)Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Grantee, cease and be barred by the expiration of three years from whichever is the later of (i) the date of the act or omission in respect of which such right of action arises, or (ii) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Awards were granted; and any and all rights of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.
(b)This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.
26.ELECTRONIC DELIVERY AND ACCEPTANCE. The Corporation may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, a Grantee consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Corporation or a third party vendor designated by the Corporation.
27.TERMINATION OR SUSPENSION OF THE PLAN. The Plan shall terminate on the earliest of (a) the tenth anniversary of the Effective Date or (b) such earlier time as the Board may determine. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 22(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Corporation determines to submit Section 20 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Corporation’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 20 after the date of such annual meeting, but the Plan may continue in effect for Awards to Grantees not in accordance with Section 162(m) of the Code.

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Reservation Form for the Calpine Corporation 2015 Annual Meeting of Shareholders
Shareholders who expect to attend the Annual Meeting on May 13, 2015, at 8:00 a.m. at our corporate headquarters in Houston, Texas should complete this form and return it to the Office of the Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. Admission cards will be provided at the check-in desk at the meeting (please be prepared to show proof of identification). Shareholders holding stock in brokerage accounts are required to bring a copy of a brokerage statement reflecting Calpine Corporation common stock ownership as of March 16, 2015.

Name
(Please Print)

Address
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Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 13, 2015:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2014 Annual Report
are available at www.proxyvote.com.

CALPINE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
MAY 13, 2015

The shareholder(s) hereby appoint(s) John B. (Thad) Hill III and W. Thaddeus Miller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Calpine Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. (Central Time) on May 13, 2015, at our corporate headquarters, located at 717 Texas Avenue, 10th Floor, Houston, Texas 77002, and any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted, in accordance with the Board’s recommendation, FOR items 1 through 5. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

Please consider voting over the Internet or by telephone. Your vote will be recorded as if you mailed in your proxy card. We believe voting this way is convenient.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments: _____________________________________________________________________
_______________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2015, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CALPINE CORPORATION 717 TEXAS AVENUE SUITE 1000 HOUSTON, TX 77002
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Calpine Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2015, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CALPINE CORPORATION
The Board of Directors recommends a vote “FOR” the listed nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

1.	Election of Directors
Nominees:
	01) Frank Cassidy 02) Jack A. Fusco 03) John B. (Thad) Hill III 04) Michael W. Hofmann	05) David C. Merritt 06) W. Benjamin Moreland 07) Robert A. Mosbacher, Jr. 08) Denise M. O’Leary

					For	Against	Abstain
The Board of Directors recommends a vote “FOR” the following proposals:

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.				☐	☐	☐

3.	To approve, on an advisory basis, named executive officer compensation.				☐	☐	☐

4.	To amend and restate the Company’s bylaws to implement majority voting in uncontested director elections.				☐	☐	☐

5.	To reapprove the material terms of the Performance Goals under the Calpine Corporation 2008 Equity Incentive Plan for purposes of section 162(m) of the Internal Revenue Code.				☐	☐	☐

Note: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

For address change / comments, mark here. ☐
(see reverse for instructions)
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

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	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date